UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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CHEVRON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022 proxy statement

Notice of 2022 annual meeting of stockholders to be held on May 25, 2022

2022 notice of the Chevron Corporation

Annual meeting of stockholders

Wednesday, May 25, 2022

8:00 a.m. PDT

Online by live audio webcast (www.virtualshareholdermeeting.com/CVX2022)

Record date

Monday, March 28, 2022

Agenda

•	Elect 12 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2022;

•	Vote on a Board proposal to approve, on an advisory basis, Named Executive Officer (“NEO”) compensation;

•	Vote on a Board proposal to approve the 2022 Long-Term Incentive Plan of Chevron Corporation;

•	Vote on six stockholder proposals, each if properly presented at the meeting; and

•	Transact any other business that is properly presented at the meeting by or at the direction of the Board.

Admission

Stockholders or their legal proxy holders may attend the 2022 Annual Meeting of Stockholders.

Important notice regarding admission to the 2022 annual meeting

Virtual Annual Meeting

We are pleased to announce that the Company will conduct its 2022 Annual Meeting of Stockholders (“Annual Meeting”) on the above date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the internet. In addition, this meeting format should eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 28, 2022, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2022, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 25, 2022. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2022. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501.

In the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Chair will convene the Annual Meeting at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

Voting

Stockholders owning Chevron common stock at the close of business on Monday, March 28, 2022, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 102 and 103 of this Proxy Statement for information about voting at the Annual Meeting.

Distribution of proxy materials

On Thursday, April 7, 2022, we will commence distributing to our stockholders (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access the Proxy Materials and vote on the internet, or (3) for stockholders who receive materials electronically, an email with instructions to access the Proxy Materials and vote on the internet.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

April 7, 2022

Dear Stockholder,

As we write this, a war rages in Ukraine. Our hearts are with the people, families and communities directly impacted by this tragedy, and we hope that peace is restored as quickly as possible.

The pandemic and recent geopolitical events remind us of the critical role that energy has in supporting and advancing society, including in supporting economic stability, essential supply chains, and national security. As a company, we are ever mindful of the vital role we play in society and the responsibility we have to our stakeholders as we pursue our purpose of delivering the affordable, reliable, ever-cleaner energy that enables human progress.

In 2021, we delivered strong financial performance, with our highest free cash flow ever, including times when prices were much higher. At the same time we made progress toward a lower carbon future. We’re a much better company than we were just a few years ago.

Our strategy is clear: Leverage our strengths to deliver lower carbon energy to a growing world. Chevron’s capabilities, assets and customers are distinct advantages. We’re building on these strengths as we aim to lead in lower carbon intensity oil, products and natural gas and advance new products and solutions that reduce the carbon emissions of major industries. The formation last year of Chevron New Energies highlights our ambition to grow lower carbon businesses in hydrogen; carbon capture, utilization and storage; offsets; and other emerging energies.

Chevron is executing a straightforward plan, grounded in capital and cost discipline. We aim to grow cash flow and return more of it to stockholders. Our financial priorities remain steadfast: sustain and grow the dividend, reinvest to grow future cash flows, maintain a strong balance sheet, and return excess cash to you.

We seek to demonstrate our leadership through increased transparency. We support efforts to enhance the comparability and consistency of climate-related information in public disclosures. We have voluntarily reported our greenhouse gas emissions for nearly two decades. In October, we released our latest Climate Change Resilience Report, detailing insights about the new targets we’ve set and the concrete steps we’re taking to help deliver lower carbon energy.

As the world rapidly evolves, we remain optimistic. It’s an optimism that comes naturally to a company of problem solvers. We believe profound challenges can be overcome with human ingenuity, and we intend to demonstrate this with Chevron’s performance in 2022 and beyond.

Sincerely,

Michael K. Wirth Chairman and CEO	Ronald D. Sugar Lead Director

Chevron Corporation

6001 Bollinger Canyon Road, San Ramon, CA 94583

Cautionary statements relevant to forward-looking information for the purpose of “safe harbor” provisions of the private securities litigation reform act of 1995

The statements in this Proxy Statement, including without limitation those relating to the action areas of Chevron’s energy transition strategy in the “Chevron’s Approach to the Energy Transition” section, are forward-looking statements based on management’s current expectations, estimates and projections and, accordingly, involve risks and uncertainties that could cause actual outcomes and results to differ materially from those expressed or forecasted herein. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions are intended to identify such forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission and in the Quarterly Reports on Form 10-Q that we will subsequently file under the headings “Risk Factors” and “Cautionary Statements Relevant to Forward-Looking Information for the Purpose of ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995.” The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Proxy statement

Chevron Corporation

6001 Bollinger Canyon Road

San Ramon, CA 94583-2324

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2022 Annual Meeting of Stockholders to be held by live audio webcast (www.virtualshareholdermeeting.com/CVX2022) on Wednesday, May 25, 2022, at 8:00 a.m. PDT, and at any postponement or adjournment of the Annual Meeting.

In this Proxy Statement, Chevron and its subsidiaries may also be referred to as “we,” “our,” “the Company,” “the Corporation,” or “Chevron.”1

Virtual annual meeting

We are pleased to announce that the Company will conduct its Annual Meeting on the above date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. In addition, this meeting format will help eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

Items of business

Your Board is asking you to take the following actions at the Annual Meeting:

Item(s)	Your Board’s recommendation	Vote required
Item 1: Elect 12 Directors named in this Proxy Statement	Vote for (each Director nominee)

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Item 2: Vote to ratify the appointment of the independent registered public accounting firm	Vote for	These items are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST.
Item 3: Vote to approve, on an advisory basis, Named Executive Officer compensation	Vote for
Item 4: Vote to approve the 2022 Long-Term Incentive Plan of Chevron Corporation	Vote for
Items 5–10: Vote on six stockholder proposals, if properly presented	Vote against items 5, 6, and 8-10 and for item 7

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record) and do not vote your shares, your bank, broker, or other holder of record may, but is not required to, vote your shares at its discretion ONLY on Item 2. If you do not give your bank, broker, or other holder of record instructions on how to vote your shares on Item 1 or Items 3 through 10, your shares will not be voted on those matters. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan. Any shares not voted on Items 1 through 10 (whether by abstention, broker nonvote, or otherwise) will have no impact on that particular item. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the items, even if you plan to attend the Annual Meeting.

We are not aware of any matters that are expected to be presented for a vote at the Annual Meeting other than those described above. If any other matter is properly brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information–Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chair or his designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2022 Annual Meeting” section of the 2021 Proxy Statement.

[1]

As used in this Proxy Statement, the term “Chevron” and such terms as “the Company,” “the Corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, but unless stated otherwise they do not include “affiliates” of Chevron — i.e., those companies accounted for by the equity method (generally owned 50% or less) or non-equity method investments. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Chevron Corporation – 2022 Proxy Statement

Election of directors

(Item 1 on the proxy card)

The Board Nominating and Governance Committee (the “Governance Committee”) recommended, and the Board set, a current Board size of 12 Directors. Each of the nominees is a current Director and was previously elected at Chevron’s 2021 Annual Meeting of Stockholders. Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director–a circumstance we do not anticipate–the Board by resolution may reduce the number of Directors or choose a substitute. Your Board has determined that each non-employee Director is independent in accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards and has no material relationship with Chevron other than as a Director.

Director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election, any Director nominated for re-election who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

Director qualifications and nomination processes

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	The highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	A commitment to building stockholder value;

•	Business acumen and broad experience and expertise at the policy-making level in one or more of the skills, qualifications, and experiences delineated below;

•	The ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	Sufficient time to effectively carry out duties as a Director; and

•	Independence (at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

When conducting its review of the appropriate skills and qualifications desired of Directors, the Governance Committee particularly considers:

•	Leadership experience in business as a chief executive officer, senior executive, or leader of significant business operations;

•	Expertise in science, technology, engineering, research, or academia;

•	Extensive knowledge of governmental, regulatory, legal, or public policy issues;

•	Expertise in finance, financial disclosure, or financial accounting;
•	Experience in global business or international affairs;

•	Experience in environmental affairs (including with respect to climate change issues);

•	Experience in leading business transformation;

•	Service as a public company director;

•	Diversity of age, gender, and ethnicity; and

•	Such other factors as the Governance Committee deems appropriate, given the current and anticipated needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability.

In addition, Directors should limit their other board memberships to a number that permits them, given their individual circumstances, to perform all of their Director duties:

•	A Director should not serve on the board of more than five publicly traded companies;

•	A Director who serves as a board Chair or Lead Director of a publicly traded company should not serve on the boards of more than four publicly traded companies (including the board of the company for which the Director is board Chair or Lead Director); and

•	A Director who serves as a Chief Executive Officer of a publicly traded company should not serve on the boards of more than three publicly traded companies (including the company for which the Director is CEO).

The Governance Committee regularly reviews the foregoing attributes, skills and qualifications required of Directors in the context of the current operating requirements of the Company and the long-term interests of stockholders. When recommending nominees for the Board, the Governance Committee discusses each nominee in the context of the foregoing attributes, skills, qualifications, and time commitments, including the foregoing limits on public company directorships, to ensure that the nominees and Board as a whole meet the requirements and needs of the company.

Chevron Corporation – 2022 Proxy Statement

Election of directors

These skills, experiences, and expertise are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

CEO/Senior Executive/Leader of Significant Operations	Chevron employs approximately 43,000[1] people in business units throughout the world. Chevron’s operations involve complex organizations and processes, strategic planning, and risk management.
Science/Technology/Engineering/Research/Academia

Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas, as well as assessing new energy sources. Our business processes are complex and highly technical.

Government/Regulatory/Legal/Public Policy

Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.

Finance/Financial Disclosure/Financial Accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.
Global Business/International Affairs

Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures and a broad perspective on global business opportunities.

Environmental

We place the highest priority on the health and safety of our workforce and the protection of our assets, the communities where we operate, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations.

Leading Business Transformation	Chevron’s strategy is to leverage our strengths to deliver lower carbon energy to a growing world.

[1]	Data as of December 31, 2021.

The following matrix displays the most significant skills and qualifications that each Director possesses. The Governance Committee reviews the composition of the Board as a whole periodically to ensure that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.

Chevron Corporation – 2022 Proxy Statement

Election of directors

The Board seeks to achieve diversity of age, gender, and race/ethnicity and recognizes the importance of Board refreshment to ensure that it benefits from fresh ideas and perspectives. The following charts illustrate the Board’s continued commitment to diversity of backgrounds and Board refreshment.

Strong board diversity	Strong board refreshment

Four new directors since 2017*

	Date of Change	Director	Primary Reason for Nomination/Departure
+	January 2021	Marillyn A. Hewson	Brings valuable global business experience as well as decades of perspective on international commerce and geopolitics
+	September 2020	Jon M. Huntsman Jr.*	Strong international and public policy experience, knowledge of Chevron’s business, and leadership experience
-	January 2020	Inge G. Thulin	Time and logistics conflict
+	December 2018	Debra Reed-Klages	Depth of business leadership and experience with regulated utilities in California
-	May 2018	Linnet F. Deily	Mandatory Director Retirement Policy
-	May 2018	Robert E. Denham	Mandatory Director Retirement Policy
+	March 2018	D. James Umpleby III	Strong background in international/environmental policy, heavy equipment engineering, and global workforce development
-	February 2018	John S. Watson	Retirement from Chevron

*	Jon M. Huntsman Jr. previously served on Chevron’s Board but resigned to serve as U.S. Ambassador to Russia. For purposes of calculating tenure going forward, we include only his current term.

The Governance Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and the Governance Committee has retained director search firms to assist with identifying potential candidates.

•

Stockholders may recommend potential nominees by writing to the Corporate Secretary at 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, stating the candidate’s name and qualifications for Board membership.

•

When considering potential nominees recommended by stockholders, the Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition, a qualifying stockholder (or stockholders) may nominate director nominees by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2023 Annual Meeting” section of this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Nominees for director

The Governance Committee recommended, and the Board set, a current Board size of 12 Directors. Each of the Director nominees is a current Director.

Director Summary

							Committee Composition(1)
Director	Gender	Director Age(1)	Race/ Ethnicity	Director Since	Principal Occupation	IND(2)	AC(3)	BN&GC(4)	MCC(5)	PP&SC(6)	Other Current Public Company Directorships
Wanda M. Austin	F	67	Black/ African-American	2016	Retired President and CEO, The Aerospace Corporation	●		C	M		• Amgen Inc. • Virgin Galactic Holdings, Inc.
John B. Frank	M	65	White/ Caucasian	2017	Vice Chairman, Oaktree Capital Group, LLC	●	M				• Daily Journal Corporation • Oaktree Capital Group, LLC ¡ Oaktree Acquisition Corporation II ¡ Oaktree Specialty Lending Corporation
Alice P. Gast	F	63	White/ Caucasian	2012	President, Imperial College London	●		M		M	• None
Enrique Hernandez, Jr.	M	66	Hispanic/ Latino	2008	Executive Chairman, Inter-Con Security Systems, Inc.	●			M	C	• McDonald’s Corporation
Marillyn A. Hewson	F	68	White/ Caucasian	2021	Retired Chairman, CEO, and President of Lockheed Martin Corporation	●	M				• Johnson & Johnson
Jon M. Huntsman Jr.(7)	M	62	White/ Caucasian	2020	Vice Chair Policy, Ford Motor Company	●			M	M	• Ford Motor Company
Charles W. Moorman	M	70	White/ Caucasian	2012	Senior Advisor to Amtrak Retired Chairman and CEO, Norfolk Southern Corporation	●		M	C		• Oracle Corporation
Dambisa F. Moyo	F	53	Black/ African	2016	Co-principal, Versaca Investments	●	M				• 3M Company
Debra Reed-Klages	F	65	White/ Caucasian	2018	Retired Chairman, CEO, and President, Sempra Energy	●	C				• Caterpillar Inc. • Lockheed Martin Corporation
Ronald D. Sugar	M	73	White/ Caucasian	2005	Retired Chairman and CEO, Northrop Grumman Corporation	L		M	M		• Amgen Inc. • Apple Inc. • Uber Technologies, Inc.
D. James Umpleby III	M	64	White/ Caucasian	2018	Chairman and CEO, Caterpillar Inc.	●		M		M	• Caterpillar Inc.
Michael K. Wirth	M	61	White/ Caucasian	2017	Chairman and CEO, Chevron Corporation						• None

(1)	As of April 7, 2022.

(2)	Independent in accordance with the NYSE Corporate Governance Standards. No material relationship exists with Chevron other than as a Director.

(3)	Audit Committee

(4)	Board Nominating and Governance Committee

(5)	Management Compensation Committee

(6)	Public Policy and Sustainability Committee

(7)	Previously served as a Director of the Company from January 15, 2014 to September 28, 2017.

L	Lead Director (independent)
C	Committee Chair
M	Committee Member

Your Board recommends that you vote for each of these Director nominees.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Wanda M. Austin

Retired President and Chief Executive
Officer, The Aerospace Corporation

Age:  67

Director Since: December 2016

Independent: Yes

Chevron Committees:

• Board Nominating and Governance (Chair)

• Management Compensation

Current Public Company Directorships:

• Amgen Inc.

• Virgin Galactic Holdings, Inc.

Prior Public Company Directorships

(within last five years):

• None

Other Directorships and Memberships:

• Horatio Alger Association

• National Academy of Engineering

• University of Southern California (Life Trustee)

Dr. Austin has held an adjunct Research Professor appointment at the University of Southern California’s Viterbi School’s Department of Industrial and Systems Engineering since 2007. She has been Co-founder and Chief Executive Officer of MakingSpace, Inc., a leadership and STEM (science, technology, engineering, and math) consulting firm, since December 2017. She is a World 50 executive advisor, fostering peer-to-peer discussions among senior executives from some of the world’s largest companies. She served as Interim President of the University of Southern California from August 2018 until July 2019. She served as President and Chief Executive Officer of The Aerospace Corporation (“Aerospace”), a leading architect for the United States’ national security space programs, from 2008 until her retirement in 2016. From 2004 to 2007, she was Senior Vice President, National Systems Group, at Aerospace. Dr. Austin joined Aerospace in 1979.

Skills and qualifications

Business Leadership/Operations: Eight years as CEO of Aerospace. Thirty-seven-year career with Aerospace included numerous senior management and executive positions. CEO of MakingSpace, Inc. since December 2017.

Finance: More than a decade of financial responsibility and experience at Aerospace. Audit Committee member at Amgen Inc.

Global Business/International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

Government/Regulatory/Public Policy: Served on the President’s Council of Advisors on Science and Technology and the President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

Leading Business Transformation: As President and CEO of The Aerospace Corporation, led the technical evaluation and certification of the launch enterprise transition to a commercial business model for national security space missions. Numerous awards for leadership and impact. As Interim President of the University of Southern California, implemented transformational governance measures to raise the bar at a time of great challenge – e.g. systemic lapses involving college athletics program, student admissions.

Research/Academia: Trustee and Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering. Former Interim President of the University of Southern California.

Science/Technology/Engineering: Ph.D. in Industrial and Systems Engineering from the University of Southern California, Master of Science in both Systems Engineering and Mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs. Director at Amgen Inc., a biotechnology company, and Virgin Galactic Holdings, Inc., the world’s first commercial space line and vertically integrated aerospace company. Honorary fellow of the American Institute of Aeronautics and Astronautics. A member of the National Academy of Engineering.

Chevron Corporation – 2022 Proxy Statement

Election of directors

John B. Frank

Vice Chairman, Oaktree Capital Group, LLC

Age:  65

Director Since: November 2017

Independent: Yes

Chevron Committees:

• Audit – audit committee financial expert

Current Public Company Directorships:

• Daily Journal Corporation

• Oaktree Capital Group, LLC

¡  Oaktree Acquisition Corporation II

¡ Oaktree Specialty Lending Corporation

Prior Public Company Directorships

(within last five years):

• Oaktree Acquisition Corporation

• Oaktree Strategic Income Corporation

Other Directorships and Memberships:

• The James Irvine Foundation

• Wesleyan University

• XPRIZE Foundation

Mr. Frank has been Vice Chairman since 2014, and Director since 2007, of Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment management company with expertise in credit strategies. He is one of four members of Oaktree Capital’s Executive Committee and was previously the firm’s principal executive officer. Mr. Frank was Oaktree Capital’s Managing Principal from 2005 until 2014, having joined Oaktree Capital in 2001 as General Counsel. Prior to that, he served as a Partner of the Los Angeles law firm of Munger, Tolles & Olson LLP, where his practice focused on mergers and acquisitions and general corporate counseling.

Skills and qualifications

Business Leadership/Operations: Over 20 years of service as senior executive of Oaktree Capital, a global investment management company, including service as principal executive officer, Vice Chairman, Director, Managing Principal, and General Counsel.

Finance: More than 22 years of financial responsibility and experience as a senior executive at Oaktree Capital, and as the partner responsible for financial affairs at the law firm of Munger, Tolles & Olson LLP.

Global Business/International Affairs: Senior executive of Oaktree Capital, which conducts business worldwide from 18 offices around the globe. Travels around the world to meet with Oaktree Capital’s institutional clients and speak at international investment forums. Director of companies with international operations.

Government/Regulatory/Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee and as a senior executive of Oaktree Capital. Served as a Legislative Assistant to the Honorable Robert F. Drinan, Member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

Legal: Served as General Counsel of Oaktree Capital. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Alice P. Gast

President, Imperial College London

Age:  63

Director Since: December 2012

Independent: Yes

Chevron Committees:

• Board Nominating and Governance

• Public Policy and Sustainability

Current Public Company Directorships:

• None

Prior Public Company Directorships

(within last five years):

• None

Other Directorships and Memberships:

• National Academy of Engineering

• Royal Academy of Engineering

• Academie des Technologies (France)

Dr. Gast has been President of Imperial College London, a public research university specializing in science, engineering, medicine, and business, since 2014. She was President of Lehigh University, a private research university, from 2006 until 2014 and Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology from 2001 until 2006. Dr. Gast was professor of chemical engineering at Stanford and the Stanford Synchrotron Radiation Laboratory from 1985 until 2001.

Skills and qualifications

Environmental Affairs: At Imperial College London, oversees environmental institutes and centers and leads the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

Finance: Sixteen years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

Global Business/International Affairs: Served as a U.S. Science Envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia. Serves on the Singapore Ministry of Education’s Academic Research Council and on the Global Federation of Competitiveness Councils. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia.

Government/Regulatory/Public Policy: Served on the Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores. Served on the Board of UKRI, the UK Research and Innovation funding and policy body.

Research/Academia: More than three decades of service in academia and research at leading educational institutions.

Science/Technology/Engineering: M.A. and Ph.D. in chemical engineering from Princeton University. Former Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology and professor of chemical engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory. Member of the National Academy of Engineering, the Royal Academy of Engineering, and the Academie des Technologies (France).

Chevron Corporation – 2022 Proxy Statement

Election of directors

Enrique Hernandez, Jr.

Executive Chairman,
Inter-Con Security Systems, Inc.

Age:  66

Director Since: December 2008

Independent: Yes

Chevron Committees:

• Management Compensation

• Public Policy and Sustainability (Chair)

Current Public Company Directorships:

• McDonald’s Corporation

Prior Public Company Directorships

(within last five years):

• Wells Fargo & Company

Other Directorships and Memberships:

• Catalyst

• Harvard College Visiting Committee

• Harvard University Resources Committee

• John Randolph Haynes and Dora Haynes Foundation

• Ronald McDonald House Charities

Mr. Hernandez has been Executive Chairman of Inter-Con Security Systems, Inc. (“Inter-Con”), a global provider of security and facility support services to governments, utilities, and industrial customers, since 2021. He previously served as Inter-Con’s Chairman and CEO from 1986 until 2021 and President from 1986 until 2018. He was previously Executive Vice President and Assistant General Counsel from 1984 until 1986. Mr. Hernandez was an associate of the law firm of Brobeck, Phleger & Harrison LLP from 1980 until 1984.

Skills and qualifications

Business Leadership/Operations: More than three decades as Chairman and CEO of Inter-Con. Co-founder of Interspan Communications, a television broadcasting company. Chairman of the Board of McDonald’s Corporation.

Finance: More than three decades of financial responsibility and experience at Inter-Con. Chaired the Audit Committee at McDonald’s Corporation. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company.

Global Business/International Affairs: Former CEO of a company that conducts business worldwide. Current and former director of companies with international operations.

Government/Regulatory/Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee and Commissioner and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

Leading Business Transformation: Extensive leadership experience transitioning in both media and security industries, having been a founder of Inter-Span Communications, a pioneer in Spanish language broadcast television in the U.S., and at Inter-Con where he evolved traditional physical security practices into a multinational industry leader, creating and utilizing proprietary technology platforms and techniques.

Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con. Former litigation associate of the law firm of Brobeck, Phleger & Harrison LLP. Law degree from Harvard Law School.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Marillyn A. Hewson

Retired Chairman, President, and

Chief Executive Officer,
Lockheed Martin Corporation

Age:  68

Director Since: January 2021

Independent: Yes

Chevron Committees:

• Audit – audit committee financial expert

Current Public Company Directorships:

• Johnson & Johnson

Prior Public Company Directorships

(within last five years):

• DuPont, DowDuPont Inc.

• Lockheed Martin Corporation

Other Directorships and Memberships:

• Trilateral Commission

• Culverhouse College of Commerce & Business Administration, University of Alabama Board of Visitors

• Nexii Building Solutions, Inc. (Privately held)

• University of Alabama’s President’s Cabinet

• Business Council

• Council of Chief Executives

Ms. Hewson served as Chairman of Lockheed Martin Corporation (“Lockheed Martin”), a security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products, and services, from January 2014 to March 2021. Serving as Executive Chairman from June 2020 to March 2021 and President and Chief Executive Officer from January 2013 to June 2020. Ms. Hewson joined Lockheed Martin in 1983 as an industrial engineer and has held leadership positions across Lockheed Martin, including President and Chief Operating Officer and Executive Vice President of Lockheed Martin’s Electronic Systems business area.

Skills and qualifications

Business Leadership/Operations: Served six years as Chairman, President, and CEO of Fortune 100 company. Thirty-nine-year career with Lockheed Martin included numerous senior management and executive positions, including over seven years as President and CEO.

Environmental Affairs: As Chairman, CEO, and President of Lockheed Martin, oversaw initiatives for energy and environmental stewardship, including Go Green, carbon and energy reduction, and water use reduction, and partnered with the United States Department of Energy’s Better Plants Program, and the Environmental Protection Agency’s ENERGY STAR Program and Green Power Partnerships.

Finance: Former Chairman, President, and CEO of Fortune 100 company. More than three decades of financial responsibility and experience at Lockheed Martin.

Global Business/International Affairs: Former Chairman, President and CEO of Fortune 100 company with extensive international operations. Served on the Board of Trustees for the King Abdullah University Science and Technology in Saudi Arabia and Khalifa University in the United Arab Emirates. Served on the Atlantic Council International Advisory Board from 2014- June 2021. Served on the US-India CEO Forum in 2020, and as co-vice chair of the US UAE Business Council until 2020. Current and former director of companies with international operations.

Government/Regulatory/Public Policy: At Lockheed Martin, a government contractor, oversaw development and production of military and rotary-wing aircraft for all five branches of the U.S. armed forces along with military services and commercial operations. Serves on the American Workforce Policy Advisory Board. Appointed by the President of the United States to the President’s Export Council.

Leading Business Transformation: As Chairman and CEO of Lockheed Martin, led large complex global organization that is in continuing transformation and adaptation, with customers facing technology and geopolitical disruption every day. Led large-scale portfolio rebalancing to shift away from commodity IT support and enter rotary wing business with acquisition of Sikorsky. Led digital transformation in product and internal operations. Honored with Edison Achievement Award for leadership in technology innovation (2013) and Eisenhower Award for Innovation by Business Council for International Understanding (2015).

Science/Technology/Engineering: Served in a variety of senior management and executive positions at Lockheed Martin, a leading aerospace and advanced technology company, which positions required expertise in engineering and technology. Former director of DowDuPont, a global chemical company, and Chair of Sandia National Laboratories, one of three National Nuclear Security Administration research and development laboratories in the United States. Former Chair of the Aerospace Industries Association, Fellow of the Royal Aeronautical Society, and Fellow of the American Institute of Aeronautics and Astronautics.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Jon M. Huntsman Jr.

Vice Chair Policy, Ford Motor Company

Age:  62

Director Since: September 2020

Independent: Yes

Chevron Committees:

• Management Compensation

• Public Policy and Sustainability

Current Public Company Directorships:

• Ford Motor Company

Prior Public Company Directorships (within last five years): • Caterpillar Inc. • Hilton Worldwide Holdings Inc.

Governor Huntsman is an American businessman, diplomat, politician, and Vice Chair of Policy, at Ford Motor Company since 2021. He served as U.S. Ambassador to Russia from 2017 to 2019 and as Chairman of the Atlantic Council, a nonprofit that promotes leadership and engagement in international affairs, from 2014 until 2017. He has served in the administrations of five Presidents and was a candidate for the Republican nomination for president of the United States in 2011. He was Chairman of the Huntsman Cancer Foundation, a nonprofit organization that financially supports research, education and patient care initiatives at Huntsman Cancer Institute at the University of Utah from 2012 until 2017. Governor Huntsman served as U.S. Ambassador to China from 2009 until 2011 and two consecutive terms as Governor of Utah from 2005 until 2009. Prior to his service as Governor, he served as U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia.

Skills and qualifications

Business Leadership/Operations: Served eight years as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation.

Environmental Affairs: As Governor of Utah, oversaw environmental policy, including signing the Western Climate Initiative, by which Utah joined with other U.S. state governments to pursue targets for reduced greenhouse gas emissions. Significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation. Sustainability and Innovation Committee member at Ford Motor Company.

Finance: Former executive officer of Huntsman Corporation and Huntsman Holdings Corporation.

Global Business/International Affairs: Member of the Defense Policy Board at the U.S. Department of Defense. Former U.S. Ambassador to Russia. Former Chairman of the Atlantic Council. Former Trustee of the National Committee on US-China Relations and of the Carnegie Endowment for International Peace. Former U.S. Ambassador to China. Former U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia. Founding director of the Pacific Council on International Policy. Current and former director of companies with international operations.

Government/Regulatory/Public Policy: Member of the Defense Policy Board at the U.S. Department of Defense. Former two-term Governor of Utah. Former Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Former Co-Chair of No-Labels, a nonprofit organization that works across political party lines to reduce gridlock and create policy solutions. Advisor to Ford Motor Company’s President and CEO, and Vice Chair on policy choices.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Charles W. Moorman

Senior advisor to Amtrak and Retired Chairman and Chief Executive Officer, Norfolk Southern Corporation

Age:  70

Director Since: May 2012

Independent: Yes

Chevron Committees:

• Board Nominating and Governance

• Management Compensation (Chair)

Current Public Company Directorships:

• Oracle Corporation

Prior Public Company Directorships

(within last five years):

• Duke Energy Corporation

Other Directorships and Memberships:

• Focused Ultrasound Foundation

• Georgia Tech Foundation Inc.

• National Academy of Engineering

• Nature Conservancy of Virginia

• Smithsonian National Board

Mr. Moorman has been senior advisor to Amtrak, a passenger rail provider, since 2018. He previously served as Amtrak’s co–Chief Executive Officer from July 2017 until his retirement in December 2017, and as President and Chief Executive Officer from September 2016 until July 2017. He was Chairman from 2006, and Chief Executive Officer from 2004, of Norfolk Southern Corporation (“Norfolk Southern”), a freight and transportation company, until his retirement in 2015. He served as President of Norfolk Southern from 2004 until 2013. Prior to that, Mr. Moorman was Senior Vice President of Corporate Planning and Services from 2003 until 2004 and Senior Vice President of Corporate Services in 2003. Mr. Moorman joined Norfolk Southern in 1975.

Skills and qualifications

Business Leadership/Operations: Served more than a decade as CEO of Norfolk Southern. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations. Senior advisor and former CEO of Amtrak.

Environmental Affairs: At Norfolk Southern, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Former Virginia chapter chair and current Virginia chapter director of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

Finance: Former Chairman and CEO of Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern.

Government/Regulatory/Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

Leading Business Transformation: As Chairman and CEO of Norfolk Southern, led strategic transformation to adapt to critical developments in intermodal transportation, namely advent of new providers of package delivery services, and shift to East Coast as hub for seaborn deliveries (as result of widening the Panama Canal). As Chief Executive of Amtrak, charged with transforming leadership and service model to support long-term sustainability and success of company.

Science/Technology/Engineering: Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains track and bridges, operates trains and equipment, and designs and manages complex information technology systems. Member of the National Academy of Engineering.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Dambisa F. Moyo

Co-principal, Versaca Investments

Age: 53

Director Since: October 2016

Independent: Yes

Chevron Committees:

• Audit – audit committee financial expert

Current Public Company Directorships:

• 3M Company

Prior Public Company Directorships

(within last five years):

• Barclays plc

• Barrick Gold Corporation

• Seagate Technology

Other Directorships and Memberships:

• Condé Nast

• Department for International Trade

Dr. Moyo has been Co-principal of Versaca Investments, a family office focused on growth investing globally, since she co-founded it in 2021. She is a global economist and commentator analyzing the macroeconomy and international affairs. Since 2008, Dr. Moyo has been engaged in researching, speaking, and writing about international macroeconomics. She was Chief Executive Officer of Mildstorm LLC, a financial and economics firm, from 2015 to 2021. From 2001 to 2008, she worked at Goldman Sachs, a multinational investment bank and financial services company, in various roles, including as an economist. Prior to that she worked at the World Bank, an international financial institution in Washington, D.C., from 1993 until 1995.

Skills and qualifications

Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from the American University. Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

Global Business/International Affairs: Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Current and former director of companies with international operations.

Government/Regulatory/Public Policy: Ten years of experience in the highly regulated banking and financial services industry. MPA in Public Administration from John F. Kennedy School of Government, Harvard University.

Research/Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economics and finance-related publications.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Debra Reed-Klages

Retired Chairman, Chief Executive Officer and President, Sempra Energy

Age: 65

Director Since: December 2018

Independent: Yes

Chevron Committees:

• Audit (Chair)

Current Public Company Directorships:

• Caterpillar Inc.

• Lockheed Martin Corporation

Prior Public Company Directorships

(within last five years):

• Halliburton Company

• Oncor Electric Delivery Company LLC

• Sempra Energy

Other Directorships and Memberships:

• The Trusteeship, International Women’s Forum

• Rady Children’s Hospital and Health Center

• Rady Children’s Hospital – San Diego, CA

• State Farm Mutual Board of Directors

• University of Southern California Viterbi School of Engineering, Board of Councilors

Ms. Reed-Klages served as Chairman from 2012, Chief Executive Officer from 2011, and President from 2017 until her retirement in 2018 from Sempra Energy (“Sempra”), an energy services holding company whose operating units invest in, develop, and operate energy infrastructure and provide electric and gas services to customers in North and South America. Prior to that, she was Executive Vice President of Sempra from 2010 to 2011. From 2006 to 2010, she served as President and Chief Executive Officer of San Diego Gas and Electric and Southern California Gas Co. (“SoCalGas”), Sempra’s regulated California utilities. She joined SoCalGas in 1978 as an energy systems engineer.

Skills and qualifications

Business Leadership/Operations: Served seven years as CEO of Sempra. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

Environmental Affairs: As Chairman and CEO of Sempra, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use, improving the quality and efficiency of operations, infrastructure development and access to energy, human health, and environmental safety.

Finance: Former Chairman and CEO of Fortune 500 company. More than a decade of financial responsibility and experience at Sempra. Former CFO of San Diego Gas & Electric and SoCalGas. Audit Committee member at Lockheed Martin Corporation.

Global Business/International Affairs: Former Chairman and CEO of Fortune 500 company that conducts business in Mexico and South America. Current and former director of companies with international operations.

Government/Regulatory/Public Policy: At Sempra, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

Leading Business Transformation: As Chairman and CEO of Sempra, led transformation of San Diego Gas & Electric from all fossil fuel generation to become one of the utilities with the highest percentage of renewables in its portfolio. Also led creation of the second largest energy company in Mexico to facilitate Mexico’s transition to renewable energy, including development of infrastructure in Mexico to support that transition.

Science/Technology/Engineering: B.S. in civil engineering from the University of Southern California. Served in a variety of senior management and executive positions at Sempra, requiring expertise in engineering and technology. Director at Caterpillar, a manufacturer of construction and mining equipment, and Lockheed Martin, a global security and aerospace company.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Ronald D. Sugar

Retired Chairman and Chief Executive Officer, Northrop Grumman Corporation

Lead Director Since: 2015

Age: 73

Director Since: April 2005

Independent: Yes

Chevron Committees:

• Board Nominating and Governance

• Management Compensation

Current Public Company Directorships:

• Amgen Inc.

• Apple Inc.

• Uber Technologies, Inc.

Prior Public Company Directorships

(within last five years):

• Air Lease Corporation

Other Directorships and Memberships:

• Los Angeles Philharmonic Association

• National Academy of Engineering

• Nexii Building Solutions, Inc. (Privately held)

• UCLA (Business School and Engineering School Boards of Advisors)

• University of Southern California (Trustee)

Dr. Sugar is a senior advisor to various businesses and organizations, including Ares Management LLC, a private investment firm; Bain & Company, a global consulting firm; Temasek Americas Advisory Panel, a private investment company based in Singapore; and the G100 and World 50 peer-to-peer exchanges for current and former senior executives and directors from some of the world’s largest companies. He was previously Northrop Grumman Corporation’s Chairman and Chief Executive Officer, from 2003 until his retirement in 2010, and President and Chief Operating Officer, from 2001 until 2003. He joined Northrop Grumman in 2001, having previously served as President and Chief Operating Officer of Litton Industries, Inc., a developer of military products, and earlier as an executive of TRW Inc., a developer of missile systems and spacecraft.

Skills and qualifications

Business Leadership/Operations: Served seven years as CEO of Northrop Grumman. Held senior management and executive positions, including service as COO, at Northrop Grumman, Litton Industries, Inc., and TRW Inc.

Environmental Affairs: As Chairman, CEO, and President of Northrop Grumman, oversaw environmental assessments and remediations at shipyards and aircraft and electronics factories.

Finance: Former CFO of Fortune 500 company. More than three decades of financial responsibility and experience at Northrop Grumman, Litton Industries, Inc., and TRW Inc. Current Audit Committee Chair at Apple Inc. and former Audit Committee Chair at Chevron.

Global Business/International Affairs: Former CEO of Fortune 500 company with extensive international operations. Current and former director of companies with international operations.

Government/Regulatory/Public Policy: At Northrop Grumman, a key government contractor, oversaw development of weapons and other technologies. Appointed by the President of the United States to the National Security Telecommunications Advisory Committee. Former director of the World Affairs Council of Los Angeles.

Leading Business Transformation: As Chairman, President & CEO of Northrop Grumman, led the business and cultural integration of 27 acquisitions into one Northrop Grumman. Led strategic repositioning of company from a traditional Cold War combat aircraft manufacturer into a diversified defense electronics, information, aeronautics, space and shipbuilding enterprise. Brought in as independent board chairman of Uber to oversee strategic, cultural, and corporate governance transformation in advance of IPO and subsequent large-cap publicly traded company.

Science/Technology/Engineering: B.S., M.S., and Ph.D. in engineering from the University of California at Los Angeles. Served in a variety of senior management and executive positions at Northrop Grumman, Litton Industries, Inc., and TRW Inc., requiring expertise in engineering and technology. Director at Amgen Inc., a biotechnology company; Apple Inc., a designer, manufacturer, and marketer of, among other things, personal computers and mobile communication and media devices; Chairman of the Board at Uber Technologies, Inc. (“Uber”), a technology company; and former director at BeyondTrust, a global cybersecurity company. Member of National Academy of Engineering.

Chevron Corporation – 2022 Proxy Statement

Election of directors

D. James Umpleby III

Chairman and Chief Executive Officer, Caterpillar Inc.

Age: 64

Director Since: March 2018

Independent: Yes

Chevron Committees:

• Board Nominating and Governance

• Public Policy and Sustainability

Current Public Company Directorships:

• Caterpillar Inc.

Prior Public Company Directorships

(within last five years):

• None

Other Directorships and Memberships:

• Business Roundtable

• The Business Council

• National Petroleum Council

• Peterson Institute for International Economics

• Rose-Hulman Institute of Technology

• U.S.-China Business Council

• U.S.-India Strategic Partnership Forum

Mr. Umpleby has been Chairman since 2018, and Chief Executive Officer since 2017, of Caterpillar Inc. (“Caterpillar”), a leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines, and diesel-electric locomotives. He was Group President of Caterpillar from 2013 until 2016, with responsibility for Caterpillar’s energy and transportation business segment, and Vice President from 2010 to 2013. He joined Solar Turbines Incorporated, now a Caterpillar subsidiary, in 1980 as an associate engineer.

Skills and qualifications

Business Leadership/Operations: Chairman and CEO of Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar, including responsibility for engineering, manufacturing, marketing, sales, and services.

Environmental Affairs: As Chairman and CEO of Caterpillar, oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure, and ensuring access to energy, human health, and environmental safety. Served as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

Finance: Chairman and CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar.

Global Business/International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council, and the U.S.-India Business Strategic Partnership Forum and a former member of the U.S.-India CEO Forum.

Leading Business Transformation: As Chairman and CEO of Caterpillar, led global team to develop new enterprise strategy for long-term profitable growth focused on operational excellence, expanded offerings, sustainability and services, including accelerating expansion of commercial offerings to satisfy customer needs, growing services sales by more than 30% since 2016. In alignment with strategy, drove enterprise-wide improvement of operational performance with deployment of Caterpillar Operating & Execution Model across the company to prioritize resource allocation for future profitable growth. Improvements have resulted in 2021 adjusted profit per share that more than tripled compared to adjusted profit per share in 2016, while sales and revenues for the same period increased approximately 30 percent.

Science/Technology/Engineering: B.S. in Mechanical Engineering from the Rose-Hulman Institute of Technology. Has served in a variety of senior management and executive positions at Caterpillar, requiring expertise in engineering and technology.

Chevron Corporation – 2022 Proxy Statement

Election of directors

Michael K. Wirth Chairman and Chief Executive Officer, Chevron Corporation Age: 61 Director Since: February 2017 Independent: No Chevron Committees: • None Current Public Company Directorships: • None

Prior Public Company Directorships

(within last five years):

•  None

Other Directorships and Memberships:

•  American Heart Association CEO Roundtable

•  American Petroleum Institute

•  American Society of Corporate Executives

•  The Business Council

•  Business Roundtable

•  Catalyst

•  International Business Council of the World Economic Forum

•  National Petroleum Council

Mr. Wirth has been Chairman and Chief Executive Officer of Chevron since February 2018. He was Vice Chairman in 2017 and Executive Vice President of Midstream & Development from 2016 until 2018, where he was responsible for supply and trading, shipping, pipeline, and power operating units; corporate strategy; business development; and policy, government, and public affairs. He served as Executive Vice President of Downstream & Chemicals from 2006 to 2015. From 2003 until 2006, Mr. Wirth was President of Global Supply & Trading. Mr. Wirth joined Chevron in 1982.

Skills and qualifications

Business Leadership/Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

Finance: CEO of Fortune 100 company. More than a decade of financial responsibility and experience at Chevron.

Global Business/International Affairs: Chairman and CEO of Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

Government/Regulatory/Public Policy: More than three decades of experience in highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

Leading Business Transformation: In 2010-2012 led major turnaround of Chevron’s global Downstream & Chemicals business, including significant portfolio rationalization, new supply chain processes, manufacturing improvements and comprehensive organizational restructuring. Cost savings, margin growth and execution improvement drove significant shift in relative competitive performance on safety, reliability and profitability. In 2019-2020 led transformation of Chevron Corporation, including the largest corporate restructuring in more than two decades. Approach was comprehensive and addressed strategy, portfolio business model, culture and efficiency. Completed a major acquisition at same time.

Science/Technology/Engineering: B.S. in Chemical Engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

Vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion in these elections.

If the number of Director nominees exceeds the number of Directors to be elected – a circumstance we do not anticipate – the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

Your board’s recommendation

Your Board recommends that you vote for each of the 12 Director nominees named in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Director compensation

Objectives

Compensation for our non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through Director ownership of Chevron common stock.

Overview

Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended, and Plan Rules, as amended (together, the “NED Plan”), Chevron’s Annual Compensation Cycle for its non-employee Directors is the period commencing on the day of the Annual Meeting at which the non-employee Director is elected through the day immediately preceding the next Annual Meeting.

Our non-employee Director compensation program consists primarily of a cash component and an equity component. Non-employee Directors do not receive fees for attending Board or Board Committee meetings, nor do they receive fees for meeting with stockholders. We do not provide non-equity incentive awards, nor do we provide a retirement plan for non-employee Directors.

Our Chief Executive Officer is not paid additional compensation for service as a Director.

Cash retainer

No changes were made to non-employee Director compensation in 2021. In 2021, each non-employee Director received annual compensation of $375,000, with 40%, or $150,000, paid in cash (or stock options, at the non-employee Director’s election) and 60%, or $225,000, paid in restricted stock units (“RSUs”). In line with historical practice, an additional cash retainer was paid to the independent Lead Director and each Committee Chair.

Each cash retainer is paid in monthly installments beginning with the date the non-employee Director is elected to the Board. Under the NED Plan, non-employee Directors can elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the non-employee Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan II, including a Chevron Common Stock Fund. None of the earnings under the NED Plan are above market or preferential. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Common Stock Fund, which are distributed in shares of Chevron common stock.

Equity compensation

RSUs are granted on the date of the Annual Meeting at which the non-employee Director is elected. If a non-employee Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the non-employee Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the non-employee Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant, at which time they vest.

Expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, or Director. For active employees and non-employee Directors, we match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

Governance

The Governance Committee evaluates and recommends to the Board the compensation for non-employee Directors, and the Board approves the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation.

Independent compensation consultant

In 2021, the Governance Committee retained the services of an independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to assist the Governance Committee with its periodic review of our non-employee Director compensation program relative to Chevron’s 2021 Oil Industry Peer Group and 2021 Non-Oil Industry Peer Group (excluding Marathon Oil for the 2021 Oil Industry Peer Group), as identified in “use of peer groups” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Pearl Meyer and its lead consultant report directly to the Governance Committee under the terms of its engagement, but they may work cooperatively with management to develop analyses and proposals when requested to do so by the Governance Committee. Pearl Meyer does not provide any services to the Company other than as described herein.

Chevron Corporation – 2022 Proxy Statement

Director compensation

Looking ahead

Based on Pearl Meyer’s review, as described above, the Governance Committee recommended, and the non-employee Directors of the Board agreed, that effective as of the 2022 Annual Meeting, the cash retainer for the independent Lead Director will be increased by $20,000, to a total of $50,000 annually payable in cash, in recognition of the Lead Director’s increasing duties and time commitment, as discussed in the “Independent Lead Director” section of this Proxy Statement. The non-employee Directors’ annual compensation and the additional annual cash retainer for each Board Committee Chair, in the amounts described below, will remain unchanged.

Prior to December 31, 2021, non-employee Directors could elect to receive nonstatutory/nonqualified stock options in lieu of any portion of their cash compensation. The Governance Committee approved the cessation of the ability for non-employee Directors to elect to receive stock options in lieu of all or any portion of the annual cash retainer, effective December 31, 2021. Any outstanding stock options previously granted remain outstanding under the terms of the original grant until the options are exercised or expire. The non-employee Directors may continue to elect the deferral of all or a portion of their annual cash retainer.

Also, effective December 31, 2021, the Governance Committee terminated the non-employee Directors’ accidental death and dismemberment insurance, which coverage will not be replaced.

Director stock ownership guidelines

Under the Corporate Governance Guidelines, each non-employee Director is expected, within five years of when the individual first becomes subject to the guidelines, to own shares of Chevron common stock that have a value equal to seven times their annual cash retainer, or 15,000 shares, for serving as a Director. Shares may be owned directly by the individual, owned jointly with, or separately by, the individual’s spouse, or held in trust for the benefit of the individual, the individual’s spouse, or the individual’s children. All non-employee Directors with more than five years of service have met our stock ownership guidelines, and all non-employee Directors with less than five years of service have met or are on target to meet our stock ownership guidelines within the expected time.

2021 non-employee director compensation

The 2021 amounts for our non-employee Directors’ annual compensation, and the additional annual cash retainer for each Board Committee Chair, are described below.

Position	Cash Retainer	RSUs

Non-Employee Director	$150,000	$225,000

Independent Lead Director	$30,000	–

Audit Committee Chair	$30,000	–

Board Nominating and Governance Committee Chair	$20,000	–

Management Compensation Committee Chair	$25,000	–

Public Policy and Sustainability Committee Chair	$20,000	–

Chevron Corporation – 2022 Proxy Statement

Director compensation

Compensation during the fiscal year ended December 31, 2021

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2021.

Name	Fees earned or paid in cash ($)(1)		Stock awards ($)(2)	Option awards ($)(3)	All other compensation ($)(4)	Total ($)

Wanda M. Austin	$85,000	(5)(7)(8)	$225,000	—	$10,492	$320,492

John B. Frank	$112,500	(6)(7)	$225,000	$37,500	$10,492	$385,492

Alice P. Gast	$150,000	(6)	$225,000	—	$4,492	$379,492

Enrique Hernandez, Jr.	$172,500	(5)	$225,000	—	$10,492	$407,992

Marillyn A. Hewson	$134,753	(6)(9)	$314,629	—	$492	$449,874

Jon M. Huntsman Jr.	$150,000		$225,000	—	$492	$375,492

Charles W. Moorman	$132,500	(5)(6)(7)	$225,000	—	$10,492	$367,992

Dambisa F. Moyo	$150,000		$225,000	—	$492	$375,492

Debra Reed-Klages	$165,000	(5)	$225,000	—	$492	$390,492

Ronald D. Sugar	$190,000	(5)(6)(10)	$225,000	—	$10,492	$425,492

D. James Umpleby III	$150,000	(6)	$225,000	—	$10,492	$385,492

(1)	Form of compensation elected by a non-employee Director, as described above, can result in differences in reportable compensation.

(2)

Amounts reflect the aggregate grant date fair value for RSUs granted in 2021 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $103.87 per unit, the closing price of Chevron common stock on May 25, 2021, except for the prorated award for Ms. Hewson. Ms. Hewson received a prorated grant of 1,061 RSUs for the compensation period covering January 1, 2021, the day she joined the Board, through May 25, 2021. For Ms. Hewson, the grant date fair value of these RSUs was $84.45 per unit, the closing price of Chevron common stock on December 31, 2020, the last trading day prior to her Board appointment effective date of January 1, 2021. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value, and vest on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2021, the following non-employee Directors had the following number of shares subject to outstanding stock awards or deferrals:

Name	Restricted stock(a)	Stock units(a)	RSUs(a)	Stock units from Director’s deferral of cash retainer(b)	Total

Wanda M. Austin	–	–	2,221	–	2,221

John B. Frank	–	–	10,524	–	10,524

Alice P. Gast	–	–	20,139	–	20,139

Enrique Hernandez, Jr.	–	–	22,789	1,437	24,226

Marillyn A. Hewson	–	–	3,335	1,180	4,515

Jon M. Huntsman Jr.	–	–	2,221	–	2,221

Charles W. Moorman	–	–	25,417	12,859	38,276

Dambisa F. Moyo	–	–	2,221	–	2,221

Debra Reed-Klages	–	–	8,064	1,154	9,218

Ronald D. Sugar	2,952	9,035	43,729	18,598	74,314

D. James Umpleby III	–	–	2,221	–	2,221

(a)

Represents awards of restricted stock and dividends and stock units and dividend equivalents from 2005 through 2006, and awards of RSUs and dividend equivalents beginning in 2007, rounded to whole units. Awards of restricted stock are fully vested and are settled in shares of Chevron common stock upon retirement. Awards of stock units and deferred RSUs are settled in shares of Chevron common stock in either one or 10 annual installments following the Director’s retirement, resignation, or death. RSUs not deferred are settled in shares upon vesting on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. The terms of awards of RSUs are described above.

(b)

Represents deferred compensation and dividend equivalents, rounded to whole units. Distribution will be made in either one or 10 annual installments. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

Chevron Corporation – 2022 Proxy Statement

Director compensation

(3)

The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. Elections to receive stock options in lieu of any portion of cash compensation were made by December 31 in the year preceding the year in which the stock options were granted. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant. Under the NED Plan, non-employee Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding options. As noted above, effective December 31, 2021, Directors are no longer able to elect options in lieu of their cash compensation.

Amounts reported here reflect the aggregate grant date fair value for stock options granted on May 26, 2021. The grant date fair value was determined in accordance with ASC Topic 718 for financial reporting purposes. The grant date fair value of each option is calculated using the Black-Scholes model. Stock options granted on May 26, 2021, have an exercise price of $104.12 and a grant date fair value of $15.56. The assumptions used in the Black-Scholes model to calculate this grant date fair value were: an expected life of 6.8 years, a volatility rate of 31.5%, a risk-free interest rate of 1.24%, and a dividend yield of 5.91%. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions have been disregarded. The aggregate grant date fair value is being reported as compensation in 2021, the year of grant, notwithstanding the Annual Compensation Cycle covering the period from May 26, 2021 through May 24, 2022.

Mr. Frank elected to receive a portion of his 2021 annual cash compensation in the form of stock options. The number of stock options granted at the 2021 Annual Meeting was 2,410. One-half of the stock options vested on November 26, 2021, and the remaining half vests on May 24, 2022. Stock options expire after 10 years. At December 31, 2021, Mr. Frank had 14,413 vested and unvested stock options.

(4)	All Other Compensation for 2021 includes the following items:

Name	Insurance(a)	Perquisites(b)	Charitable(c)
Wanda M. Austin	$ 492	–	$ 10,000
John B. Frank	$ 492	–	$ 10,000
Alice P. Gast	$ 492	–	$ 4,000

Enrique Hernandez, Jr.	$ 492	–	$ 10,000

Marillyn A. Hewson	$ 492	–	–

Jon M. Huntsman Jr.	$ 492	–	–

Charles W. Moorman	$ 492	–	$ 10,000

Dambisa F. Moyo	$ 492	–	–

Debra Reed-Klages	$ 492	–	–

Ronald D. Sugar	$ 492	–	$ 10,000

D. James Umpleby III	$ 492	–	$ 10,000

(a)

Amounts reflect the annualized premium for accidental death and dismemberment insurance coverage paid by Chevron. Effective December 31, 2021, the accidental death and dismemberment insurance coverage for the non-employee Directors terminated. Coverage wil not be replaced.

(b)	Perquisites and personal benefits did not equal or exceed $10,000 for any non-employee Director in 2021.

(c)

Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the non-employee Directors in 2021.

(5)	Amount includes the additional retainer paid for serving as a Board Committee Chair during 2021.

(6)	Director has elected to defer all or a portion of the cash retainer under the NED Plan in 2021.

(7)

Dr. Austin and Messrs. Frank and Moorman each elected to receive a portion of their 2021 cash retainer, covering the period from January 1, 2021 through May 25, 2021, for the 2020 Annual Compensation Cycle in stock options in lieu of cash. Accordingly, all or a portion of the cash retainer was reported as compensation in 2020.

(8)	Reflects Dr. Austin’s cash retainer covering the period from May 26, 2021 through December 31, 2021.

(9)	Includes Ms. Hewson’s prorated cash retainer of $59,753 when she joined the Board during the 2020 Annual Compensation Cycle.

(10)	Amount includes the additional cash retainer paid for serving as Lead Director during 2021.

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

Role of the board of directors

The Board oversees and provides guidance for Chevron’s business and affairs. The Board oversees management’s development and implementation of Chevron’s strategy and business planning process. The Board monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. The Board also oversees management and the succession of key executives.

Corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	The role of the Board

•	Board succession planning and membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	The election of Directors

•	Other Board memberships

•	Director retirement policy

•	Number and composition of Board Committees

•	Board leadership and Lead Director

•	Executive sessions
•	Business Conduct and Ethics Code

•	Confidentiality

•	Succession planning

•	Board compensation

•	Board access to management and other employees

•	Director orientation and education

•	Evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	Access to outside advisors

•	Board agenda and meetings

Business conduct and ethics code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com and is available in print upon request. We will post any amendments to the code on our website. Directors, officers, and employees certify biennially that they will comply with the code.

Board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually, the Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout

Chevron Corporation – 2022 Proxy Statement

Corporate governance

his 39 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that

Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead discussions of the Board. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. Given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance, the Board believes it is clear that Mr. Wirth reports and is accountable to the independent Directors. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions between the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company employees, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

Independent lead director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each regular Board meeting and discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Sugar. The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions between the Board, management, and other Company personnel. Annually the Lead Director leads the independent Directors’ review of candidates for all senior management positions. This succession planning process includes consideration of both ordinary course succession, in the event of planned promotions and retirements, and planning for situations where the CEO or another member of senior management unexpectedly becomes unable to perform the duties of their positions.

The Lead Director and Chairman collaborate closely on Board meeting schedules and agendas and information provided to the Board. These consultations and agendas and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating with the Board” section of this Proxy Statement.

Also, as discussed in more detail in the “Year-Round Environmental, Social, and Governance Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those who are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors or about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role.

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•  Chair all meetings of the Board in the Chairman’s absence;

•  Chair the executive sessions;

•  Lead non-employee Directors in an annual discussion of the performance evaluation of the CEO as well as communicate that evaluation to the CEO;

•  Oversee the process for CEO succession planning;

•  Lead the Board’s review of the Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•  Lead the individual Director evaluation process;

•  Serve as liaison between the Chairman and the independent Directors;

•  Consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•  Be available to advise the Committee Chairs of the Board in fulfilling their designated roles and responsibilities;

•  Participate in the interview process for prospective directors with the Governance Committee;

•  Call meetings of the independent Directors and special meetings of the Board; and

•  Be available as appropriate for consultation and direct communication with major stockholders.

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Board oversight of risk

The Board of Directors and the Board Committees oversee Chevron’s risk management policies, processes, and practices for the risk management systems throughout the Company. Chevron faces a broad array of risks, including without limitation market, operational, strategic, legal, regulatory, political, financial, cybersecurity, sustainability, and climate change risks. The Board exercises its role of risk oversight in a variety of ways, including the following:

Board of directors

•   Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of Chevron’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by Chevron as “Risk Factors” in its Annual Report on Form 10-K

•   Oversees management’s implementation and utilization of appropriate risk management systems at all levels of Chevron, including operating companies, business units, corporate departments, and service companies

•   Reviews specific facilities and operational risks as part of visits to Chevron operations

•   Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process

•   Receives reports from management on and considers risk matters in the context of Chevron’s strategic, business, and operational planning and decision making

•   Receives reports from management on, and routinely considers, critical risk topics such as operational, financial, geopolitical/legislative, strategic, geological, security, commodity trading, skilled personnel/human capital, capital project execution, civil unrest, legal, technology/cybersecurity risk, and climate change risks

Audit committee

•   Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of Chevron’s financial statements, financial risk exposures as part of Chevron’s broad enterprise management program, Chevron’s Operational Excellence audit and assurance process, the qualifications, performance and independence of the independent auditor, the effectiveness of internal controls over financial reporting, and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•   Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•   Discusses Chevron’s policies with respect to financial risk assessment and financial risk management including, but not limited to, cybersecurity and sustainability and climate change risks

•   Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•   Meets with Chevron’s Chief Information Officer at least twice a year to review cybersecurity implications and risk management on financial exposures

•   Meets with Chevron’s General Manager, Operational Excellence (“OE”) Audit and Assurance, at least once a year to review findings of OE audits and corrective actions being taken to address priority findings

•   Reports its discussions to the full Board for consideration and action when appropriate

Board nominating and governance committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•   Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•   Discusses risk management in the context of general governance matters, including topics such as Board succession planning to ensure desired skills and attributes are represented, including but not limited to diversity, business leadership, finance, policy, and environmental and climate change experience; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•   In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•   Reports its discussions to the full Board for consideration and action when appropriate

Management compensation committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•   Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities

•   Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•   Reports its discussions to the full Board for consideration and action when appropriate

Public policy and sustainability committee

•   Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•   Provides oversight and guidance on and receives reports regarding environmental matters, including those related to sustainability and climate change, in connection with Chevron’s projects and operations

•   Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•   In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•   Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Board oversight of strategy

The Board of Directors and the Board Committees provide guidance to and oversight of management with respect to Chevron’s business strategy throughout the year. The Board dedicates at least one meeting each year to focus on Chevron’s strategic planning. In three of the past four years, the Board participated in expanded offsite strategy sessions that included presentations by a third-party expert to discuss energy transition issues. In addition, various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees. The Board also dedicates one meeting each year to review Chevron’s five-year business plan and to endorse the business plan, performance objectives, and capital and exploratory budget for the coming year. Our strategic plan sets direction, aligns our organization, and differentiates us from the competition. It guides our actions to successfully manage risk and deliver stockholder value. The Board of Directors and the Board Committees oversee fundamental components of our strategic plan, and management is charged with executing the business strategy. In order to assess performance against our strategic plans, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year. In addition, the vice president of Chevron Strategy & Sustainability chairs the Global Issues Committee, an executive-level committee that oversees the development of Chevron’s policies and positions related to global issues that may have significant impact on Chevron’s business interests and reputation. The vice president of Chevron Strategy & Sustainability also serves as secretary to the Public Policy and Sustainability Committee, helping to connect the Global Issue Committee’s work to the Public Policy and Sustainability Committee.

Human capital management

We invest in our people and culture, with the objective of developing the full potential of our workforce to deliver energy solutions and drive human progress. The Chevron Way explains our beliefs, vision, purpose and values. It guides how our employees work and establishes a common understanding of culture and aspirations. We hire, develop, and strive to retain a diverse workforce of high-performing talent, and foster a culture that values diversity, inclusion, and employee engagement. Our leadership is accountable for our investment in people and culture. This includes reviews of measures addressing critical function hiring, leadership development, retention, diversity and inclusion, and employee engagement.

As we strive to empower our team, we are proud of the external recognition we have received, including, among other accolades, an EDGE certification for being among the top certified companies for gender equality and a rating of 100% on the Human Rights Campaign Equality Index. Additional information about our efforts to put our people at the center of everything we do can be found on the “Social” and “Diversity and Inclusion” pages on our website.

Hiring, development, and retention

Our approach to attracting, developing and retaining a diverse workforce of high-performing talent is anchored in a long-term employment model that fosters an environment of personal growth and engagement. Our philosophy is to offer compelling career opportunities and a competitive total compensation and benefits package linked to individual and enterprise performance. We recruit new employees in part through partnerships with universities and diversity associations. In addition, we recruit experienced hires to provide specialized skills.

Our learning and development programs are designed to help employees achieve their full potential by building technical, operating, and leadership capabilities at all levels to produce energy safely, reliably, and efficiently. Our management regularly reviews measures on employee training and development programs, which are continually changing to meet the needs of our evolving business. For example, we deliver learning experiences digitally to empower our employees, in any location, to develop, maintain and enhance critical skills. In addition, to ensure business continuity, management regularly reviews the talent pipeline, identifies and develops succession candidates, and builds succession plans for key positions.

The Board is actively involved in reviewing and approving executive compensation, personnel selections, and succession plans to ensure we have leadership in place with the requisite skills and experience. In addition to the annual review of the CEO led by the Lead Director, the CEO periodically provides the Board with an assessment of senior executives and their potential as successors for the CEO position, as well as perspectives on potential candidates for other senior management positions. Members of the Board also meet directly with potential candidates for senior management positions. Our development programs and succession planning practices prepare us to continue providing the energy that enables human progress around the world.

Management routinely reviews the retention of its professional population, which includes executives, all levels of management, and the majority of its regular employee population; the annual voluntary attrition for this population was 4.5% in 2021, which is in line with rates over a five-year comparison period. The voluntary attrition rate generally excludes employee departures under enterprise-wide restructuring programs. We believe our low voluntary attrition rate is in part a result of the Company’s commitment to employee development, its long-term employment model, and competitive pay and benefits, and our culture.

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Diversity and inclusion

We believe innovative solutions to the most complex challenges emerge when diverse people, ideas, and experiences come together in an inclusive environment. We reinforce the values of diversity and inclusion through recruitment and talent development, equitable selection processes, community partnerships and supplier diversity. Examples of initiatives to further advance diversity and inclusion include our MARC (Men Advocating Real Change) program launched in 2017 in partnership with the non-profit organization Catalyst to facilitate discussions on gender equity in the workplace, and selection processes that reinforce the importance of diverse selection teams and candidate slates. In addition, we have 12 employee networks (voluntary groups of employees that come together based on shared identity or interests) and a Chairman’s Inclusion Council, which provides the employee network presidents with a direct line of communication to the Chairman and Chief Executive Officer, the Chief Human Resources Officer, the Chief Diversity and Inclusion Officer, and the enterprise leadership team to collaborate and discuss how employee networks can reinforce our values of diversity and inclusion.

Employee engagement

Employee engagement is an indicator of employee well-being and commitment to the Company’s values, purpose and strategies. We regularly conduct employee surveys to assess the health of the Company’s culture, and recent surveys indicate high employee engagement. In 2021, we increased survey frequency to better understand employee sentiment throughout the year, including focused efforts to gain insights into employee well-being. Our most recent employee survey found a total engagement score of 90% – among the best in the oil and gas industry. We are proud that 94% of employees surveyed reported that they “believe strongly in the goals and objectives of Chevron” and 93% reported being “proud to be a part of Chevron.” Chevron prioritizes the health, safety and well-being of our employees. Our safety culture empowers every member of its workforce to exercise stop-work authority without repercussion to address any potentially unsafe work conditions. We developed new safeguards and operating standards and updated existing protocols to adjust for the ever-changing conditions of the pandemic, including a return to the workplace strategy that incorporated paced, condition-based stages. We announced a hybrid work model based on employee feedback and learnings from the pandemic, which will allow certain employees the flexibility to combine in-office and remote work. Additionally, we offer long-standing employee support programs such as Ombuds, an independent resource designed to equip employees with options to address and resolve workplace issues; a company hotline, where employees can report concerns to the Corporate Compliance department; and an Employee Assistance Program, a confidential consulting service that can help employees resolve a broad range of personal, family and work-related concerns.

Board oversight of environmental, social, and governance matters

Chevron’s sustainability efforts and environmental, social, and governance (“ESG”) priorities are focused on protecting the environment, empowering people, and getting results the right way. The Board oversees Chevron’s performance and management of various ESG issues, including climate change, ESG reporting, lobbying practices, human capital management, cybersecurity, and human rights. The Board also offers guidance on Chevron’s Corporate Sustainability Report and on climate change reports aligned with the Financial Stability Board’s Task Force on Climate-related Financial Disclosures (“TCFD”). The Board’s four standing Committees provide oversight and guidance over different aspects of ESG issues. For example, the Public Policy and Sustainability Committee assesses and advises on risks that

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may arise in connection with social, political, environmental, and public policy aspects of Chevron’s business and helps management evaluate trends and potential implications. The Public Policy and Sustainability Committee is briefed on the work of the Chevron Global Issues Committee, an executive-level committee that is regularly updated on various sustainability issues as well as ESG engagements with stockholders and other stakeholders. The Audit Committee discusses potential financial risk exposures related to sustainability. The Governance Committee discusses maintaining appropriate Board composition to oversee various sustainability and ESG issues and reviews stockholder proposals, many of which are ESG focused. The Management Compensation Committee (“MCC”) discusses how to align incentive program design with Chevron’s sustainability strategy. In addition to providing oversight, the Board is committed to fostering long-term and institution-wide relationships with stockholders and listening to their input on sustainability and ESG issues.

Board oversight of environmental issues

In 2004, we launched our Operational Excellence Management System (“OEMS”), a comprehensive system that helped build our Operational Excellence (“OE”) culture and improve our health, environment and safety performance. OEMS is a risk-based and systematic approach to identify, assess, prioritize and manage OE risks. Environment is one of the six critical OE focus areas. The OEMS Environmental Focus Area is the framework we use to manage significant environmental risks. Under the OEMS Focus Area of Environment, Chevron operates using four environmental principles that define how we develop energy in an environmentally responsible manner. These are: include environmental impact in decision making, reduce our environmental footprint, operate responsibly, and steward our sites. A description of these principles can be found on Chevron’s website. Under OEMS, we also have an environmental risk management strategy aimed at driving improvements in environmental performance across the enterprise and an environmental risk management process to identify and manage potential environmental risks across the asset life cycle.

The Board of Directors, the Audit Committee, and the Public Policy and Sustainability Committee provide oversight and guidance on environmental matters in connection with Chevron’s projects and operations and are regularly briefed by professionals whose focus is on environmental protection and stewardship. Members of the Board visit Chevron operations across the globe and discuss environmental matters specific and relevant to these locations. Significant environmental and process safety issues are reviewed by the Board to ensure compliance with the Company’s rigorous processes. The Audit Committee meets with Chevron’s General Manager, Operational Excellence Audit and Assurance, at least once a year to review findings of OE audits and corrective Actions being taken to address priority findings. The Public Policy and Sustainability Committee assists the Board in identifying, evaluating, and monitoring public policy trends and environmental issues that could impact the Company’s business activities and performance. It also reviews and makes recommendations for Chevron’s strategies related to corporate responsibility and reputation management. The Board of Directors and the Public Policy and Sustainability Committee regularly receive reports of stockholder engagements related to environmental issues and incorporate these into the direction they provide to management.

Chevron’s approach to the energy transition

At Chevron, we believe the future of energy is lower carbon, and we support the global net zero ambitions of the Paris Agreement. Affordable, reliable, ever-cleaner energy is essential to achieving a more prosperous world. Our Board has been heavily engaged in support of our energy transition strategy on our stockholders’ behalf. Our strategy is clear: Leverage our strengths to deliver lower carbon energy to a growing world. Our assets, capabilities and customers are distinct advantages. We’re building on these strengths as we aim to lead in lower carbon intensity oil, products and natural gas and to advance new products and solutions that reduce the carbon emissions of major industries – driving energy progress essential to a dynamic world.

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To deliver on our strategy, our primary objective is to deliver higher returns, lower carbon by lowering the carbon intensity of our assets cost efficiently and growing lower carbon businesses. In total, Chevron is planning $10 billion in lower carbon capital investments between 2021 and 2028 to reduce the carbon intensity of our oil, products and gas business and to build new lower carbon energy businesses.

Lower carbon intensity of our operations: In 2021, we built upon our previously disclosed metrics and targets and updated GHG emissions intensity targets through 2028, introduced a net zero aspiration by 2050 for Upstream Scope 1 and 2 emissions, introduced the Portfolio Carbon Intensity (“PCI”) methodology to facilitate carbon-intensity accounting, and established a PCI target covering Scope 1, Scope 2, and certain Scope 3 emissions from use of products. The PCI metric encompasses the company’s Upstream and Downstream business and includes Scope 1 (direct emissions), Scope 2 (indirect emissions from imported electricity and steam), and certain Scope 3 (primarily emissions from use of sold products) emissions. Our additional GHG emissions intensity metrics are equity- and commodity- based, which means that they represent Chevron’s ownership interest in our operated and non-operated assets and consider the different uses of oil and gas (i.e., transportation and power).

In our most recent Task Force for Climate Change-related Financial Disclosure (TCFD)-aligned report issued in October 2021, we described our GHG intensity targets for oil, gas, flaring, and methane for 2028. In alignment with the Paris Agreement requirement that governments report their performance in five-year stocktakes, we have set metrics for 2023 (which were achieved in 2020) and 2028 and intend to set targets every five years thereafter. We have set 2016 as our baseline to align with the year the Paris Agreement came into force. The table below summarizes Chevron’s principal GHG emissions intensity reduction targets:

	Chevron’s Portfolio Carbon Intensity (Scope 1,2, and 3) reduction target for 2028
PCI	71	g CO2e/MJ	> 5% reduction from 2016
	Aspiration: Net-Zero Upstream business by 2050 (Scope 1 and 2)
	Chevron’s Upstream Carbon Intensity (scope 1 and 2) reduction targets for 2028
	Upstream Carbon Intensity Targets
Oil	24	kg CO2e/boe for oil (global industry averages 46)	40% reduction from 2016
Gas	24	kg CO2e/boe for gas (global industry averages 71)	26% reduction from 2016
Methane	2	kg CO2e/boe for methane and a global methane detection campaign	53% reduction from 2016

Flaring	3 0	kg CO2e/boe for overall flaring routine flaring by 2030	66% reduction from 2016
*	CO2e = carbon dioxide equivalents MJ = megajoules boe = barrels of oil-equivalent kg = kilogram g = gram

Grow lower carbon businesses: Our lower carbon strategy is focused on growing new businesses targeting harder-to-abate sectors, such as manufacturing, aviation, and heavy-duty transportation. To accelerate progress, we formed Chevron New Energies (“CNE”), an organization focused on areas where we believe we can build competitive advantages and that target these hard-to-abate sectors. Carbon Capture, Utilization, and Storage (“CCUS”), offsets, and hydrogen are at the core of this strategy, and we believe they are an important part of addressing climate change.

We see CCUS opportunities in two areas: reducing the carbon intensity of our existing assets and growing our carbon capture business, primarily through hubs with third-party emitters as partners and customers. In addition, Chevron’s experience in developing and using offsets dates back nearly two decades and is an important part of our operations in areas like Australia,

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Canada, Colombia, and California. We have a global carbon trading organization and actively participate in multiple registries and exchanges. We expect to be a portfolio supplier of offsets by providing more customers with offset-paired products. Chevron’s approach to hydrogen envisions the use of green, blue, and gray hydrogen. We believe the use of blue and green hydrogen as a fuel source can help reduce the amount of GHG emissions entering the atmosphere. While gray hydrogen is viewed as not directly supporting decarbonization of the energy sector, we believe that early-use cases of gray hydrogen can provide key opportunities to de-risk technology, enable development of supporting infrastructure, including fueling stations, and contribute to learnings. Renewable fuels also play a critical role in growing our lower carbon businesses and are linked to existing assets, infrastructure, and markets. CNE will support our Downstream business unit as it seeks to leverage our refining systems and customer relationships to profitably grow our renewable fuels businesses.

For 2020, the MCC added “GHG management” to the “Health, environmental, and safety” performance category for the 2020 CIP scorecard. For the 2021 CIP scorecard, the MCC replaced “GHG management” with a new performance category: “Energy Transition” (see page 51 for the 2021 CIP scorecard). This important addition responds to stockholder input and reinforces Chevron’s focus on advancing a lower carbon future. This new category has a 10% weighting and measures Chevron’s progress in the area of GHG management, renewable energy and carbon offsets, and low carbon technologies. The scorecard performance outcomes impact CIP payout for all eligible employees.

Reaching the ambitions of the Paris Agreement will require breakthroughs in technology and innovation, more ambitious government policy, and the ability to attract and forge new partnerships. No one country, no one industry, no one company acting alone can meet the world’s energy and climate goals. That’s why we intend to be the partner of choice for those with complementary strengths and shared aspirations.

Director independence

Your Board has determined that each non-employee Director who served in 2021 and non-employee Director nominee is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	A director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5% of the receiving entity’s consolidated gross revenues, whichever is greater;

•	An employee of another entity if business transactions in the most recent fiscal year between Chevron and that entity do not exceed $250,000 or 0.5% of the receiving entity’s consolidated gross revenues for that year, whichever is greater;

•	A director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2% of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•	A relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2% of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Drs. Moyo and Sugar, Mses. Hewson and Reed-Klages, and Messrs. Hernandez, Huntsman, Moorman, and Umpleby served as directors of for-profit entities with which Chevron conducts business in the ordinary course. Other than Dr. Moyo, they and Drs. Austin and Gast, and Mr. Frank served as directors or trustees of, or similar advisors to, not-for-profit entities to which Chevron makes contributions. The Board has determined that all of these transactions and contributions were below the thresholds set forth in the first and second categorical standards described above (except as noted below) and are, therefore, categorically immaterial to the particular Director’s independence.

The Board reviewed the following relationships and transactions that existed or occurred in 2021 that are not covered by the categorical standards described above:

•	For Mr. Hernandez, the Board considered that, in 2021, Chevron purchased services from two subsidiaries of Inter-Con Security Systems, Inc., in the ordinary course of business, amounting to less than 1% of Inter-Con’s most recent annual consolidated gross revenues. Mr. Hernandez is Chairman and a significant stockholder of Inter-Con, a privately held business. Three of Mr. Hernandez’s adult sons are executives of Inter-Con. The Board concluded that these transactions would not impair Mr. Hernandez’s independence.

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Board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy and Sustainability. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE Corporate Governance Standards. Each independent Director, including each member of the MCC, is an “outside” Director for purposes of ensuring that certain pre-2019 grants meet the grandfather rule in Section 162(m) of the Internal Revenue Code of 1986, as amended. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined under the Exchange Act and related rules and the NYSE Corporate Governance Standards.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and outside advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairs facilitate rotation of Committee Chairs while preserving experienced leadership.

Each Committee operates under a written charter that sets forth the purposes and responsibilities of the Committee as well as qualifications for Committee membership. Each Committee assesses the adequacy of its charter periodically and recommends changes to the Governance Committee. All Committees report regularly to the full Board of Directors with respect to their activities. Committee charters can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

Board and committee meetings and attendance

In 2021, your Board held six regular Board meetings and one special Board meeting, with each regular meeting including an executive session of independent Directors led by our independent Lead Director. In addition, 25 Board Committee meetings were held in 2021, which included nine Audit Committee, five Governance Committee, four MCC, five Public Policy and Sustainability Committee and two joint meetings of the Governance and the Public Policy and Sustainability Committees. All Directors attended 100% of their Board and Committee meetings during 2021. Chevron’s policy regarding Directors’ attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All Directors attended the 2021 Annual Meeting.

Board and committee evaluations

Each year, your Board and its Committees perform a rigorous self-evaluation. As required by Chevron’s Corporate Governance Guidelines, the Governance Committee oversees this process. The performance evaluations solicit anonymous input from Directors regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors and provide an opportunity for Directors to identify areas for improvement. In addition, the independent Lead Director has individual conversations with each member of the Board, providing further opportunity for dialogue and improvement. In 2018, the Governance Committee augmented the individual Director evaluation by adding an individual Director performance evaluation questionnaire to more rigorously evaluate individual Director performance. Under this part of the process, each Director sends a confidential individual Director performance evaluation for each independent Director to outside counsel retained by the Company at the Governance Committee’s request. Outside counsel compiles the results of the evaluations into reports, which are sent to the Lead Director for consideration and used by the Lead Director during individual conversations with each independent Director (the Chair of the Audit Committee receives the report on the Lead Director and meets with the Lead Director regarding that report). The Governance Committee reviews the results and feedback from the evaluation process and makes recommendations for improvements as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board, Committee, and individual Director effectiveness, and identify opportunities to strengthen the Board.

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Committees and membership	Committee functions
Audit Debra Reed-Klages, Chair John B. Frank Marillyn A. Hewson Dambisa F. Moyo

•   Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•   Reviews reports of the independent registered public accounting firm and internal auditors

•   Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•   Monitors the effectiveness of the audit process and financial reporting

•   Monitors the maintenance of an effective internal audit function

•   Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•   Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•   Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including, but not limited to, cybersecurity and sustainability and climate change risks as they relate to financial risk exposures, and Chevron’s Operational Excellence audit and assurance process

•   Evaluates the effectiveness of the Audit Committee

Board nominating and governance Wanda M. Austin, Chair Alice P. Gast Charles W. Moorman Ronald D. Sugar D. James Umpleby III

•   Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•   Assesses the size and composition of the Board to evaluate the skills and experience that are currently represented, as well as the skills and characteristics that the Board may find valuable in the future, including but not limited to diversity, business leadership, finance, policy, and environmental and climate change experience

•   Engages in succession planning for the Board and key leadership roles on the Board and its Committees

•   Recommends prospective Director nominees

•   Oversees the orientation process for new Directors and ongoing education for Directors

•   Reviews and approves non-employee Director compensation

•   Evaluates and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board-adopted governance provisions

•   Assesses stock ownership guidelines for Directors and the Directors’ ownership relative to the guidelines

•   Reviews stockholder proposals and recommends (in conjunction with the Public Policy and Sustainability Committee) Board responses to proposals

•   Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance practices and processes

•   Evaluates the effectiveness of the Governance Committee

Management compensation Charles W. Moorman, Chair Wanda M. Austin Enrique Hernandez, Jr. Jon M. Huntsman Jr. Ronald D. Sugar

•   Conducts an annual review of the CEO’s performance

•   Reviews and recommends to the independent Directors salary and the short-term and long-term incentive compensation for the CEO

•   Reviews and approves salaries and short-term and long-term incentive compensation for executive officers other than the CEO

•   Reviews the annual Compensation Discussion and Analysis (“CD&A”) and recommends to the independent Directors to include in the Proxy Statement.

•   Administers Chevron’s executive incentive and equity-based compensation plans

•   Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•   Reviews and approves an executive compensation philosophy that aligns with Chevron’s strategy and stockholder interests, including those related to sustainability and climate change risks and opportunities

•   Reviews and approves peer group(s) used to benchmark executive compensation levels, program design and practices, and relative performance

•   Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•   Evaluates the effectiveness of the MCC

Public policy and sustainability Enrique Hernandez, Jr., Chair Alice P. Gast Jon M. Huntsman Jr. D. James Umpleby III

•   Identifies, monitors, and evaluates domestic and international environmental, social, human rights, political, and public policy matters, including those related to sustainability and climate change, that are relevant to Chevron’s activities and performance

•   Assists the Board in devoting appropriate attention and effective response to stockholder concerns regarding such issues

•   Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•   Reviews annually the policies, procedures, expenditures, and public disclosure practices related to Chevron’s political activities, including political contributions and direct and indirect lobbying

•   Reviews stockholder proposals and recommends (in conjunction with the Governance Committee) Board responses to proposals

•   Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the environmental, social, human rights, political, and public policy aspects of Chevron’s activities, and in doing so directs that the Company consider a broad range of perspectives

•   Evaluates the effectiveness of the Public Policy and Sustainability Committee

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Director orientation and education

Chevron’s Board maintains a new Director orientation program that is preferably completed during a new Director’s first year of Board service. The orientation program has three main components: (1) written materials detailing information about Chevron, such as Chevron’s governing documents, recent U.S. Securities and Exchange Commission (“SEC”) filings, and press releases; (2) a series of meetings with Chevron’s senior executives; and (3) Chevron facility/site visits to experience Chevron’s operations in person (visits include a downstream facility, typically a refinery, and an upstream operation). Beyond orientation, Directors regularly visit different Chevron work locations to meet with employees and learn about particular operations. In addition, Directors are provided with a list of continuing director education opportunities, and all Directors are encouraged to periodically attend director continuing education programs offered by various organizations. Directors also benefit from access to various governance and directorship organizations and publications to which Chevron subscribes. Directors also receive a weekly digest of news articles related to Chevron. Directors also receive ongoing education through Board briefings and presentations at Board and Committee meetings, which regularly include outside speakers on various topics.

Hedging, pledging, and other transactions

Members of the Board and members of Chevron’s Global Leadership Forum are prohibited from:

•	Engaging in hedging transactions or speculative transactions involving Chevron securities, including, but not limited to, short sales and trading in options, puts, calls, straddles, swaps, or other derivative securities;

•	Purchasing Chevron securities on margin;
•	Engaging in monetization transactions, such as forward sale contracts involving Chevron securities; and

•	Pledging Chevron securities as collateral for a loan or any other purpose.

Employees other than those listed above, are generally permitted to engage in transactions involving Chevron securities that are designed to hedge or offset market  risk.

Related person transactions

Review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Governance Committee with reviewing related person transactions as defined by SEC rules. The Governance Committee has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Governance Committee will review these reports and determine whether to approve the identified transaction. The Governance Committee has identified the following categories of transactions that are deemed to be preapproved by the Governance Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•	Compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement and if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	Compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	Transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•	Transactions involving competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with our competitive bidding procedures);

•	Transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

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•	Transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•	Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•	Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is an employee of another entity and the transaction does not exceed $250,000 or 0.5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•	Charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2% (whichever is greater) of that entity’s gross revenues for that year; and

•	Transactions conducted in the ordinary course of business where our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2% of the total equity or partnership interests of the entity.

The Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or their family members.

Related person transactions

John T. Geagea, a brother of Mr. Joseph C. Geagea, Executive Vice President and senior advisor to the Chairman and CEO, is employed as a contractor by International Inspection Centre Co. W.L.L (“Intrex”), a contractor firm of Chevron and works solely on Chevron matters. In 2021, Chevron paid Intrex $3,868,833 and is expected to pay Intrex approximately the same amount in 2022. In 2021, Intrex paid John Geagea compensation in the amount of approximately $197,781, including salary and customary employee benefits, and is expected to pay him the same amount in 2022. These amounts reflect compensation that is consistent with the total compensation provided to other contractors of the same level with similar responsibilities. Dollar amounts for Intrex and John Geagea are based on the exchange rate at December 31, 2021.

Year-round environmental, social, and governance engagement

Fostering long-term and institution-wide relationships with stockholders and other stakeholders is a core Chevron objective. Chevron conducts extensive engagements with external stakeholders including stockholders as an essential part of addressing sustainability-related issues. These engagements routinely cover climate change, energy transition, workplace culture, human rights, human capital management, lobbying, governance and other issues.

In addition, we engage in extensive investor relations, in which members of management regularly meet with stockholders to review Company strategies, financial and operating performance, capital allocation priorities, and other topics of interest. We use all of these sessions to ensure that the Board and management understand the issues that are important to our stockholders.

Stockholder engagement following the 2021 Annual Meeting was robust, as Chevron’s Board and management sought feedback on key areas of stockholder interest, including about Chevron’s potential response to stockholder proposals received at our 2021 Annual Meeting. Described below in greater detail, Chevron’s actions were directly informed by this dialogue with our stockholders. More than 100 one-on-one ESG-focused meetings with stockholders occurred, representing 39% of outstanding common stock. Our CEO and/or Directors participated in ESG-focused meetings with stockholders representing 30% of outstanding common stock.

To continuously improve Chevron’s governance processes and communications, Chevron follows the Annual Engagement Plan and Process outlined below.

Spring

The Annual Report and Proxy Statement are developed with Board oversight. The ESG Engagement Team coordinates meetings with every proxy proposal proponent to discuss their concerns. Meetings are also set with our largest stockholders and key stakeholders to review matters to be considered at the Annual Meeting of Stockholders and obtain feedback about potential responses and positions.

Summer

The Board and Management review the Annual Meeting outcomes and post-vote feedback. This discussion helps set the agenda for Fall/Winter engagement.

Fall/Winter

With Board oversight, Management determines what actions to take in response to the Annual Meeting. The ESG Engagement Team continues its outreach to stockholders and stakeholders to understand the evolving landscape. Management and/or Board members have ESG-focused meetings with our largest stockholders and other stakeholders.

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Through this program, we seek to address environmental, social, and governance topics raised by our stockholders. This process also informs our corporate policies and reporting. The Governance Committee and the Public Policy and Sustainability Committee oversee the stockholder engagement program. Feedback received by the Company during these engagements is shared with our full Board, its relevant Committees, and relevant members of senior management.

Since Chevron’s last Annual Meeting, an engagement team consisting of senior executives; subject matter experts on governance, compensation, and environmental and social issues (“ESG Engagement Team”); and, when appropriate, our independent Lead Director and the Chairs of our Audit, Governance, and Public Policy and Sustainability Committees, have continued to engage with stockholders.

In addition, the team reached out to every stockholder or their representative who submitted proposals for inclusion in our Proxy Statement and met with each to discuss their perspective.

During our engagements, Chevron gained valuable feedback on key topics, including:

•	Our energy transition strategy, including our net zero Upstream 2050 aspiration and greenhouse gas (“GHG”) intensity targets;
•	The role of oil and gas in the energy transition;

•	The future of Chevron New Energies, our new business focused on lower carbon opportunities such as hydrogen and carbon capture;

•	Our work to support more standardized GHG reporting and promote value chain accounting, including on our GHG emissions disclosure framework;

•	Methane management, including Chevron’s 2028 methane target, and increasing expectations for reductions and the potential for direct measurements;

•	Our Board’s composition, including Director tenure, skills, and capacity;

•	Our approach to lobbying and disclosure, as well as continued scrutiny of alignment with trade associations; and

•	The importance of a diverse and inclusive workplace at all levels of the Company.

For more information about these engagements, see the “Independent Lead Director,” and “Compensation Discussion and Analysis” sections of this Proxy Statement.

Our response to stockholders

As noted above, Chevron engages regularly with key stockholders and stakeholders. We had over 100 one-on-one ESG-focused meetings with 71 institutions, representing 39% of outstanding common stock. Our CEO and Directors participated in ESG-focused meetings with stockholders representing 30% of outstanding common stock. These engagements included meetings with Climate Action 100+ and most of our top 25 stockholders and informed the actions we took following the 2021 Annual Meeting, as summarized below.

Key stockholder issues and 2021 proxy proposals	What we heard from stockholders	Our board’s perspective & what we did

Climate Change	GHG disclosure and performance are priority issues for our stockholders. Our stockholders support the Paris Agreement, but they have varied views on the pace of future progress toward that goal.

Our October 2021 TCFD-aligned Climate Report included information responsive to the two climate-related proposals discussed below. In addition, the October 2021 Climate Report provided further information on the Company’s capital allocation plans and strategies to deliver long-term value to stockholders in a lower carbon future.

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Key stockholder issues and 2021 proxy proposals	What we heard from stockholders	Our board’s perspective & what we did

2021 Proposal to Reduce Scope 3 Emissions: Requested Chevron to “substantially reduce the greenhouse gas (GHG) emissions of their energy products (Scope 3) in the medium- and long-term.” 61% of the votes cast supported.

The Proposal’s resolution also stated:

“[N]othing in this resolution shall serve to micromanage the Company by seeking to impose methods for implementing complex policies in place of the ongoing judgement of management as overseen by its board of directors.”

The Proposal’s supporting statement said: “Nothing in this resolution shall limit the Company’s powers to set and vary their strategy or take any action which they believe in good faith would best contribute to reducing GHG emissions.”

While there was general agreement about the importance of addressing Scope 3, there was not a consensus among stockholders about the appropriateness of absolute Scope 3 reductions.

Some stockholders, including those that supported the proposal, shared that they recognized that absolute reductions of GHG emissions, and specifically Scope 3 emissions, may not be appropriate for Chevron because that would require significantly changing our business strategy.

Most stockholders generally did not favor shrinking Chevron’s traditional oil and gas business or shifting the core business to renewables as ways to reduce Scope 3 emissions.

Stockholders appreciated Chevron’s transparent reporting of Scopes 1, 2, and 3 emissions and generally expressed support for Chevron’s approach to reducing GHG emissions on an equity and intensity basis and including Scope 3 as part of Chevron’s Portfolio Carbon Intensity metric.

The flexibility allowed in the proposal for the Company to determine the best path forward was also an important element to many stockholders that supported the proposal.

In addition to setting various GHG emissions intensity targets through 2028 and introducing a net zero aspiration by 2050 for Upstream Scope 1 and 2 emissions, Chevron developed a Portfolio Carbon Intensity (“PCI”) methodology that covers Scope 1, 2, and Scope 3 emissions from use of products, and set a PCI Reduction target for 2028 that includes Scope 1, Scope 2, and certain Scope 3 emissions: 71 g CO2e/MJ by 2028, a > 5% reduction from 2016. Chevron has also set 2030 low-carbon business targets on renewable fuels (100 thousand barrels a day), hydrogen (150 million tonnes per annum), and CCUS (25 thousand tonnes per annum) in order to help reduce GHG emissions in hard-to-abate sectors.

We believe that an absolute Scope 3 target is incompatible with our strategy that includes increasing our oil and gas production while lowering carbon intensity and providing lower carbon solutions for hard-to-abate sectors.

2021 Proposal for a Report on Impacts of Net Zero 2050 Scenario:

Requested an audited report on whether and how a reduction in fossil fuel demand under the International Energy Agency’s (“IEA”) Net Zero by 2050 scenario (“NZE 2050”) would affect Chevron’s financial position and underlying assumptions. 48% of votes cast supported.

	Stockholders generally provided positive feedback about the level of detail regarding the NZE scenario provided in our October 2021 TCFD-aligned Climate Report. During engagements, stockholders did not generally focus on the issue of auditing the NZE scenario and recognized that auditing the analysis of IEA scenarios was not an established practice.	Our October 2021 TCFD-aligned Climate Report included a detailed scenario analysis of NZE 2050 against Chevron’s forecasted portfolio. The NZE scenario analysis describes how our portfolio would fare from a financial viability perspective and also the changes we would need to make if such a scenario were to actually occur. Chevron’s Corporate Audit department conducted a non-rated assurance review of the analysis. Because we do not rely on the NZE 2050 scenario for business planning, we do not think an audited report is warranted under established U.S. GAAP standards and would not be a responsible use of resources.

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Key stockholder issues and 2021 proxy proposals	What we heard from stockholders	Our board’s perspective & what we did

2021 Proposal for a Report on Lobbying: Proposal requested an annual report about: (1) Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications; (2) Payments by Chevron used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient; (3) Chevron’s membership in and payments to any tax-exempt organization that writes and endorses model legislation; and (4) Description of management’s and the Board’s decision making process and oversight for making payments described in sections 2 and 3 above. 48% of votes cast supported.

Stockholders generally acknowledged that the proposal requested four specific and different actions from the Company.

Some stockholders emphasized more transparency into how the Board oversees lobbying activity.

Some stockholders emphasized disclosure of all trade associations to which we contribute that participate in lobbying (not just those where our contributions exceed a particular dollar threshold).

Stockholders appreciated the increased transparency on lobbying and indicated that disclosure of specific payments to individual trade associations was not necessary for their decision making.

Chevron extensively updated its lobbying and trade association website. Chevron now includes on its website:

•  a detailed description of our policies and procedures governing lobbying activities and how our Management and Board manage reputational risk associated with lobbying;

•  a list of all trade associations to which we contribute that lobby; the range of lobbying expenditures (federal, state, and grassroots) made through these trade associations; the percentage of dues attributed to direct and indirect lobbying through trade associations; and information about membership dues paid to organizations that write model legislation.

•  Beginning in 2022, we plan two updates per year regarding the Company’s corporate political contributions, trade association memberships where a portion of dues are attributed to lobbying, and Chevron employee political action committee contributions.

During our engagements, we explained our approach to potential misalignments with trade associations, which is to focus on the overall value a trade association provides Chevron and to address any misalignment on a specific topic through engagement with the trade association. Through this approach, we believe we are better able to work toward effective solutions. Our updated lobbying reports cite examples where Chevron has worked with other member companies to move trade association positions toward our position, such as support for carbon pricing.

Diversity and Inclusion	Stockholders continue to express interest in Chevron’s approach to diversity and inclusion, and the steps Chevron is taking to enhance diversity and inclusion to protect Chevron’s reputation and to leverage the full value of our workforce.

In 2021, as part of our continued efforts to foster diversity and inclusion at all levels of the Company, Chevron updated its talent development strategy and launched new development programs for underrepresented talent. These programs include the Chevron Latinx Leadership Program and the Asian American Leadership Development Program.

Chevron has continued to publish our most recent EEOC Report on our website and in our corporate sustainability report.

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Key stockholder issues and 2021 proxy proposals	What we heard from stockholders	Our board’s perspective & what we did

Board Composition and Skills

Stockholders are increasingly interested in understanding how the skills of our Board can help Chevron navigate in the energy transition.

Stockholders want assurance that our Directors have the time and capacity to support the Company in challenging times.

We have expanded our skills matrix to show where our Directors have experience in leading business transformation. The Board recognizes that this capability is critical to the Board’s ability to provide effective oversight of the Company and its strategy.

The Board has provided greater disclosure about how the Governance Committee assesses the composition of the Board and evaluates the effectiveness of: the Board as a whole, each Board Committee, and individual Directors, including how the Governance Committee assesses Director time commitments and limits on public company directorships, to ensure that the nominees and Board as a whole meet the requirements and needs of the Company.

Chevron Incentive Plan Scorecard	Stockholders expressed interest in learning how the Company incentivizes progress on Chevron’s energy transition strategy.	To ensure accountability for our efforts to advance a lower carbon future, we modified the 2021 Chevron Incentive Plan (“CIP”) scorecard to include an “Energy Transition” category. Performance will be measured on progress in achieving our GHG metrics, growing renewable energy and carbon offsets, and investing in low-carbon technologies. The scorecard performance outcomes impact CIP payout for our eligible employees – approximately 37,000 at year-end 2021.

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Board nominating and governance committee report

The Board Nominating and Governance Committee (“Committee”) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the New York Stock Exchange Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	Annual election of all Directors;

•	Supermajority of independent Directors;

•	Majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	Annual election of the Chairman of the Board by independent Directors;

•	Annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;
•	Annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	Director and executive officer succession planning;

•	Confidential stockholder voting policy;

•	Robust business conduct and ethics code for all Directors and employees;

•	Director orientation program for new Directors and ongoing education for Directors;

•	Minimum stock ownership guidelines for Directors and executive officers;

•	Review and approval or ratification of “related person transactions” as defined by SEC rules;

•	Policy to obtain stockholder approval of any stockholder rights plan;

•	Proxy access;

•	One vote for each common stock;

•	Right of stockholders to call for a special meeting; and

•	No supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate-governance and are available in print upon request.

Respectfully submitted on March 29, 2022, by members of the Board Nominating and Governance Committee of your Board:

Wanda M. Austin, Chair

Alice P. Gast

Charles W. Moorman

Ronald D. Sugar

D. James Umpleby III

Chevron Corporation – 2022 Proxy Statement

Corporate governance

Management compensation committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 40 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on March 29, 2022, by members of the Management Compensation Committee of your Board:

Charles W. Moorman, Chair
Wanda M. Austin
Enrique Hernandez, Jr.
Jon M. Huntsman Jr.
Ronald D. Sugar

Audit committee report

Roles and responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm – PricewaterhouseCoopers LLP (“PwC”) – is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required disclosures and discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2021, as contained in the 2021 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures required by the PCAOB regarding PwC’s independence; and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence.

Committee recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 23, 2022, by the members of the Audit Committee of your Board:

Debra Reed-Klages, Chair

John B. Frank

Marillyn A. Hewson

Dambisa F. Moyo

Communicating with the board

The Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications and the responses sent, and takes further action, as appropriate. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director or Non-Employee Directors, c/o Office of the Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324 or by email to corpgov@chevron.com.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Compensation discussion and analysis

Executive summary

Business description and context

Chevron is a fully integrated company involved in many facets of the energy industry. We believe affordable, reliable, and ever-cleaner energy is essential to achieving a more prosperous and sustainable world. We explore for, produce, and transport crude oil, natural gas, and natural gas liquids; process and transport liquefied natural gas; refine, market, and distribute transportation fuels and lubricants; manufacture and sell petrochemicals and additives; have a small, but growing, presence in the manufacture and sale of renewable natural gas, renewable diesel, and renewable base-oil; generate power; and develop and deploy technologies that enhance business value in multiple aspects of the Company’s operations. We are focused on lowering the carbon intensity of our operations and seeking to grow lower carbon businesses along with our traditional business lines. Our business is capital-intensive and has long investment horizons – most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles. In 2019, Brent oil prices averaged $64 per barrel, down 10% versus the prior year, primarily due to demand concerns about a slowing global economy. By late March 2020, the Brent oil price was under $20 per barrel, mainly due to the significant decline in demand as a result of the COVID-19 pandemic and the breakdown in the OPEC+ talks about production levels. In late 2020, the Brent price had recovered to $50 per barrel, largely based on optimism that the availability of COVID-19 vaccines would lead to greater oil demand and that OPEC+ producers’ supply cuts would be only gradually reduced. By the end of 2021, oil and gas demand had returned to near pre-pandemic levels, even with jet demand lagging recovery, and the Brent price averaged $71 for the full year. Looking forward, oil price futures indicate Brent prices may remain elevated above $90 per barrel in 2022.

Note:

(1)	Brent futures prices are as of March 29, 2022.

Chevron made significant progress in a year full of ongoing challenges from the pandemic by:

•	Acting consistently with our financial priorities to protect the dividend, maintain capital discipline, and strengthen the balance sheet – while reinstating stock repurchases;

•	Executing a lower-risk, flexible, and disciplined capital program;

•	Operating efficiently and effectively as rebounding economies drove increased demand for energy;

•	Successfully integrating Noble Energy’s people and assets while doubling expected synergy capture;

•	Setting a net zero aspiration for Upstream Scope 1 and 2 Greenhouse Gas (GHG) emissions by 2050[2] and creating Chevron New Energies, an organization dedicated to growing lower carbon business lines;
•	Delivering record free cash flow[3] and achieving production guidance; and

•	Delivering competitive total stockholder return (“TSR”) performance, albeit lagging the S&P 500 Total Return Index over 5 and 10 year periods.

More information on Chevron’s 2021 performance available on page 45.

Notes:

2

Accomplishing this aspiration depends on continuing progress on commercially viable technology; government policy; successful negotiations for CCUS and nature-based projects; availability of cost-effective, verifiable offsets in the global market; and granting of necessary permits by governing authorities.

3	Free cash flow is defined as net cash provided by operating activities less cash capital expenditures.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Total shareholder return

Over the past 15 years, the Company’s dividend growth rate of 6.7% per year (CAGR1) was over six times greater than the peer group2 average and was also higher than that of the S&P 500 Total Return Index. Our dividend yield3 was over three times higher than the S&P 500 Total Return Index at year-end. In April 2021, we raised our quarterly dividend per share by 4%, extending an annual dividend payment per share increase to 34 consecutive years. In 2020, two peers cut their quarterly dividend per share, ranging from 50% to 66%. These dividend cuts have not been fully reinstated.

Chevron continued to deliver competitive TSR performance among large-cap integrated energy companies1 over the one-, three-, five- and 10-year periods through the end of 2021.

The large-cap integrated energy companies outperformed the S&P 500 Total Return Index in TSR over the one-year period but underperformed over the five- and 10-year periods in part due to the significant drop in commodity prices since 2014 and the impacts of COVID-19 on demand.

Outlook

Looking forward, we believe the Company is well positioned to deliver on our objectives of higher returns, lower carbon, and superior stockholder value in any business environment by:

•	Increasing return on capital employed (“ROCE”) through more capital efficient investments, continued cost reductions and margin improvement efforts;

•	Growing profitable, lower carbon, new energy businesses that leverage our strengths; and

•	Generating surplus cash flow in upside oil-price environments and maintaining the dividend in downside ones.

We are focused on creating value for stockholders through a disciplined capital program, prioritizing high-return, low-execution-risk investments. We have an advantaged Upstream portfolio composed of long-duration, low-production decline assets (such as those in Australia and Kazakhstan), flexible, shorter cycle investments (such as in the Permian Basin and other shale and tight assets, infill drilling, and tiebacks), and an attractive queue of deepwater opportunities (such as in the Gulf of Mexico, Brazil, and West Africa). We also have an efficient, returns-focused Downstream & Chemicals business.

We believe the future of energy will be lower carbon and we intend to be a leader in that future. We plan to lower the carbon intensity of our oil and gas operations and invest in new lower carbon energy solutions where we believe we can build competitive advantages and we plan to target major industries that cannot be easily electrified.

We believe our strategy positions Chevron to return cash to stockholders, today and into the future. We expect our financial strength and capital discipline to sustain our dividend in any reasonable price scenario while our portfolio is well positioned to generate excess cash in a strong commodity price environment. Finally, we have a proven management team, a talented organization, and a results-oriented culture, which we believe enable us to adapt to dynamic markets and deliver higher returns and lower carbon. As a company of problem solvers, we look to the future of energy with optimism, believing it to be essential to human progress.

Notes:

1	CAGR = Compound Annual Growth Rate

2	Peer group: BP, ExxonMobil, Shell, and TotalEnergies; dividends include both cash and scrip share distributions for European peers.

3	Dividend yield at year-end reflects Chevron’s fourth quarter 2021 dividend per share annualized, divided by Chevron’s closing stock price on December 31, 2021.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Note:

(4)	Figures rounded.

2021 compensation outcomes and program design changes

The Chevron Board Management Compensation Committee (“MCC”) maintained a disciplined and consistent approach through a year of ongoing pandemic challenges and economic recovery. The 2021 key compensation outcomes and program design changes include the following:

•  No change in any NEO’s 2021 salary and target compensation level.

•  Added Energy Transition as one of the four annual bonus performance categories – further linking a portion of employees’ annual bonuses to advancing a lower carbon future.

•  Added a second LTIP performance share metric, Relative ROCE Improvement – linking LTIP performance share payouts to our focus on delivering higher returns.

•  Achieved a 1.50 corporate performance rating for the annual bonus plan as a result of strong financial and operating performance; CEO bonus payout at $4,500,000.

•  Certified the 2019-2021 performance share modifier at 160%, reflective of No. 2 ranking in relative TSR comparison, which includes industry peers and the S&P 500 Total Return Index.

Pay philosophy

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•	Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis. Refer to pages 47 and 48 for additional details;

•	Balance short-term and long-term decision making in support of a long-cycle-time business with a long-term employment model;

•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Pay element

The material components of our executive compensation program are summarized in the following chart.

Pay mix

The MCC believes a large majority of each NEO’s target compensation should be at risk based on Company performance (approximately 92% for the CEO and 84% for the other NEOs), and the majority of this at-risk compensation should be tied to Chevron’s stock price. The amount NEOs eventually earn from their at-risk compensation will align strongly with what stockholders earn over that same period from their investment in Chevron.

2021 CEO compensation mix	2021 other NEOs compensation mix

*Comprised of the following equity vehicles: 50% Performance Shares, 25% RSUs, 25% Stock Options

Chevron Corporation – 2022 Proxy Statement

Executive compensation

2021 named executive officers

Chevron’s Named Executive Officers, or NEOs
Michael K. Wirth, Chairman and Chief Executive Officer
Pierre R. Breber, Vice President and Chief Financial Officer
James W. Johnson, Executive Vice President, Upstream
Joseph C. Geagea, Executive Vice President and Senior Advisor to Chevron’s Chairman and CEO
Mark A. Nelson, Executive Vice President, Downstream & Chemicals

Note: Mr. Geagea served as Executive Vice President of Technology, Projects, and Services from June 2015 to August 2021. In August 2021, he transitioned to Executive Vice President and Senior Advisor to Chevron’s Chairman and CEO, a position he will hold until his retirement in 2022.

2021 NEO target compensation

The table below summarizes the 2021 target compensation opportunities the Board and the MCC approved for the NEOs, which were the same as 2020.

Name	Base salary	Target CIP	LTIP target value	Target total compensation
Michael K. Wirth	$1,650,000	$2,640,000 (160%)	$15,500,000	$19,790,000
Pierre R. Breber	$1,020,000	$1,122,000 (110%)	$ 4,002,320	$ 6,144,320
James W. Johnson	$1,210,000	$1,452,000 (120%)	$ 5,197,500	$ 7,859,500
Joseph C. Geagea	$1,020,000	$1,122,000 (110%)	$ 4,002,320	$ 6,144,320
Mark A. Nelson	$ 950,000	$1,045,000 (110%)	$ 4,002,320	$ 5,997,320

These amounts may differ from those shown in the Summary Compensation Table, based on actual salary received during the calendar year, the actual CIP award resulting from 2021 performance, and differences between the MCC’s target LTIP valuation approach and the grant date fair value calculations as presented in the Summary Compensation Table.

Response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stockholders and proactively address issues of importance. Among the issues routinely discussed in these engagements are Chevron’s executive compensation practices.

In 2021, the Company continued its dialogue with stockholders. We had substantive engagements with stockholders, representing more than 39% of Chevron’s outstanding common stock, regarding environmental, social, and governance issues. These discussions covered a range of topics, including executive compensation. Mr. Michael Wirth (CEO), Dr. Ronald Sugar (independent Lead Director), Dr. Wanda Austin (Chair of the Board Nominating and Governance Committee), Mr. Enrique Hernandez, Jr. (Chair of the Public Policy and Sustainability Committee) and Ms. Debra Reed-Klages (Chair of the Audit Committee) participated in these meetings. Through these engagements, we received positive feedback for the following 2021 program design changes:

•	Energy transition performance measures in the 2021 CIP scorecard. We modified the 2021 CIP scorecard to include an “Energy Transition” performance category, which incorporates the prior greenhouse gas management performance measure and adds performance measures for renewable energy, carbon offsets, and low-carbon technologies. Performance will be measured by the
Company’s progress in each of these areas. The scorecard performance outcomes impact CIP payout for our eligible employees – approximately 37,400 at year-end 2021.

•	Relative ROCE Improvement in the 2021 performance share grant. We added “Relative ROCE Improvement” as a second performance metric to the 2021 performance share grant. Performance shares will continue to represent 50% of the LTIP grant value, with payout weighted 70% based on relative TSR measured against the LTIP Performance Share Peer Group and 30% based on Relative ROCE Improvement measured against large-cap integrated energy companies (BP, ExxonMobil, Shell, and TotalEnergies).

Chevron’s 2021 Say-on-Pay vote received 94% support, which demonstrates stockholders’ strong support of our executive compensation practices and pay for performance alignment.

Our stockholders’ views on executive compensation are important to us, and the MCC regularly considers the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

2021 performance

Chevron’s 2021 financial results, including Earnings, ROCE and Cash Flow from Operating Activities were strong, driven by recovering global economic conditions, which positively impacted commodity prices, and improved capital and cost efficiency. We continued to make progress toward our objective of higher returns and lower carbon, generating record free cash flow and taking actions focused on lowering the carbon intensity of our operations and growing lower carbon businesses.

We remained committed to consistent financial priorities, including maintaining the dividend, pursuing a disciplined capital program, protecting the balance sheet, and returning excess cash to stockholders.

•	We delivered a record 3.099 million barrels of oil-equivalent per day in net production, excluding divestments, with growth within our 0% to 3% guidance range versus 2020.

•	We made substantial progress on major capital projects. Tengizchevroil FGP/WPMP achieved its major milestones with all modules set on foundations and substation energization complete. Permian unit development costs were below our objective. GS Caltex reached 100% of design capacity of its mixed-feed cracker, ahead of schedule and under budget.

•	Compared to 2020, Earnings increased by $21.2 billion and Cash Flow from Operating Activities increased by $ 18.6 billion in 2021. ROCE of 9.4% in 2021 improved significantly from (2.8)% in 2020.[1]

•	Total capital and exploratory[2] (“C&E”) spending of $11.7 billion was 16% below the Company’s original 2021 budget of $13.9 billion.
•	We resumed our stock repurchase program, buying back $1.4 billion and making this the 14th out of the past 18 years that we have repurchased shares.

•	Operating expense[3] was $25.4 billion, slightly higher than Plan. Reductions in Downstream were offset by higher Employee Benefit costs. Since 2014, operating expenses have declined 15%.

•	We paid down debt, ending the year with a 18.4% debt ratio and 15.6% net debt ratio.[4]

•	We made progress on all of our energy transition milestones. With greenhouse gas management, we identified, funded, and executed GHG reduction projects. In Renewable Energy and Carbon Offsets, we achieved milestones for renewable feedstocks, renewable natural gas, and renewable power projects. For Low-Carbon Technologies, we advanced memorandums of understanding and venture investments.

•	We grew our quarterly dividend by 4% to $1.34 per share, resulting in the 34th consecutive year of higher annual dividend payout per share. At year-end, Chevron’s dividend yield was more than three times higher than the dividend yield of the S&P 500 Total Return Index. In 2021, we returned $10.2 billion in dividends to our stockholders.

Note:

1	A definition and calculation of ROCE is included on page 47 of our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Form 10-K”).
2	Total capital and exploratory expenditures include equity in affiliates. Figures rounded.
3

Operating expenses, selling, general and administrative expenses and other components of net periodic benefit costs as reported in the consolidated statement of income (excludes affiliate spend). Figures rounded.

4	Definitions and calculations of debt ratio and net debt ratio are included on pages 46 and 47 of the 2021 Form 10-K.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

CEO realizable pay

The MCC establishes Mr. Wirth’s target compensation based on several factors, including an external comparison of compensation opportunities for CEOs at companies of comparable size, scope, complexity, and utilization of a consistent application of Chevron’s internal compensation policies and structure.

The MCC believes that the CEO’s realizable compensation should align with stockholder value creation and relative TSR performance. The following charts compare Mr. Wirth’s target and realizable compensation as of December 31, 2021, for compensation opportunities awarded to him in 2019, 2020, and 2021. The 2020 and 2021 realizable pay is higher, primarily due to higher valuation of unvested performance shares at year-end 2021. The ultimate realized values will match or exceed targets only if Chevron delivers sustained competitive stock performance.

Notes:

(1)

Target Value reflects: (i) base salary rate each year, (ii) target CIP award, and (iii) intended grant date value of LTIP awards (50% performance shares, 25% restricted stock units, and 25% stock options).

(2)

Realizable Value at 12/31/2021 reflects: (i) the actual paid base salary during the calendar year; (ii) the actual CIP award earned for that year, and (iii) the actual prevailing LTIP value at 12/31/2021. For (i) 2021 performance shares: reflects 12/31/2021 performance modifier based on 70% weighted 12/31/2021 TSR rank versus the LTIP Performance Share Peer Group (at 160%) and 30% weighted 12/31/2021 Relative ROCE Improvement rank versus the integrated energy companies (at 150%), multiplied by Chevron’s stock price at 12/31/2021 ($117.35), including dividend accruals; (ii) 2020 performance shares: reflects 12/31/2021 TSR rank versus the LTIP Performance Share Peer Group and associated performance modifier (at 140%) multiplied by Chevron’s stock price at 12/31/2021 ($117.35), including dividend accruals; and (iii) 2019 performance shares: reflects the actual amount earned and paid for the 3-year performance period at 160% multiplied by the 20-day average trailing price of Chevron common stock at 12/31/2021 ($116.66), including dividend accruals. For restricted stock units, reflects Chevron’s stock price at 12/31/2021 ($117.35), including dividend accruals. For stock options: reflects in-the-money value for 2019, 2020 and 2021 grants, with exercise prices of $113.01 (2019), $110.37 (2020) and $88.20 (2021) relative to Chevron’s common stock price at 12/31/2021 of $117.35.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Compensation discussion and analysis in detail

Compensation planning and governance

The graphic below illustrates the timing and key governance elements of the executive compensation planning cycle:

Use of peer groups

We are always competing for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews the market data, pay practices, and compensation ranges among both oil industry peers and non-oil industry peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout this Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer group	Description
Oil industry peer group (10 companies)

Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business. This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Devon was removed from the oil industry peer group for 2021 due to its withdrawal from survey participation.

Non–oil industry peer group (13 companies)

Companies of significant financial and operational size that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels. This is the secondary peer group used to periodically compare our overall compensation practices against a broader mix of non-oil companies that are similar to Chevron in size, complexity, and scope of operations.

Dupont de Nemours was removed from the non-oil industry peer group for 2021 due to its size.

LTIP performance share peer group (four companies and one stock index)

Companies used to compare our TSR and ROCE Improvement for the purpose of determining performance share payout: BP, ExxonMobil, Shell, TotalEnergies, and the S&P 500 Total Return Index (for TSR comparison only).

The inclusion of the S&P 500 Total Return Index broadens the performance benchmark beyond industry peers for TSR comparison. The MCC believes its inclusion aligns executive pay with long-term stockholder interests.

Effective with the 2021 grant, the addition of Relative ROCE Improvement as a performance measure further strengthens the Company’s alignment with stockholder interests and reinforces our focus on delivering higher returns.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

The energy companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Shell, and TotalEnergies. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies. The Non-Oil Industry Peer Group includes capital-intensive, global, large-scale and high-complexity companies. The median market cap (as of 12/31/2021) of the Non-Oil Industry Peer Group was $176 billion (vs. $226 billion for Chevron), and the median sales for 2021 were $67 billion (vs. $156 billion for Chevron).

Note:

(1)	TotalEnergies is part of the LTIP Performance Share Group but not part of the Oil Industry Peer Group due to its limited U.S. operations.

Base salary

Base salaries are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance and tenure, and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade based on competitive data and relative internal parity of the role. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, retention objectives, and leadership impact. The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Adjustments in 2021 base salaries

In January 2021, the independent Directors of the Board, upon the recommendation of the MCC, made no change to Mr. Wirth’s salary based on survey data and market condition. In addition, the MCC made no changes to any of the other

NEOs’ base salaries for the 2021 compensation cycle. See the Summary Compensation Table on page 62 for more information on base salary changes over time.

Name	Position	2020 Base salary*	2021 Base salary*	Adjustment for 2021
Michael K. Wirth	Chairman and Chief Executive Officer	$1,650,000	$1,650,000	0.0%
Pierre R. Breber	Vice President and Chief Financial Officer	$1,020,000	$1,020,000	0.0%
James W. Johnson	Executive Vice President, Upstream	$1,210,000	$1,210,000	0.0%
Joseph C. Geagea	Executive Vice President and Senior Advisor to Chairman and CEO	$1,020,000	$1,020,000	0.0%
Mark A. Nelson	Executive Vice President, Downstream & Chemicals	$ 950,000	$ 950,000	0.0%

*	Base salary refers to the approved annual salary rate as of the effective date.

Adjustments in 2022 base salaries

In January 2022, the independent Directors of the Board, upon the recommendation of the MCC, increased Mr. Wirth’s base salary to $1,700,000, taking into account his 2021 performance and the desired compensation level relative to CEOs of both oil and non-oil industry peer companies. The MCC increased the NEO salary grade ranges by 2% for the 2022 compensation cycle based on improved market conditions and survey data. As to individual salary changes, the MCC adjusted the other NEOs’ base salaries in 2022 (ranging from 2.9% to 10.5%) reflective of their 2021 performance, experience, and competitive benchmarks. All salary increases are effective March 1, 2022. See the Summary Compensation Table on page 62 for more information on base salary changes over time.

Annual incentive plan (chevron incentive plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four performance categories that are Company priorities and are in large part reflected in the Company’s Business Plan:

•	financial results (weighted 35%)

•	capital management (weighted 30%)

•	operating and safety performance (weighted 25%)

•	energy transition (weighted 10%)

Each category contains multiple performance measures, reflecting outcomes of both short-term and long-term measures on absolute and relative performance, as well as the performance trend over time.

The award is delivered as an annual cash payment based on an individual bonus component reflecting executive leadership and performance, multiplied by the Corporate Performance Rating. The CIP award determination process is consistent across approximately 37,400 CIP-eligible Chevron employees, with the award target varying by pay grade. See page 44 for the target CIP value for each NEO.

In early 2021, the MCC approved the addition of an “Energy Transition” performance category to the 2021 CIP scorecard. This important addition responds to investor input and reinforces Chevron’s focus on advancing a lower carbon future. This new category will have a 10% weighting, and will measure Chevron’s progress in the areas of GHG management, renewable energy and carbon offsets, and low-carbon technologies. The scorecard performance outcomes impact CIP payout for all eligible employees.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

The CIP award for the CEO and the other NEOs is calculated as follows:

Corporate Performance Rating	X	Individual Bonus Component (base salary x bonus percentage)
À		À

At the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories.

Performance is viewed across multiple parameters (i.e., absolute results; results vs. Business Plan; results vs. Oil Industry Peer Group and/or general industry; performance trends over time). The MCC also evaluates achievement of the performance measures by taking into account elements that may be market-driven or otherwise beyond the control of management. See pages 50 to 53 for a discussion of 2021 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200%).

The Individual Bonus Component (IBC) is determined by the MCC taking into account competitive bonus targets among oil peers and individual performance.

Before the beginning of each performance year, the MCC establishes a target as a percentage of the NEO’s base salary, which is set with reference to target opportunities found across Chevron’s Oil Industry Peer Group. The MCC then establishes a bonus range, which is 75% to 125% of the target for the 2021 performance cycle. All CIP participants in the same salary grade have the same target and bonus range, which provides for internal equity and consistency.

At the end of the performance year, the MCC determines the IBC for each NEO by selecting a percentage point within the bonus range based on an assessment of individual performance, taking into account personal effort and initiative, business unit performance, and the individual’s leadership impact on the enterprise. Under extraordinary circumstances, the IBC may be adjusted upward or downward, including to zero, for any employee at the sole discretion of the MCC.

The CEO recommends to the MCC an IBC for each NEO other than himself.

The MCC recommends the IBC for the CEO and approves the IBC for the other NEOs. The independent Directors of the Board approve the IBCs for the CEO and ratify the IBCs for the other NEOs.

Overall award capped at 200% of target

Chevron goes through a rigorous goal-setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in determining CIP awards, which includes discretion to set the award to zero if conditions warrant it.

2021 CIP corporate performance rating

In January 2022, the MCC evaluated Chevron’s 2021 performance across the four performance categories: financial results, capital management, operating and safety performance, and energy transition. A raw score range was assigned based on the Company’s actual performance with respect to the particular performance measures comprising each category as measured against the Company’s Plan. This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category.

Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

For the 2021 performance year, the MCC assigned an overall CIP Corporate Performance Rating of 1.50, based on the Company’s strong financial and operating results and in recognition of the extraordinary workforce achievements during a year of ongoing pandemic challenges.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Specific inputs to the MCC’s evaluation are summarized below, followed by a detailed description of the basis for the compensation results. We have included specific measures from our Plan for the first time to provide more transparency into the MCC’s decision making. Commodity price fluctuations are a significant and uncontrollable factor in our industry. Plans for any year are dependent on commodity price assumptions and financial results vary significantly based on differences between assumed and actual commodity prices. 2021 Plan assumptions were forecast in the second half of 2020 during significant global economic and commodity uncertainty when Brent oil prices averaged around $44 per barrel.

Category	Weight	Performance measures	2021 Plan(1)	Year-end results vs. Plan highlights	Results(2)	Raw score (0.00 - 2.00)	Weighted score

Financial Results	35%	Earnings	$(0.5)B	$15.6 B, significantly above Plan primarily due to recovering global economic conditions. Normalized(3) earnings above Plan. 5-yr EPS performance ranked 1st among LTIP peers.		1.75 - 1.90	0.61 - 0.67
		CFFO (4) Cash flow before distributions (5)	$12.3B $4.0B	$29.2 B cash flow from operations and $24.6 B cash flow before distributions significantly above Plan. Normalized(3) for price / market effects, above Plan.
		Operating expenses, excluding fuel and transportation (6)	$19.6B	$20.1 B, slightly above Plan with reductions in Downstream offset by higher unanticipated Employee Benefits.

Capital Management	30%	Return on capital employed (7)(8)	0.3%	9.4%, significantly above Plan. 1-year improvement ranked 2nd amongst LTIP peers.		1.45 - 1.60	0.44 - 0.48
		Organic Capital and exploratory expenditures, including equity in affiliates	$13.9B	$11.6 B, significantly better than Plan.
		Major milestones	$8.50/BOE	Permian - Company-operated average unit development cost below Plan.
			Modules 1Q Substation 3Q	FGP/ WPMP - All modules on foundations in April 2021 and substation energization in December 2021, despite COVID impacts.
			Start-Up 3Q	GSC - Completed Cracker start-up in 2Q21, ahead of schedule and under budget.

Operating & Safety Performance	25%	Net production, excluding impact of divestments	3,083 - 3,175 MBOED	At lower end of 0-3% guidance range.		0.90 - 1.00	0.23 - 0.25
		Refining reliability, including joint ventures and affiliates	96.6%	Operational availability in-line with Plan.
		Personal safety (9)	Eliminate fatalities and prevent serious injuries (10)	Serious Injury count slightly better than Plan. Two fatal injuries.
		Process safety and environmental (9)	Zero severe tier 1 loss of containment (LOC) (11)	One Severe Tier 1 event
			Tier 1+2 LOCs ≤59	101 Tier 1 + Tier 2 LOCs
			Spill volume (to land & water) ≤1.0 Mbbl	Spill volume 2.1 Mbbl.

Energy Transition	10%	Greenhouse gas management	See “Energy Transition” milestones on page 53	Progress with identifying, funding, and executing projects.		0.95 - 1.05	0.10 - 0.11
		Renewable energy & carbon offsets		Achieved milestones for renewable feedstocks, renewable natural gas, and renewable power projects.
		Low-Carbon technologies		In line with Plan for MOUs and venture investments.

				Corporate Performance Rating Range			1.4 - 1.5

				Final Corporate Performance Rating			1.50

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Notes:

(1)	Plan refers to Board-approved Business Plan and externally disclosed guidance for organic capital and exploratory expenditures and net production.

(2)

Results refer to overall evaluation: green – met or exceeded, yellow – some gaps, red – did not meet. Earnings and cash flow are evaluated based on comparisons to Plan, normalized objectives, and peers, but weighted most heavily to comparisons to Plan.

(3)	Normalized earnings and cash flow exclude market factors beyond the control of management, including commodity prices.

(4)

Cash Flow From Operating Activities as reported in the 2021 Consolidated Statement of Cash Flows; normalized cash from operating activities excludes the impact of commodity price and Downstream market and price effects.

(5)

Cash flow before distributions reconciliation (non-GAAP measure) from Net Change in Cash as reported on the 2021 Consolidated Statement of Cash Flows and Note 3. Information Relating to the Consolidated Statement of Cash Flows. Distributions include cash dividends, share repurchases, net borrowing/repayment of short-term obligations, and repayments of long-term debt obligations.

($ Billions, figures rounded) Net Change in Cash	(0.1)
(-) Net borrowings (repayment) of short-term debt obligations	(5.6)
(-) Repayments of long-term debt and other financing obligations	(7.4)
(-) Cash dividends – common stock	(10.2)
(-) Shares purchased under share repurchase and deferred compensation plans	(1.4)
Cash flow before distributions	24.	6

(6)

Operating expenses, selling, general, and administrative expenses, and other components of net periodic benefit costs as reported in the 2021 Consolidated Statement of Income (excludes affiliate spending), excluding fuel and transportation expenses. Figures rounded. Evaluated as “green” when within 3% of Plan.

(7)	Relative peer comparisons based on externally disclosed results through the end of 3Q21.

(8)	See ROCE calculation on page 47 and “Definitions of Selected Financial Terms” in Exhibit 99.1 of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2021.

(9)	Plan with respect to personal safety and process safety and environmental measures refer to the maximum number of incidents we aim to stay below for the year.

(10)	A serious injury is an injury that results in significant disfigurement or typically results in permanent or long-term impairment of an internal organ, body function or body part.

(11)	Severe Tier 1 LOCs are differentiated from other Tier 1 LOCs due to their more serious consequences (e.g. fatality or significant offsite environmental impact).

Financial results – 35%

•	Earnings – 2021 reported earnings of $15.6 billion were significantly above Plan, mainly due to recovering global economic conditions resulting in higher Upstream realizations and Downstream margins, in addition to higher CPChem results. Normalized earnings were also above Plan. The Company’s five-year indexed Earnings, excluding special items, per share performance ranked first relative to peers.

•	Cash flow – Chevron delivered operating cash flow of $29.2 billion and cash flow before distributions of $24.6 billion in 2021, significantly above Plan. Normalized for oil price and Downstream market/price effects, cash flow was in-line with Plan.

•	Operating expense, excluding fuel and transportation – $20.1 billion, slightly above Plan with reductions in Downstream and achievement of Noble run-rate synergies offset by higher employee benefits. Since 2014, costs have declined 15%.

•	Based on the preceding, the raw score range assigned to this category for the 2021 performance year was 1.75-1.90 out of a maximum of 2.0.

Capital management – 30%

•	Return on capital employed – Reported ROCE for 2021 of 9.4% was significantly above Plan, in-line with above Plan earnings. The Company’s one-year ROCE, excluding special items, performance improvement was ranked second relative to peers.

•	Capital and exploratory expenditures – 2021 organic C&E totaled $11.6 billion, significantly better than Plan on COVID-
related project spend deferrals and continued capital efficiencies.

•	Major milestones per Plan:

•	Tengizchevroil FGP/WPMP – Despite COVID-impacted timelines, all modules set on foundations and substation energization complete.

•	Permian – Unit development cost better than Plan.

•	GS Caltex – Reached 100% of design capacity of its mixed-feed cracker, ahead of schedule and under budget.

•	Based on the preceding, the raw score range assigned to this category for the 2021 performance year was 1.45-1.60 out of a maximum of 2.0.

Operating & safety performance – 25%

•	Net production – 3.099 million barrels of oil-equivalent per day in 2021, excluding divestments. Annual growth rate at the lower-end of our 0-3% external guidance range (vs. 2020).

•	Refinery reliability – Operational availability in-line with Plan.

•	Personal safety – Serious Injury count for the Company in 2021 slightly better than Plan (favorable). Opportunity for improvement remains in preventing fatal incidents.

•	Process safety and environmental – Gaps in preventing high-severity incidents; combined number of Tier 1 + Tier 2 Loss of Containment exceeded Plan (unfavorable). Spill volume exceeded target.

•	Based on the preceding, the raw score range assigned to this category for the 2021 performance year was 0.90-1.00 out of a maximum of 2.0.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Energy transition – 10%

Progress on performance measures that are intended to lead to achieving our GHG intensity metrics:

•	Greenhouse gas management – Progress with identifying, funding, and executing GHG reduction projects via our marginal abatement cost curve process, which has identified more than 200 GHG-abatement projects. Launched global methane detection plan. Completed strategy for achieving Zero Routine Flaring by 2030.

•	Renewable energy and carbon offsets – Achieved milestones for renewable feedstocks, including beginning coprocessing at El Segundo; renewable natural gas, including achieving first renewable natural gas from Brightmark LLC partnership; and renewable power projects, including achieving final investment decision for renewable power projects in the Permian Basin under co- development with Algonquin.
•	Low-Carbon technologies – In line with Plan for memorandums of understanding, including with Cummins Inc. and Toyota Motor North America to explore strategic alliances for commercial viable business opportunities in hydrogen, and venture investments, including among others in Starfire, a startup developing a modular, distributed ammonia cracking system, Hydrogenious LOHC Technologies, whose technology has potential as a bulk hydrogen storage and transportation medium, and Ocergy Inc., a developer of floating offshore wind foundation technology.

•	Based on the preceding, the raw score range assigned to this category for the 2021 performance year was 0.95-1.05 out of a maximum of 2.0.

2021 NEO CIP awards

There was no change to CIP targets for the CEO and the other NEOs in 2021.

In determining the Individual Bonus Component (IBC) for the 2021 CIP awards to the CEO and the other NEOs, the MCC and the independent Directors of the Board considered a wide range of factors, including individual and business unit achievements in alignment with the four CIP categories, strategic impact in positioning Chevron for the future, the executive’s collaboration with other members of the leadership team, and how executives role model The Chevron Way as stewards of the business.

Specifically, the MCC recognized and considered these accomplishments and performance gaps for each NEO when determining the IBC:

•	Michael K. Wirth – Mr. Wirth exhibited strong leadership in meeting Chevron’s key financial and operational objectives– notably, highest earnings since 2014 and record free cash flow, continued capital discipline with the Company’s highest ROCE since 2014, resuming stock repurchases and delivering significant progress on major milestones. In addition, Mr. Wirth led Chevron’s efforts to advance its lower carbon future by forming the Chevron New Energies organization, introducing a 2050 net zero aspiration for Upstream Scope 1 and Scope 2 emissions, and more than tripling planned lower carbon investments through 2028.
•	Pierre R. Breber – Mr. Breber continued to be highly effective in managing costs and efficiencies, retaining strong internal controls, maintaining the balance sheet, and strengthening relationships and engagements with the investment community.

•	James W. Johnson – Mr. Johnson led the Upstream organization to deliver strong operational results in another year of ongoing pandemic challenges and made substantial progress on the Tengizchevroil FGP/WPMP major milestones, with some performance gaps with respect to fatality prevention and process safety.

•	Joseph C. Geagea – Mr. Geagea successfully drove the completion of Noble integration, which more than doubled the Company’s initial synergy estimates. He was also instrumental in ensuring a smooth leadership transition while delivering on key safety and operational metrics and exceeding the cost reduction targets for his organization.

•	Mark A. Nelson – Mr. Nelson delivered strong operational, safety and financial results despite challenging Downstream market conditions for most of the year. He also demonstrated strong leadership and was a key contributor on the execution of the Company’s lower carbon strategy, particularly in the early ventures of renewable fuels.

As a result of the performance evaluation, the MCC and the Independent Directors of the Board determined the 2021 CIP awards to be paid to Mr. Wirth and the other NEOs as follows. Refer to page 44 for CIP target percentage for each NEO.

Name	Corporate Performance Rating		Individual Bonus Component (base salary x bonus percentage)						2021 CIP award
Michael K. Wirth	1.50	x	$3,000,000	( $1,650,000	x	182	% )	=	$4,500,000
Pierre R. Breber	1.50	x	$1,200,000	( $1,020,000	x	118	% )	=	$1,800,000
James W. Johnson	1.50	x	$1,500,000	( $1,210,000	x	124	% )	=	$2,250,000
Joseph C. Geagea	1.50	x	$1,200,000	( $1,020,000	x	118	% )	=	$1,800,000
Mark A. Nelson	1.50	x	$1,200,000	( $950,000	x	126	% )	=	$1,800,000

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Long-term incentive plan

The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long term. The target value of an NEO’s LTIP award at the time of grant is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope and job responsibilities.

Each year in January, the MCC determines a target value for LTIP awards for the CEO and the other NEOs based on industry competitive data. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.

In recommending the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance and the Company’s size, scope, and complexity relative to the comparison companies. For the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group. All NEOs in the same salary grade receive the same LTIP award, comprised of the three equity vehicles listed in the table. In addition, in line with the Company’s grant practice for all LTIP-eligible employees, the MCC may grant additional RSUs to differentiate and recognize exceptional individual performance. These RSUs are typically awarded up to 15% of the LTIP-eligible participants each year, accrue dividend equivalents and vest at the end of the three years. The MCC may also make a downward adjustment to LTIP awards based on an NEO’s performance assessment.

The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over a three- to 10-year period.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

The LTIP program comprises the following three equity vehicles:

Component	2021 Proportion	How it works
Performance shares	50%

•   Payout weighted 70% based on Relative TSR as measured against the LTIP Performance Share Peer Group (ExxonMobil, BP, Shell, TotalEnergies, and the S&P 500 Total Return Index) and 30% based on Relative ROCE Improvement (ROCE-I) as measured against large-cap integrated energy companies (BP, ExxonMobil, Shell, and TotalEnergies).

		Relative ranking	1	2	3	4	5	6
		TSR (70% weight, ranking includes S&P 500)	200%	160%	120%	80%	40%	0%
		ROCE-I (30% weight, ranking excludes S&P 500)	200%	150%	100%	50%	0%	n/a

We believe the addition of Relative ROCE Improvement as a performance measure (effective 2021) further strengthens the Company’s alignment with stockholder interests and reinforces our focus on delivering higher returns.

•   Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and subject to the same three-year cliff vesting schedule and performance modifier.

•   The MCC can exercise negative discretion to reduce the payout.

•   Actual number of shares granted is determined by dividing the proportionate target value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•   Payment is made in cash. Refer to footnote 2 on pages 68 and 69 for calculation details.

RSUs	25%

•   Actual number of RSUs granted is determined by dividing the proportionate target value of the NEO’s LTIP award by Chevron’s closing common stock price on the grant date.

•   Five-year cliff vesting lengthens equity holding time, which enhances retention and alignment with stockholders.

•   RSUs accrue dividend equivalents that are reinvested as additional RSUs, to be paid at the time of vesting.

•   Payment is made in cash based on the closing common stock price on the vesting date.

Stock options	25%

•   Strike price is equal to Chevron’s closing common stock price on the grant date.

•   Options vest and become exercisable at a rate of one-third per year for the first three years and expire 10 years after the grant date.

•   Gains realized depend on the Chevron common stock price at the time of exercise compared with the strike price.

•   Actual number of stock options granted is determined by dividing the proportionate target value of the NEO’s LTIP award by the Black-Scholes option value on the grant date, consistent with the grant date fair value calculation as presented in the Summary Compensation Table.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

LTIP metrics

The MCC continues to believe TSR should be the primary pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. It is objectively determined and allows for meaningful comparisons of our performance relative to other companies within the same industry and to our stockholders’ other investment alternatives within the S&P 500 Total Return Index. Like TSR, ROCE is a standard performance measure by which stockholders measure a company’s performance, and it allows for meaningful comparisons relative to peers within our industry. The MCC believes that the addition of Relative ROCE Improvement as a performance measure in our performance shares further strengthens the Company’s alignment with stockholder interests and reinforces our focus on delivering higher returns.

The majority of the LTIP award derives value directly from TSR (relative and absolute). For the CEO and the other NEOs to earn their originally targeted compensation, Chevron must show competitive TSR performance.

2019–2021 performance share payout

The three-year performance period for performance shares granted in January 2019 ended on December 31, 2021. For this three-year period, Chevron ranked second in TSR when compared with the LTIP Performance Share Peer Group, which includes the S&P 500 Total Return Index, resulting in a payout modifier of 160%.

The inclusion of the S&P 500 Total Return Index was implemented in 2017 and has led to lower payout modifiers in the 2017-2019, 2018-2020 and 2019-2021 performance periods.

Refer to “Option Exercises and Stock Vested in Fiscal Year 2021” tables on pages 68 and 69 for details on the performance payout calculation.

Note

(1)

Per program rules, annualized returns based on average closing stock price for the 20 trading days prior to the beginning of the performance period (January 1, 2019) and the last 20 trading days of the performance period (ending December 31, 2021). Figures rounded.

2021 LTIP grants

In January 2021, the independent Directors, upon recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs. In addition, the MCC awarded Mr. Geagea additional RSUs of 18,150 shares in recognition of his extraordinary leadership in managing Chevron’s global COVID-19 pandemic response, serving as integration executive for the acquisition of Noble Energy, Inc., and leading the enterprise-wide business restructuring, in addition to his regular responsibilities. This is the first additional RSU award to a NEO since 2016. The MCC will continue to limit the grant of additional RSUs to NEOs, except in extraordinary circumstances.

Name	2021 LTIP target value*	Performance shares	RSUs	Stock options
Michael K. Wirth	$15,500,000	87,870	43,930	317,100
Pierre R. Breber	$4,002,300	22,690	11,340	81,900
James W. Johnson	$5,197,500	29,460	14,730	106,300
Joseph C. Geagea	$5,603,200	22,690	29,490	81,900
Mark A. Nelson	$4,002,300	22,690	11,340	81,900

*

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on January 27, 2021, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2021” table in this Proxy Statement on pages 62 and 65, respectively. Mr. Geagea’s LTIP target value and awarded RSU shares include additional RSUs as described above.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

2022 LTIP grants

In January 2022, the independent Directors, upon the recommendation of the MCC, approved the LTIP award to the CEO and ratified the following LTIP awards to the other NEOs. The MCC and the independent Directors increased the CEO’s 2022 LTIP target value by 3.2%, and the other NEOs’ 2022 LTIP target values by 1.4% to 2.0%. No change was made to the share calculation methodology. Mr. Geagea did not receive a 2022 LTIP grant due to his upcoming retirement.

Name	2022 LTIP target value*	Performance shares	RSUs	Stock options
Michael K. Wirth	$16,000,000	60,290	30,150	169,800
Pierre R. Breber	$4,059,900	15,300	7,650	43,100
James W. Johnson	$5,301,000	19,980	9,990	56,300
Joseph C. Geagea	$—	—	—	—
Mark A. Nelson	$4,059,900	15,300	7,650	43,100

*

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on January 26, 2022, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the 2023 Proxy Statement’s “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2022” table.

Retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe these programs and benefits support our long-term investment cycle and encourage retention and long-term employment.

Retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit and defined contribution restoration plans allow highly compensated employees to receive the same benefits they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and LTIP payouts.

Plan name	Plan type	How it works	What’s disclosed

Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the plan.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2021 and the present value of each NEO’s accumulated benefit under the CRP.

Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Pension Benefits Table” and accompanying narrative in this Proxy Statement, we describe how the RRP works and present the current value of each NEO’s accumulated benefit under the RRP.

Employee Savings Investment Plan (“ESIP”)	Qualified Defined Contribution (IRS §401(k))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.

Employee Savings Investment Plan– Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)

In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

• 90% of CIP awards and LTIP performance share payouts; and

• 40% of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2021.

(1)	IRS annual compensation limit was $290,000 in 2021.

(2)	Participants who contribute at least 2% of their annual compensation to the ESIP receive a Company matching contribution of 8% (or 4% if they contribute 1%).

(3)	Participants who contribute at least 2% of their base salary to the DCP receive an ESIP-RP Company matching contribution of 8% of their base salary that exceeds the IRS annual compensation limit.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Benefit programs

The same health and welfare programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under Perquisites). In addition, NEOs are eligible for HR policies and programs applicable to all U.S. payroll exempt employees, such as our relocation program. In 2021, Mr. Johnson and Mr. Geagea received relocation benefits associated with moving their positions from Chevron’s headquarters in the San Francisco Bay Area to our Houston, Texas offices. These standard benefits include home sale assistance and benefits to primarily cover closing costs and commissions (or receipt of a home retention allowance in lieu of such benefits if the NEO chooses to retain their current residence at the time of relocation), shipment of household goods, home purchase assistance, temporary lodging and travel, and other miscellaneous relocation benefits. No home loss buyout benefits or tax gross-up on any relocation benefits were provided to Mr. Johnson or Mr. Geagea. These benefits are reported as perquisites in footnote 6 to the “Summary Compensation Table” of this Proxy Statement on page 64.

Perquisites

We provide certain perquisites to eligible members of senior management, including the NEOs, as discussed below and with respect to certain “Benefit programs” described above.

Ensuring the safety and security of our Chairman and CEO, Mr. Wirth, and the other NEOs is of critical importance to Chevron. Accordingly, perquisites include business-related security measures; in particular, these security measures include residential and personal security and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and corporate aircraft to ensure secure travel and protection. For security reasons, the Board has mandated that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible, and Mr. Wirth is also provided with access to Chevron’s cars, drivers, and security personnel for both business and personal use. Effective 2021, the MCC also endorsed the provision of optional cybersecurity consulting services to Chevron’s executives, including the NEOs, given the increasing cybersecurity threat to these high-profile executives.

Further, consistent with peer practice and as part of our standard employee benefit package, we provide financial counseling services pursuant to Chevron’s Financial Counseling Program to approximately 300 eligible members of senior management, including the NEOs, to assist them in obtaining professional advice on personal financial matters. We also provide executive physicals to approximately 50 eligible members of senior management, including the NEOs, to promote overall health and wellness.

The MCC periodically reviews our practices and disclosures with respect to perquisites. In footnote 6 to the “Summary Compensation Table” of this Proxy Statement on page 64, we report the value of each NEO’s perquisites for 2021, as well as additional details regarding these perquisites.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Best practice in compensation governance

To ensure independent oversight, stockholder alignment, and long-term sustainability, our executive compensation program has the following governance elements in place.

What we do	What we do not do

Robust stockholder engagement plan to ensure alignment with stockholder interests	No excessive perquisites; all have a specific business rationale

Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Executive Vice Presidents and Chief Financial Officer, four times base salary	No individual supplemental executive retirement plans

Deferred accounts inaccessible until a minimum of one year following termination	No stock option repricing, reloads or exchanges without stockholder approval

Clawback provisions included in the CIP, LTIP, DCP, RRP, and ESIP-RP for misconduct	No loans or purchases of Chevron equity securities on margin

Significant CEO pay at risk (92%)	No transferability of stock options (except in the case of death or a qualifying court order)

Thorough assessment of Company and individual performance	No stock options granted below fair market value

MCC composed entirely of independent Directors	No hedging or pledging of Chevron equity securities

Independent compensation consultant, hired by and reports directly to the MCC	No change-in-control agreements for NEOs

MCC has discretion to reduce performance share payouts	No tax gross-ups for NEOs

Annual assessment of incentive compensation risks	No “golden parachutes” or “golden coffins” for NEOs

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Compensation governance: oversight and administration of the executive compensation program

Role of the board of directors management compensation committee

The MCC oversees the executive compensation program. The MCC is supported by the independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), and management to review pay and performance relative to the Business Plan approved by the Board and to industry peers. The MCC solicits input from the CEO concerning the performance and compensation of other

NEOs. The CEO does not participate in discussion about his own pay; and proposed changes to the compensation of the CEO is recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com and in print upon request.

Independent compensation advice

The MCC retains Meridian as an independent compensation consultant to assist with its duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;
•	Recommendation regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC is not aware of any work performed by Meridian that raised any conflicts of interest.

Compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to determine whether these programs are appropriately designed and to ensure that they do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the

Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risk.

Stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guidelines are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2021 ownership guidelines
CEO	Six times base salary
Executive Vice Presidents and CFO	Four times base salary
All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 31, 2021 ($104.35), Mr. Wirth had a stock ownership base salary multiple of 13.9. All other NEOs met their respective ownership requirement and had an average stock ownership base salary multiple of 10.7. The MCC believes these ownership levels provide adequate focus on our long-term business model.

Employment, severance, and change-in-control agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe the benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Compensation recovery policies

The Chevron Incentive Plan, Long-Term Incentive Plan, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan include provisions permitting us to “claw back” certain amounts of cash and equity awarded to an NEO at any time if the NEO engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation or employees; misconduct resulting in Chevron having to prepare an accounting restatement; and failure to abide by post-termination agreements respecting confidentiality, non-competition or non-solicitation.

Hedging and pledging

Under our insider trading policy, our NEOs are prohibited from hedging and pledging Chevron securities, as described in more detail on page 32.

Tax gross-ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

Tax deductibility of NEO compensation

For years prior to 2018, Section 162(m) of the Internal Revenue Code (“Code”) limited companies’ deduction for compensation paid to the CEO and the other three most highly paid executives (excluding the CEO and CFO) to $1 million, but allowed for the deduction for performance-based compensation costs/expenses for amounts even in excess of the $1 million limit. Effective January 1, 2018, the Tax Cut and Jobs Act (“TCJA”) repealed this exclusion for performance-based compensation and expanded the class of affected executives, which means that all compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later) or one of the other three most highly paid executives (excluding our CEO and CFO) will be subject to the cap of $1 million. For LTIP awards made on or prior to November 2, 2017, but not yet vested and/or paid out (other than time-based RSUs, which are not qualified under Section 162(m) and therefore are not deductible unless paid after the executive terminates), we expect that the Company will still be able to deduct those amounts, provided that the Company meets the requirements in the TCJA. In January 2021, the Board amended and restated the CIP to remove outdated terms that were designed to allow awards under the CIP to satisfy conditions in Section 162(m) of the Code that were repealed in 2017 by the TCJA.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2021, and for the fiscal years ended December 31, 2020, and December 31, 2019, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)		Total ($)

M.K. Wirth, Chairman and CEO	2021	$1,650,000	$12,233,699	$3,874,962	$ 4,500,000	–	$ 351,624		$22,610,285
	2020	$1,635,417	$11,248,191	$3,875,300	–	$ 11,414,991	$ 843,132	(7)	$29,017,031
	2019	$1,570,833	$11,663,631	$3,750,127	$ 2,280,000	$ 13,383,378	$ 422,693		$33,070,662

P.R. Breber, Vice President and Chief Financial Officer	2021	$1,020,000	$3,158,688	$1,000,818	$ 1,800,000	$ 1,007,726	$ 118,302		$8,105,534
	2020	$1,014,167	$2,904,706	$1,001,000	–	$ 3,327,613	$ 105,728		$8,353,214
	2019	$988,917	$3,081,375	$990,958	$ 1,045,000	$ 5,222,222	$ 91,948		$11,420,420

J.W. Johnson, Executive Vice President, Upstream	2021	$1,210,000	$4,101,716	$1,298,986	$ 2,250,000	–	$ 586,125		$9,446,827
	2020	$1,207,083	$3,771,805	$1,300,000	–	$ 3,765,630	$ 157,538		$10,202,056
	2019	$1,180,458	$4,003,471	$1,286,979	$ 1,231,200	$ 7,479,507	$ 134,015		$15,315,630

J.C. Geagea, Executive Vice President and Senior Advisor to Chairman and CEO	2021	$1,020,000	$4,759,518	$1,000,818	$ 1,800,000	–	$ 495,675		$9,076,011
	2020	$1,014,167	$2,904,706	$1,001,000	–	$ 2,929,733	$ 102,652		$7,952,258
	2019	$994,750	$3,081,375	$990,958	$ 992,800	$ 6,535,781	$ 414,139		$13,009,803

M.A. Nelson, Executive Vice President, Downstream & Chemicals	2021	$950,000	$3,158,688	$1,000,818	$ 1,800,000	$ 963,473	$ 115,401		$7,988,380
	2020	$935,417	$2,904,706	$1,001,000	–	$ 4,767,497	$ 96,354		$9,704,974
	2019	$847,292	$3,081,375	$990,958	$ 940,500	$ 3,843,391	$ 118,017		$9,821,533

(1)

Reflects actual salary earned during the fiscal year covered. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the Deferred Compensation Plan (“DCP”).

Name	Salary effective date	Salary	Total salary deferred under the DCP
M.K. Wirth	March 2021	$1,650,000	$27,200
	April 2020	$1,650,000	$27,008
	April 2019	$1,600,000	$25,817
P.R. Breber	March 2021	$1,020,000	$14,600
	April 2020	$1,020,000	$14,583
	April 2019	$1,000,000	$14,178
J.W. Johnson	March 2021	$1,210,000	$18,400
	April 2020	$1,210,000	$18,442
	April 2019	$1,200,000	$18,009
J.C. Geagea	March 2021	$1,020,000	$14,600
	April 2020	$1,020,000	$14,583
	April 2019	$1,000,000	$14,295
M.A. Nelson	March 2021	$950,000	$13,200
	April 2020	$950,000	$13,008
	March 2019	$900,000	$11,346

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis–Pay philosophy, Pay element, and Pay mix.”

(2)

Amounts for each fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on January 27, 2021. We calculate the grant date fair value of these awards in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

For performance shares granted on January 27, 2021, the per-share grant date fair value was $95.13. We use a Monte Carlo approach to calculate estimated grant date fair value. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP peer group (BP, ExxonMobil, Shell, TotalEnergies, and the S&P 500 Total Return Index) using market data for a period equal to the term of the performance period; correlates the simulated returns within the peer group to estimate a probable payout value; and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. Performance shares are paid in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2021 through December 2023). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2021” table in this Proxy Statement. If the maximum level of performance were to be achieved for the performance shares granted in 2021, the grant date value would be $176.40 per share (200% of the grant date stock price), or $15,500,268 for Mr. Wirth; $5,196,744 for Mr. Johnson; and $4,002,516 for Messrs. Breber, Geagea, and Nelson.

The per-unit grant date fair value of the RSUs was $88.20, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are paid in cash upon vesting on January 31 following the fifth anniversary of the grant. For Mr. Geagea, the 2021 amount also includes the grant date fair value of additional RSUs granted under the LTIP on January 17, 2021. These additional RSUs earn dividend equivalents and are paid in cash upon vesting, on January 31 following the third anniversary of the grant. Total payout will be based on the Chevron common stock closing price on the vesting date.

The material terms of performance shares and RSUs granted in 2021 are described in the “Grants of Plan-Based Awards in Fiscal Year 2021” and “Outstanding Equity Awards at 2021 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on January 27, 2021. The per-option grant date fair value was $12.22. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

The material terms of stock options granted in 2021 are described in the “Grants of Plan-Based Awards in Fiscal Year 2021” and “Outstanding Equity Awards at 2021 Fiscal Year-End” tables in this Proxy Statement.

(4)

2021 amounts reflect CIP awards for the 2021 performance year that were paid in March 2022. Mr. Nelson elected to defer 25% of his CIP award to the DCP, or $450,000. See “Compensation Discussion and Analysis – Compensation Discussion and Analysis in Detail – Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards.

(5)

2021 amounts represent the aggregate change in the actuarial present value of the NEOs’ pension value for the Chevron Retirement Plan (CRP) and the Chevron Retirement Restoration Plan (RRP) from January 1, 2021, through December 31, 2021, expressed as a lump sum. The DCP and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement.

2021 changes in the actuarial present value of an NEO’s pension value are attributable to five factors:

Increases in highest average earnings (“HAE”)

HAE is the highest consecutive 36-month average base salary and CIP awards.

Interest rate impact

Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The lump sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump sum interest rates, and such rates were higher in 2021 than those used in 2020 by an average of 0.2 percentage points. In addition, the 2021 discount rate used to discount pension values from age 60 to an NEO’s current age, 2.8%, is higher than the 2020 discount rate of 2.4%.

An additional year of age

The CRP and RRP provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the discount rate no longer applies. Furthermore, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions.

An additional year of benefit service earned in 2021

All of the NEOs worked for a full year in 2021; as a result, their pension benefits increased because they earned an additional year of benefit service.

Demographic assumptions

Current mortality tables are unchanged compared with 2020.

The following table provides a breakdown of the percent of change in the NEO’s pension:

		Factors
Name	Total percent change in pension value, Jan.-Dec. 2021(a)	Higher HAE	Interest rate impact	One additional year of age	One additional year of service	Demographic assumption changes
M.K. Wirth	(1.5%)	0.4%	(2.4%)	(2.3%)	2.8%	0%
P.R. Breber	5.7%	0.3%	(2.5%)	4.5%	3.4%	0%
J.W. Johnson	(2.1%)	0.3%	(2.6%)	(2.5%)	2.7%	0%
J.C. Geagea	(2.1%)	0.1%	(2.5%)	(2.4%)	2.7%	0%
M.A. Nelson	6.5%	1.8%	(3.0%)	4.6%	3.1%	0%

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2021 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2020 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2020 (reported in the “Pension Benefits Table” in last year’s Proxy Statement). Mr. Wirth had a ($649,311) change in pension value, Mr. Johnson had a ($617,975) change in pension value and Mr. Geagea had a ($498,225) change in pension value.

(b)

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

(6)

All Other Compensation for 2021 includes the following items, but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance and vacation programs.

	M.K. Wirth	P.R. Breber	J.W. Johnson	J.C. Geagea	M.A. Nelson
ESIP Company Contributions(a)	$23,200	$23,200	$23,200	$23,200	$23,200
ESIP-RP Company Contributions(a)	$108,800	$58,400	$73,600	$58,400	$52,800
Perquisites(b)
Financial Counseling(c)	$19,305	$23,312	$23,078	$16,884	$26,011
Motor Vehicles(d)	$16,013	—	$312	—	—
Corporate Aircraft(e)	$143,994	—	—	—	—
Security(f)	$39,384	$13,390	$49,864	$13,390	$13,390
Executive Physical(g)	—	—	—	$650	—
Relocation(h)	—	—	$416,071	$380,876	—
Other(i)	$928	—	$—	$2,275	—
Total, All Other Compensation	$351,624	$118,302	$586,125	$495,675	$115,401

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8% of annual compensation when an employee contributes 2% of annual compensation or 4% if they contribute 1%. Employees may also choose to contribute an amount above 2%, but none of the amount above 2% is matched. The Company match up to IRS limits ($290,000 of income in 2021) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2% of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2021 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites.

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment, and estate planning services.

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr. Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. Chevron U.S.A. Inc. (CUSA) and Mr. Wirth have entered into an Aircraft Time-Sharing Agreement (“ATSA”). Pursuant to the terms of the ATSA, Mr. Wirth reimbursed CUSA for a portion of his personal use of the corporate aircraft in 2021 within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related, such as authorizing a spouse and/or other family members to accompany an executive on business travel (for which there was no incremental cost to the Company in 2021), or if it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2021 average hourly direct operating costs, plus actual crew and security costs (for overnight lodging, meals, transportation, and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects residential security costs related to perimeter and physical security enhancements, network security and monitoring, and security consulting fees ($26,665). Also included are incremental costs of security detail incurred in relation to personal air travel (for meals, transportation, and lodging). For Mr. Johnson, includes residential security costs related to perimeter and physical security enhancements, network security and monitoring, security consulting fees, and cyber security services. For Messrs. Breber, Geagea and Nelson, includes fees for cyber security services.

(g)	Includes executive physical and/or related diagnostic procedures.

(h)

Expenses related to the relocation of an NEO’s primary work location to a location more than 50 miles away from the current location. These relocation benefits were provided under Chevron’s U.S. relocation program for all exempt employees. For Mr. Johnson, includes a home retention allowance in lieu of a payment for home sale assistance and benefits, when an eligible employee decides to retain their current residence at the time of their relocation ($381,500), shipment of household goods, home purchase assistance, temporary lodging and travel, and other standard miscellaneous relocation benefits. For Mr. Geagea, includes home sale assistance and benefits such as closing cost and commissions ($261,874), shipment of household goods ($72,188), home purchase assistance, temporary lodging and travel, and other standard miscellaneous relocation benefits. No home loss buyout benefits or tax gross-up on any relocation benefits were provided to either of Mr. Johnson or Mr. Geagea.

(i)

Includes the aggregate incremental cost of tickets for performing arts events and commercial flights, meals, activities, ground transportation, and other amenities for corporate events or employee service anniversary trips attended by an NEO and their spouse. From time to time, the NEOs and/or their spouses attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

(7)	For Mr. Wirth, reflects the corrected figure for All Other Compensation for 2020 following the inadvertent omission of $345 for an executive physical, incurred in 2020.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Grants of plan-based awards in fiscal year 2021

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs in 2021. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (i.e., performance shares, RSUs and stock options) are made under our LTIP. These awards are also described in the “Compensation Discussion and Analysis” section in this Proxy Statement.

Name	Award type	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units (#)(3)	All other option awards: Number of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
			Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

M.K. Wirth	CIP		–	$2,640,000	$5,280,000	–	–	–	–	–	–	–

	Perf Shares	1/27/2021	–	–	–	18,892	87,870	175,740	–	–	–	$ 8,359,073

	Options	1/27/2021	–	–	–	–	–	–	–	317,100	$88.20	$ 3,874,962

	RSUs	1/27/2021	–	–	–	–	–	–	43,930	–	–	$ 3,874,626

P.R. Breber	CIP		–	$1,122,000	$2,244,000	–	–	–	–	–	–	–

	Perf Shares	1/27/2021	–	–	–	4,878	22,690	45,380	–	–	–	$ 2,158,500

	Options	1/27/2021	–	–	–	–	–	–	–	81,900	$88.20	$ 1,000,818

	RSUs	1/27/2021	–	–	–	–	–	–	11,340	–	–	$ 1,000,188

J.W. Johnson	CIP		–	$1,452,000	$2,904,000	–	–	–	–	–	–	–

	Perf Shares	1/27/2021	–	–	–	6,334	29,460	58,920	–	–	–	$ 2,802,530

	Options	1/27/2021	–	–	–	–	–	–	–	106,300	$88.20	$ 1,298,986

	RSUs	1/27/2021	–	–	–	–	–	–	14,730	–	–	$ 1,299,186

J.C. Geagea	CIP		–	$1,122,000	$2,244,000	–	–	–	–	–	–	–

	Perf Shares	1/27/2021	–	–	–	4,878	22,690	45,380	–	–	–	$ 2,158,500

	Options	1/27/2021	–	–	–	–	–	–	–	81,900	$88.20	$ 1,000,818

	RSUs	1/27/2021	–	–	–	–	–	–	29,490	–	–	$ 2,601,018

M.A. Nelson	CIP		–	$1,045,000	$2,090,000	–	–	–	–	–	–	–

	Perf Shares	1/27/2021	–	–	–	4,878	22,690	45,380	–	–	–	$ 2,158,500

	Options	1/27/2021	–	–	–	–	–	–	–	81,900	$88.20	$ 1,000,818

	RSUs	1/27/2021	–	–	–	–	–	–	11,340	–	–	$ 1,000,188

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the MCC. Actual 2021 performance-year CIP award results, which are approved in January 2022 and paid in March 2022, are reported in the “Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column. Under the 2021 CIP, there is no threshold award. The maximum award is 200% of target for all CIP-eligible employees.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Long-Term Incentive Plan” for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2021. If there is a payout, “Threshold” represents the lowest possible payout (21.5% of the grant) and “Max” reflects the highest possible payout (200% of the grant). The performance shares awarded in 2021 accrue dividend equivalents and are paid out in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2021 through December 2023). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2021” table in this Proxy Statement.

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents and are paid in cash upon vesting on January 31 following the fifth annual anniversary of the grant date. For Mr. Geagea, the 2021 amount also includes additional RSU awards. These additional RSUs accrue dividend equivalents and are paid in cash upon vesting on January 31 following the third anniversary of the grant date. Total payout will be based on the Chevron common stock closing price on the vesting date multiplied by the number of vested RSUs.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Outstanding equity awards at 2021 fiscal year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2021, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: Number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)(6)

M.K. Wirth	1/27/2021	–	317,100	$88.20	1/27/2031	46,132	$5,413,608	184,550	$21,656,895

	1/29/2020	99,366	198,734	$110.37	1/29/2030	37,343	$4,382,174	125,066	$14,676,545

	1/30/2019	157,933	78,967	$113.01	1/30/2029	36,695	$4,306,100

	1/31/2018	182,100		$125.35	1/31/2028	30,353	$3,561,935

	1/25/2017	80,800		$117.24	1/25/2027	12,599	$1,478,491

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	3/27/2013	3,000		$120.19	3/27/2023

	1/30/2013	90,000		$116.45	1/30/2023

P.R. Breber	1/27/2021	–	81,900	$88.20	1/27/2031	11,908	$1,397,458	47,655	$5,592,295

	1/29/2020	25,666	51,334	$110.37	1/29/2030	9,924	$1,164,588	32,291	$3,789,316

	1/30/2019	41,733	20,867	$113.01	1/30/2029	9,888	$1,160,299

	1/31/2018	52,900		$125.35	1/31/2028	8,910	$1,045,557

	1/25/2017	62,200		$117.24	1/25/2027	9,697	$1,137,943

	1/27/2016	234,900		$83.29	1/27/2026

	1/28/2015	86,300		$103.71	1/28/2025

	1/29/2014	45,000		$116.00	1/29/2024

	1/30/2013	37,000		$116.45	1/30/2023

J.W. Johnson	1/27/2021	–	106,300	$88.20	1/27/2031	15,468	$1,815,216	61,874	$7,260,864

	1/29/2020	33,333	66,667	$110.37	1/29/2030	12,540	$1,471,623	41,944	$4,922,140

	1/30/2019	54,200	27,100	$113.01	1/30/2029	12,596	$1,478,194

	1/31/2018	68,700		$125.35	1/31/2028	11,450	$1,343,643

	1/25/2017	80,800		$117.24	1/25/2027	12,599	$1,478,491

	1/27/2016	311,700		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	82,500		$116.00	1/29/2024

	1/30/2013	70,000		$116.45	1/30/2023

Chevron Corporation – 2022 Proxy Statement

Executive compensation

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: Number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: Market or payout value of unearned shares, units, or other rights that have not vested ($)(6)

J.C. Geagea	1/27/2021	–	81,900	$88.20	1/27/2031	30,968	$3,638,132	47,655	$5,592,295

	1/29/2020	25,666	51,334	$110.37	1/29/2030	9,674	$1,135,271	32,291	$3,789,316

	1/30/2019	41,733	20,867	$113.01	1/30/2029	9,699	$1,138,171

	1/31/2018	52,900		$125.35	1/31/2028	8,820	$1,035,023

	1/25/2017	62,200		$117.24	1/25/2027	9,688	$1,136,870

	1/27/2016	239,900		$83.29	1/27/2026

	1/28/2015	164,600		$103.71	1/28/2025

	1/29/2014	90,000		$116.00	1/29/2024

	1/30/2013	54,000		$116.45	1/30/2023

M.A. Nelson	1/27/2021	–	81,900	$88.20	1/27/2031	11,908	$1,397,458	47,655	$5,592,295

	1/29/2020	25,666	51,334	$110.37	1/29/2030	9,746	$1,143,730	32,291	$3,789,316

	1/30/2019	41,733	20,867	$113.01	1/30/2029	9,799	$1,149,912

	1/31/2018	27,700		$125.35	1/31/2028	4,617	$541,770

	1/25/2017	18,100		$117.24	1/25/2027	2,816	$330,430

	1/27/2016	69,700		$83.29	1/27/2026

	1/28/2015	47,700		$103.71	1/28/2025

	1/29/2014	25,000		$116.00	1/29/2024

	1/30/2013	29,500		$116.45	1/30/2023

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus their years of service. This policy is a reflection of our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For 2017 and later grants, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)

Represents unvested RSUs and dividend equivalents, rounded to whole units, that are paid out in cash at the end of the five-year vesting period. For Mr. Geagea, the 2021 amount also includes additional RSU awards, that are paid out in cash at the end of the three-year vesting period.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $117.35, the closing price of Chevron common stock on December 31, 2021.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in cash at the end of the applicable three-year performance period. The estimated shares for the 2020 grant are based upon a 160% performance modifier, and the estimated shares for the 2021 grant are based upon a 200% performance modifier.

(6)

Represents the estimated cash payout value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $117.35 the closing price of Chevron common stock on December 31, 2021. The estimated payout value for the 2020 grant is based upon a 160% performance modifier and the estimated shares for the 2021 grant is based upon a 200% performance modifier. The estimated payout value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2021” table in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Option exercises and stock vested in fiscal year 2021

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2021; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
M.K. Wirth	237,000	$771,333	78,562	$6,978,721
P.R. Breber	50,000	$287,061	20,724	$1,840,306
J.W. Johnson	93,000	$456,087	26,929	$2,391,213
J.C. Geagea	37,000	$262,173	20,713	$1,838,994
M.A. Nelson	–	–	20,641	$1,830,806

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Market price at exercise	Value realized on exercise
M.K. Wirth	33,000	1/26/2011	$94.64	1/19/2021	$94.7141	$2,445
M.K. Wirth	33,000	1/26/2011	$94.64	1/19/2021	$94.7226	$2,726
M.K. Wirth	33,000	1/26/2011	$94.64	1/19/2021	$94.7596	$3,947
M.K. Wirth	33,000	1/26/2011	$94.64	1/19/2021	$94.7156	$2,495
M.K. Wirth	26,250	1/25/2012	$107.73	11/4/2021	$113.7948	$159,201
M.K. Wirth	26,250	1/25/2012	$107.73	11/4/2021	$113.7916	$159,117
M.K. Wirth	26,250	1/25/2012	$107.73	11/16/2021	$118.0122	$269,908
M.K. Wirth	26,250	1/25/2012	$107.73	12/1/2021	$114.2631	$171,494
P.R. Breber	13,000	1/26/2011	$94.64	1/20/2021	$95.0000	$4,680
P.R. Breber	20,000	1/25/2012	$107.73	11/1/2021	$114.8052	$141,504
P.R. Breber	17,000	1/25/2012	$107.73	11/9/2021	$116.0169	$140,877
JW. Johnson	78,000	1/25/2012	$107.73	10/20/2021	$113.1259	$420,880
JW. Johnson	7,500	1/29/2014	$116.00	12/7/2021	$118.3300	$17,475
JW. Johnson	7,500	1/30/2013	$116.45	12/8/2021	$118.8142	$17,732
J.C. Geagea	17,000	1/25/2012	$107.73	11/1/2021	$114.7509	$119,355
J.C. Geagea	20,000	1/25/2012	$107.73	11/1/2021	$114.8709	$142,818

(2)

Represents the cash value of vested performance shares granted in 2019 for the performance period January 2019 through December 2021, paid in February 2022. Also includes the cash value of RSUs withheld to pay taxes on unvested RSUs no longer subject to substantial risk of forfeiture. Each of these is described further below.

Performance shares

For performance shares granted from 2017 to 2020, we calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, TotalEnergies and S&P 500 Total Return Index) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Second, we rank our TSR against the TSR of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th
Performance modifier	200%	160%	120%	80%	40%	0%

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group, then the performance modifier would be 200%. Under the rules of the LTIP, in the event our measured annualized TSR is less than 1 percentage point of the nearest competitor(s), the results will be considered a tie, and the performance modifier will be the average of the tied ranks. For example, if Chevron ranks sixth in TSR and ties with the TSR of the peer that ranks fifth, it will result in a modifier of 20% (the average of 40% and 0%).

Third, we determine the cash value and payout of the performance share award, as follows:

Number of performance shares granted + dividend equivalents	x	Performance modifier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

For performance shares granted starting in 2021, we calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, TotalEnergies and S&P 500 Total Return Index) for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we calculate our Return on Average Capital Employed Improvement (ROCE-I) and the ROCE-I of our LTIP Performance Share Peer Group (BP, ExxonMobil, Shell and TotalEnergies) for the three-year performance period. ROCE-I is the percentage point difference between the trailing 12-month ROCE as of the quarter preceding to the end of the three-year performance period, and the trailing 12-month ROCE as of the quarter preceding the start of the three-year performance period. We calculate ROCE as follows:

ROCE =	(net income excluding special items (+) after tax interest expense (+) noncontrolling interests income)
average capital employed

Net Income (excluding special items) is the net income adjusted for significant, externally disclosed non-operating items. Capital Employed is the sum of stockholders’ equity, total debt, and noncontrolling interests equity. Average Capital Employed is computed by averaging the sum of Capital Employed at the beginning of and end of the 12-month net income period. The final ROCE calculation may include reasonable estimates and will be determined and certified by the MCC in its sole discretion.

Third, we rank our TSR and ROCE-I against the TSR and ROCE-I of our LTIP Performance Share Peer Group to determine the performance modifier applicable to the awards. Our rank then determines what the performance modifier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th
TSR Modifier (70% weight, ranking includes S&P 500)	200%	160%	120%	80%	40%	0%
ROCE-I Modifier (30% weight, ranking excludes S&P 500)	200%	150%	100%	50%	0%		n/a

For example, if we rank first in TSR as compared with our LTIP Performance Share Peer Group and second in ROCE-I, then the performance modifier would be 185%. Under the rules of the LTIP, in the event our measured annualized TSR is less than 1 percentage point of the nearest competitor(s), the results will be considered a tie, and the TSR modifier will be the average of the tied ranks. In the event our measured ROCE-I is less than one-half of a percentage point of the nearest competitor(s), the results will be considered a tie, and the ROCE-I modifier will be the average of the tied ranks. For example, if Chevron ranks sixth in TSR and ties with the TSR of the peer that ranks fifth, it will result in a TSR modifier of 20% (the average of 40% and 0%). In addition, if Chevron ranks fifth in ROCE-I and ties with the ROCE-I of the peer that ranks fourth, it will result in a ROCE-I modifier of 25% (the average of 50% and 0%). The overall performance modifier would then result in 21.5%.

70% x TSR Modifier	+	30% x ROCE-I Modifier	=	Performance modifier

Fourth, we determine the cash value and payout of the performance share award, as follows:

Number of performance shares granted + dividend equivalents	x	Performance modifier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

For awards of performance shares made in 2019, the three-year performance period ended December 2021. Chevron came in second place, resulting in a performance modifier for the period of 160%. Accordingly, the cash value of the 2019 grant was calculated as follows:

Name	Shares granted plus dividend equivalents	x	Modifier	=	Shares acquired on vesting	x	20- day trailing average price	=	Cash value/payout
M.K. Wirth	76,821		160%		122,914		$116.66		$ 14,339,126
P.R. Breber	20,290		160%		32,465		$116.66		$ 3,787,327
J.W. Johnson	26,367		160%		42,187		$116.66		$ 4,921,580
J.C. Geagea	20,290		160%		32,465		$116.66		$ 3,787,327
M.A. Nelson	20,290		160%		32,465		$116.66		$ 3,787,327

The cash value/payout includes the value of fractional shares.

Mr. Nelson elected to defer 25% of his 2019 performance share grant, or $946,832, to the DCP. Provisions of the DCP and distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Restricted stock units

RSUs became part of the standard LTIP mix in 2017. These RSUs are subject to certain tax liabilities prior to vesting, when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2021, Chevron withheld the following RSUs from grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld. Messrs. Wirth, Johnson, Geagea, and Nelson have more than 90 points (sum of age and years of service), and the full FICA tax obligation for the 2017, 2018 and 2019 grants were paid in prior years, when the grants were no longer subject to substantial risk of forfeiture. Mr. Breber has not yet reached 90 points, and the cash value of his shares withheld is based on the pro-rata portion of his RSUs no longer subject to substantial risk of forfeiture.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld

M.K. Wirth	1,740	1/29/2020	12/17/2021	$113.60	$197,720

P.R. Breber	82	1/31/2018	12/17/2021	$113.60	$ 9,287

	89	1/25/2017	12/17/2021	$113.60	$ 10,159

	90	1/30/2019	12/17/2021	$113.60	$ 10,246

	172	1/29/2020	12/17/2021	$113.60	$ 19,580

J.W. Johnson	562	1/29/2020	12/17/2021	$113.60	$ 63,787

J.C. Geagea	422	1/29/2020	12/17/2021	$113.60	$ 47,960

M.A. Nelson	350	1/29/2020	12/17/2021	$113.60	$ 39,772

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

Pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)	Payments during last fiscal year
M.K. Wirth	Chevron Retirement Plan	36	$ 2,626,818	–
	Chevron Retirement Restoration Plan		$ 39,479,160	–
P.R. Breber	Chevron Retirement Plan	32	$ 2,128,624	–
	Chevron Retirement Restoration Plan		$ 16,502,346	–
J.W. Johnson	Chevron Retirement Plan	38	$ 2,620,612	–
	Chevron Retirement Restoration Plan		$ 26,490,499	–
J.C. Geagea	Chevron Retirement Plan	37	$ 2,659,214	–
	Chevron Retirement Restoration Plan		$ 20,888,812	–
M.A. Nelson	Chevron Retirement Plan	36	$ 2,539,464	–
	Chevron Retirement Restoration Plan		$ 13,171,749	–

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2021 financial statements and is generally the period that an employee is a participant in the plan for which the employee is an eligible employee and receives pay from a participating company. Credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 39 years; Mr. Johnson, 41 years; Mr. Geagea, 40 years; and Mr. Nelson, 37 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2021, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2021 financial statements. A present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2021. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021. These assumptions include the discount rate of 2.8% as of December 31, 2021. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 23. The present values reflect the lump sum forms of payment based on the lump sum interest rate assumptions used for financial reporting purposes on December 31, 2021, which are representative of the Pension Protection Act of 2006 lump sum interest rates.

See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (a defined-benefit pension plan that is intended to be tax-qualified under Code section 401(a)) and the Chevron Retirement Restoration Plan (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Code limitations on benefits and earnings.

For employees hired prior to January 1, 2008, including all of our NEOs, the age 65 retirement benefits are calculated as a single life annuity equal to 1.6% of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, “highest average earnings” are the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2021, the applicable annualized averages were: Mr. Wirth, $4,210,000; Mr. Breber, $2,329,367; Mr. Johnson, $2,923,000; Mr. Geagea, $2,335,167; and Mr. Nelson, $1,650,861.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2021, the applicable annualized earnings, after reflecting the average of the last three-year Code Compensation limitations, was $285,000.

The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are actuarially reduced below age 50, reduced by early retirement discount factors of 5% per year from age 50 to age 60, and unreduced at age 60.

Participants are eligible for an early retirement benefit if they are vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their benefits paid in the form of a single life annuity or lump sum. Joint and survivor annuity, life and term-certain annuity, and uniform income annuity options are also available under the CRP.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Code applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump sum equivalent in a single payment or in up to 10 annual installments.

Our NEOs made the following RRP distribution elections:

Name	Number of annual installments elected	Time of first payment
M.K. Wirth	1	First quarter that is at least one year following separation from service
P.R. Breber	5	First January that is at least one year following separation from service
J.W. Johnson	4	First quarter that is at least one year following separation from service
J.C. Geagea	1	First quarter that is at least one year following separation from service
M.A. Nelson	10	First quarter that is at least one year following separation from service

Nonqualified deferred compensation table

In this section, we set forth information concerning the value of each NEO’s compensation that is deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90% of CIP awards, up to 90% of LTIP performance share awards, and up to 40% of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 15 different funds that are designated by the MCC and that are also available in the ESIP, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return as of December 31, 2021, were:

Chevron Common Stock Fund	46.32%
Capital Group EuroPacific Growth Trust (US) Class U3	2.92%
Dodge & Cox Income Separate Account	-0.40%
State Street U.S. Inflation Protected Bond Index Non-Lending Series Fund Class C	5.85%
Vanguard Balanced Index Fund Institutional Shares	14.20%
Vanguard Developed Market Index Fund Institutional Plus Shares	11.49%
Vanguard Emerging Markets Stock Index Fund Institutional Plus Shares	0.94%
Vanguard Federal Money Market Fund Investor Shares	0.01%
Vanguard Institutional 500 Index Trust	28.71%
Vanguard Institutional Extended Market Index Trust	12.49%
Vanguard Institutional Total Bond Market Index Trust	-1.64%
Vanguard PRIMECAP Fund Admiral Shares	21.90%
Vanguard Real Estate Index Fund Institutional Shares	40.41%
Vanguard Short-Term Bond Index Fund Institutional Plus Shares	-1.05%
Vanguard Value Index Fund Institutional Shares	26.48%

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20 – business day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2021 annual rate of return for the Vanguard Treasury Money Market Fund was 0.01%.

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Code 401(a)(17) ($290,000 in 2021). A minimum 2% deferral of base pay over the tax code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate that is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive contributions in the last fiscal year(2)	Company contributions in the last fiscal year(3)	Aggregate earnings in the last fiscal year(4)	Aggregate withdrawals/ distributions(5)	Aggregate balance at last fiscal year-end(6)
M.K. Wirth	$ 27,200	$ 108,800	$ 3,302,566	–	$ 24,041,683
P.R. Breber	$ 14,600	$ 58,400	$ 2,294,079	–	$ 7,343,331
J.W. Johnson	$ 18,400	$ 73,600	$ 825,677	–	$ 4,033,810
J.C. Geagea	$ 14,600	$ 58,400	$ 274,475	–	$ 1,071,535
M.A. Nelson	$ 257,193	$ 52,800	$ 975,587	–	$ 6,994,739

Chevron Corporation – 2022 Proxy Statement

Executive compensation

(1)

Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to post-2004 balances and, if applicable, pre-2005 balances.

Name	Plan	Number of annual installments elected	Time of first payment
M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
P.R. Breber	DCP	5	First January that is at least one year following separation from service
	ESIP-RP	5	First January that is at least one year following separation from service
J.W. Johnson	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
J.C. Geagea	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service
M.A. Nelson	DCP	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	10	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	1	First quarter that is at least one year following separation from service

(2)

Reflects 2021 DCP deferrals of salary, any 2020 performance-year CIP, and LTIP performance shares for the 2018–2020 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in footnote 1 to that table. For Mr. Nelson, the value of the deferred LTIP performance shares was reported in footnote 2 of the “Option Exercise and Stock Vested in Fiscal Year 2020” table in our 2021 Proxy Statement.

Name	2021 salary deferrals	2021 CIP deferrals	2021 LTIP deferrals
M.K. Wirth	$ 27,200	–	–
P.R. Breber	$ 14,600	–	–
J.W. Johnson	$ 18,400	–	–
J.C. Geagea	$ 14,600	–	–
M.A. Nelson	$ 13,200	–	$ 243,993

(3)	Represents ESIP-RP contributions by the Company for 2021. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2021, and December 31, 2020, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2021 earnings in the DCP and ESIP-RP were as follows:

Name	DCP earnings	ESIP-RP earnings
M.K. Wirth	$2,766,038	$ 536,527
P.R. Breber	$2,084,529	$ 209,550
J.W. Johnson	$524,429	$ 301,248
J.C. Geagea	$30,277	$ 244,198
M.A. Nelson	$783,094	$ 192,494

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2021, as follows:

Name	DCP balance	ESIP-RP balance
M.K. Wirth	$22,260,102	$ 1,781,581
P.R. Breber	$6,635,787	$ 707,544
J.W. Johnson	$3,024,438	$ 1,009,372
J.C. Geagea	$253,897	$ 817,638
M.A. Nelson	$6,345,176	$ 649,564

Chevron Corporation – 2022 Proxy Statement

Executive compensation

The amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEOs in the “Summary Compensation Table” in prior Proxy Statements as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported
M.K. Wirth	$202,148	$808,595	$3,457,080	$6,147,430
P.R. Breber	$42,239	$168,956	–	–
J.W. Johnson	$97,875	$391,500	–	–
J.C. Geagea	$69,544	$278,175	–	–
M.A. Nelson	$24,354	$97,416	$479,700	$174,005

Deferrals of the 2021 CIP awards and the LTIP performance shares for the 2019-2021 performance period are not reflected in the DCP balance at December 31, 2021, as they were not deferred until the underlying awards were settled in 2022. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2021” table in this Proxy Statement, as follows:

Name	CIP amounts previously reported and credited to the DCP in 2022	LTIP amounts previously reported and credited to the DCP in 2022
M.K. Wirth	–	–
P.R. Breber	–	–
J.W. Johnson	–	–
J. C. Geagea	–	–
M.A. Nelson	$ 450,000	$ 946,832

Potential payments upon termination or change-in-control

Our NEOs do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus their time in service and the reason for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons, and to ensure that our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(2)	Termination for reasons other than misconduct and grants held for at least one year after grant date(2), and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points
Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
RSUs(5)	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(4)	100% vested(4)
Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(3)	Prorated vesting 5 years from termination to exercise(3)	100% vested Remaining term to exercise

(1)

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis–Compensation Governance–Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or non-solicitation.

(2)	For the 2017 and later grants, one must remain employed through the January 31 that is one year after the grant date.

(3)	Or the remaining term, if less.

(4)	Award based on and paid at the end of the performance or vesting period.

(5)

Standard RSUs are subject to forfeiture, prorated or 100% vested depending on points/age. Additional RSUs, if any, that are not standard RSU awards, are forfeited if not employed through the vesting date, regardless of points/age.

Chevron Corporation – 2022 Proxy Statement

Executive compensation

In the table that follows, we have assumed that each NEO terminated their employment for reasons other than for misconduct on December 31, 2021. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table, performance shares or RSUs that vested in 2021 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2021” table, or accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the ESIP.

Benefits and payments upon termination for any reason other than for misconduct(1)
Name	Base salary	CIP	Severance	Long-term incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Performance shares	RSUs	Stock options
M.K. Wirth	–	–	–	$9,172,841	$13,728,700	$1,729,880	$40,000
P.R. Breber	–	–	–	$1,578,882	$3,027,857	$247,241	–
J.W. Johnson	–	–	–	$3,076,337	$5,771,951	$582,950	–
J.C. Geagea	–	–	–	$2,368,322	$4,445,335	$448,874	–
M.A. Nelson	–	–	–	$2,368,322	$3,165,842	$448,874	–

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard RSUs under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. All awards granted in 2021 are forfeited upon a termination in 2021.

Termination with more than 90 points

Messrs. Wirth, Johnson, Geagea and Nelson have more than 90 points. Termination with at least 90 points results in deemed vesting of unvested portions of grants that have met the minimum holding requirement, or the remaining 1/3 of the 2019 stock option grant, the remaining 2/3 of the 2020 stock option grant, 100% of the 2020 performance share grant, and 100% of the outstanding standard RSUs granted in 2017, 2018, 2019 and 2020. Vested stock options may be exercised through the remaining term of the option.

Termination with more than 75 points and less than 90 points

Mr. Breber has more than 75 points but less than 90 points, which results in pro-rata vesting of all unvested standard LTIP grants that have met the minimum holding requirement. Mr. Breber’s stock options vest based on the number of whole months from the grant date to December 31, 2021; vesting of 11/36 of his 2019 and 2020 grants is accelerated. Vested options may be exercised through December 31, 2026, or the 10th anniversary of the grant date, if earlier. Mr. Breber’s performance shares vest based on the number of whole months from the performance period start date to December 31, 2021, or 24/36 of his 2020 grant. Mr. Breber’s RSUs vest based on the number of whole months from the grant date to December 31, 2021, or 23/60 of his 2020 grant, and 35/60 of his 2019 grant, 47/60 of his 2018 grant and 59/60 of his 2017 grant, less any RSUs previously released under the grants.

Valuation of performance shares, RSUs and stock options

Performance share values for the 2020 grants are calculated based on $117.35, the December 31, 2021 closing price of Chevron common stock, and a performance modifier of 100%. Refer to footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2021” table for a description of how we calculate the payout value of performance shares, as well as a summary of the amounts paid in February 2022 for the 2019 performance share grants. The modifier for the 2020 grant depends on Chevron’s TSR for the three-year performance period relative to the S&P 500 Total Return Index and the TSR for our peer group of major oil competitors (BP, ExxonMobil, Shell and TotalEnergies), and ranges from 0 to 200% in increments of 40%.

Restricted stock unit values are calculated based on $117.35, the December 31, 2021 closing price of Chevron common stock.

Stock option values are calculated based on the difference between $117.35, the December 31, 2021 closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2021 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options. The value of previously vested stock options is calculated in a similar manner.

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $40,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25% of the time dedicated to providing such services and no incremental cost for utilizing vacant office space at Chevron’s headquarters.

Our NEOs are eligible to receive early retirement benefits from the CRP and the RRP upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP-RP and from the DCP upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2021, are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Equity compensation plan information

The following table provides certain information as of December 31, 2021, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(2)	76,649,725	(3)	$104.41	(4)	66,532,937	(5)

Equity compensation plans not approved by security holders(6)	221,316	(7)	–	(8)	–	(9)

Total	76,871,041		$104.41	(4)	66,532,937

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2021. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2021, was 1,075,206, and the weighted-average exercise price (excluding RSUs and other rights for which there is no exercise price) was $371.28. The weighted average remaining term of the stock options is 2.5 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of two plans: the LTIP and the NED Plan. Stock options and RSUs may be awarded under the LTIP, and shares may be issued under the subplans of the LTIP for certain non-U.S. locations. Restricted stock, RSUs, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 76,329,797 shares subject to stock options (granted under the LTIP or the NED Plan), 58,114 shares subject to RSUs granted under the LTIP, and 261,814 shares subject to RSUs and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and RSUs granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under both the LTIP and the NED Plan. The weighted average remaining term of the stock options is 4.19 years.

(5)

An amended and restated LTIP was approved by the stockholders on May 29, 2013. The maximum number of shares that can be issued under the amended and restated LTIP is 260,000,000. The LTIP has 65,918,169 shares that remain available for issuance pursuant to awards. An aggregate of 4,717,874 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the plan. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 614,768 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2021.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 28,874 shares in 2021, 31,860 shares in 2020, and 46,976 shares in 2019.

Chevron Corporation – 2022 Proxy Statement

CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median employee was 123:1 for 2021, calculated by dividing our CEO 2021 annual total compensation of $22,610,285 by the 2021 annual total compensation of our median employee of $183,5311.

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below.

We identified the median employee using our employee population as of October 1, 2021, which included approximately 40,781 individuals located in 50 countries, of which 22,718 employees were on U.S. payroll and 18,063 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.99% of the total employee population in the non-U.S. jurisdictions with small employee populations. As a result, we excluded 2,037 individuals in 30 non-U.S. countries. The excluded countries and their employee populations were as follows: Belgium (111), Cambodia (41), Cameroon (9), Congo (44), Cyprus (11), Egypt (51), El Salvador (90), Equatorial Guinea (69), Germany (16), Greece (11), Guatemala (46), Honduras (29), Hong Kong (73), India (8), Indonesia (114), Israel (302), Japan (135), Kazakhstan (154), Korea (11), Malaysia (185), Mexico (59), Myanmar (4), Netherlands (92), Norway (2), Pakistan (101), Panama (41), Russian Federation (31), Sri Lanka (74), United Arab Emirates (60), and Vietnam (63). As a result of these exclusions, the employee population used to identify the median employee comprised 38,744 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bahrain, Bangladesh, Bermuda, Brazil, Canada, China, Colombia, France, Kuwait, Nigeria, Philippines, Singapore, Taiwan, Thailand, United Kingdom, United States of America, and Venezuela.

We identified the median employee using 2021 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2021 annual base salary determined as of October 1, 2021, and (ii) the actual annual cash bonus paid in the first quarter of 2021; provided, however, that for hourly employees who work for Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2021. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2021.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

(1)	The annual total compensation of the median employee is calculated in the same manner as CEO annual total compensation in the Summary Compensation Table.

Chevron Corporation – 2022 Proxy Statement

Stock ownership information

Security ownership of certain beneficial owners and management

The following table shows the ownership interest in Chevron common stock as of March 15, 2022 (unless otherwise noted), for (i) holders of more than 5% of our outstanding common stock; (ii) each non-employee Director; (iii) each NEO; and (iv) all current non-employee Directors and executive officers as a group. As of that date, there were 1,964,769,367 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee Director)	Shares beneficially owned(1)		Stock units(2)	Total	Percent of class

BlackRock, Inc.(3)	126,043,765		–	126,043,765	6.50%

State Street Corporation(4)	138,919,878		–	138,919,878	7.21%

The Vanguard Group(5)	163,400,131		–	163,400,131	8.48%

Wanda M. Austin+	33,454		2,239	35,693	*

Pierre R. Breber	793,008		57,014	850,022	*

John B. Frank+	17,063		10,611	27,674	*

Alice P. Gast+	2,706		20,306	23,012	*

Joseph C. Geagea	806,041		–	806,041	*

Enrique Hernandez, Jr.+	97,309		24,428	121,737	*

Marillyn A. Hewson+	3,200		4,814	8,014	*

Jon M. Huntsman Jr.+	2,125		2,239	4,364	*

James W. Johnson	920,800		7,419	928,219	*

Charles W. Moorman+	41,403		38,899	80,302	*

Dambisa F. Moyo+	10,112		2,239	12,351	*

Mark A. Nelson	444,664		–	444,664	*

Debra Reed-Klages+	4,275		9,295	13,570	*

Ronald D. Sugar+	2,976		71,955	74,931	*

D. James Umpleby III+	7,015		2,239	9,254	*

Michael K. Wirth	1,813,152		7,261	1,820,413	*

All current non-employee Directors and executive officers as a group (20 persons)	5,999,787	(6)	260,958	6,260,745	*

*	Less than 1%.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 15, 2022, as follows: 23,471 shares for Dr. Austin, 622,533 shares for Mr. Breber, 12,003 shares for Mr. Frank, 696,333 shares for Mr. Geagea, 79,190 shares for Mr. Hernandez, Jr., 742,066 shares for Mr. Johnson, 28,809 shares for Mr. Moorman, 304,433 shares for Mr. Nelson, 1,298,733 shares for Mr. Wirth, and 4,465,833 shares for all current non-employee Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the ESIP. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the NED Plan.

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are stock units (awarded prior to 2007) and RSUs awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include stock units deferred under the DCP that may ultimately be paid in shares of Chevron common stock.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 1, 2022, by BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, BlackRock reports that as of December 31, 2021, it and its subsidiaries listed on Exhibit A of the Schedule 13G/A had sole voting power for 111,609,469 shares, sole dispositive power for 126,043,765 shares, and no shared voting and dispositive powers.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2022, by State Street Corporation, State Street Financial Center, 1 Lincoln Street, Boston, MA 02111, State Street reports that as of December 31, 2021, it and its subsidiaries listed on Exhibit 1 of the Schedule 13G/A had no sole voting and dispositive powers, shared voting power for 127,156,172 shares, and shared dispositive power for 138,896,127 shares.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 9, 2022, by The Vanguard Group–23-1945930, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that as of December 31, 2021, it had sole dispositive power for 155,746,220 shares, shared voting power for 2,912,138 shares, shared dispositive power for 7,653,911 shares, and no sole voting power.

(6)	Includes 4,532 shares held by The Lindsey H. Pate 2019 Irrevocable Trust for which Mr. Pate disclaims beneficial ownership.

Chevron Corporation – 2022 Proxy Statement

Board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2022

(Item 2 on the proxy card)

Auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as Chevron’s independent registered public accounting firm for 2022, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•  The quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•  PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•  PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•  The desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation and PwC’s periodic rotation of other audit management;

•  External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•  The appropriateness of PwC’s fees for audit and non-audit services;

•  The quality and candor of PwC’s communications with the Audit Committee and management;

•  PwC’s independence and objectivity in its performance of audit services; and

•  PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•	Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•	Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•	Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•	Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•	Robust preapproval policies and procedures, limits on non-audit services and hiring policies. The Audit Committee must preapprove all audit and non-audit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible non-audit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to ensure that auditor independence is not impaired.

•	Strong internal PwC independence, policies, and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2022.

Chevron Corporation – 2022 Proxy Statement

Board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2022

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2021 and 2020. During these periods, PwC provided both audit and non-audit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2021 and 2020, were as follows (millions of dollars):

Services provided	2021	2020
Audit	$28.0	$28.3
Audit Related	$0.6	$1.0
Tax	$0.7	$0.5
All Other	$2.5	$1.2
Total	$31.8	$31.0

The Audit fees for the years ended December 31, 2021 and 2020, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2021 and 2020, were for assurance and related services for employee benefit plan audits, attest services required by debt holders, partners or other third party stakeholders, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2021 and 2020, were for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2021 and 2020, included services rendered for software licenses, subscriptions, permitted consulting services, benchmark studies, and surveys.

Audit committee preapproval policies and procedures

All 2021 audit and non-audit services provided by PwC were preapproved by the Audit Committee. The non-audit services that were preapproved by the Audit Committee were also reviewed to ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Vote required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record can vote your shares at its discretion on this proposal.

Your board’s recommendation

Your Board recommends that you vote for the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve, on an advisory basis, named executive officer compensation

(Item 3 on the proxy card)

As required by Section 14A of the Exchange Act, stockholders are entitled to a nonbinding vote on the compensation of our Named Executive Officers (sometimes referred to as “Say-on-Pay”). At the 2017 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the 2022 Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•	Pay competitively across all salary grades and all geographies; our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non-oil industry peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle-time business with a long-term employment model;
•	Pay for absolute and competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Your board’s recommendation

Your Board recommends that you vote for the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation

(Item 4 on the proxy card)

Your Board recommends that stockholders vote FOR this proposal to approve the 2022 Long-Term Incentive Plan of Chevron Corporation (“2022 LTIP”). The 2022 LTIP provides for grants of equity awards in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, other share-based awards (e.g., performance shares) and nonstock awards.

The 2022 LTIP was adopted by the Board on March 30, 2022 and will become effective on the date that it is approved by stockholders. If stockholder approval of this proposal is obtained at this Annual Meeting, we will not grant any additional awards under the existing Long-Term Incentive Plan of Chevron Corporation (“Prior Plan”). Awards previously granted under the Prior Plan would be unaffected by the adoption of the 2022 LTIP, and they would remain outstanding under the terms pursuant to which they were previously granted. If stockholder approval of this proposal is not obtained at this Annual Meeting, awards may still be granted under the Prior Plan until its currently scheduled expiration date of May 29, 2023, following which date Chevron will no longer have an equity-based compensation plan and will no longer be able to issue customary annual long-term incentive awards and other equity awards.

The following table provides certain additional information regarding Chevron’s equity compensation plans, excluding the 2022 LTIP:

Use of Shares That May Be Delivered Under All Equity Compensation Plans	As of February 28, 2022

Total shares underlying outstanding options	53,242,628

Weighted-average exercise price of stock options outstanding	$110.14	*

Weighted-average remaining duration of stock options outstanding	5.16 years	**

Total shares underlying outstanding unvested time-based RSUs and stock units	330,200

Total shares underlying outstanding stock fund units under deferred compensation plan not approved by security holders	193,061

Total shares currently available for grant	62,667,799	***

Which includes shares available for grant as full value awards under the Prior Plan	48,000,000

Stock price as of February 28, 2022	$144

*	Weighted-average exercise price of stock options outstanding under the Prior Plan is $105.67.

**	Weighted-average remaining duration of stock options outstanding under the Prior Plan is 5.2 years.

***

Includes 62,053,607 shares remaining available for grant under the Prior Plan, which will be cancelled upon stockholder approval of the 2022 LTIP, and 614,192 shares remaining available for grant under the Non-Employee Directors’ Equity Compensation and Deferral Plan.

We believe the reserve noted below for the 2022 LTIP will be sufficient to enable us to grant equity awards under the 2022 LTIP for approximately eight years, based on historical grant and forfeiture levels, recent market prices of Chevron common stock, and the anticipated use of stock awards as an incentive and retention tool. See the “Equity Compensation Plan Information” in this Proxy Statement for additional information regarding securities authorized for issuance under our equity compensation plans as of December 31, 2021.

Why you should vote FOR this proposal

Your Board recommends that you vote FOR this proposal because it believes that granting equity-based incentive awards to eligible participants encourages performance that drives stockholder value over the long term, gives participants a meaningful equity stake in our business and aligns directly with stockholder value and Chevron’s long-term employment model.

When evaluating and recommending to the Board the adoption of the 2022 LTIP, the Management Compensation Committee of the Board considered a number of factors, including the following:

•	The Prior Plan will expire on May 29, 2023;

•	As of February 28, 2022, approximately 62,053,607 shares of Chevron common stock remained available for grant pursuant to future awards under the Prior Plan. Upon effectiveness of the 2022 LTIP, the Prior Plan will cease to be available for future awards. The maximum number of shares authorized for issuance under the 2022
LTIP will be reduced by the number of shares subject to awards granted under the Prior Plan after February 28, 2022, and before the effective date of the 2022 LTIP.

•	Since the Prior Plan was last approved by stockholders in 2013, the average number of shares made subject to annual awards under the Prior Plan is 13.5 million shares, including 2.5 million payable in cash. This average necessarily reflects changes in the trading price of Chevron’s common stock and other factors. The total number of shares made subject to awards under the Prior Plan most recently were as follows:

2019	8,493,533 shares (including 2,749,233 payable in cash)
2020	9,873,220 shares (including 2,813,180 payable in cash)
2021	10,280,860 shares (including 3,322,310 payable in cash)
2022	6,207,120 shares (including 2,321,390 payable in cash)

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation

•	Chevron’s average three-year run rate (i.e., the number of shares subject to stock option and stock-settled restricted stock unit awards divided by the undiluted weighted average number of Chevron common shares outstanding), which measures the potential dilutive effects of awards, is 0.31%, well below the mean of the energy industry;

•	As of February 28, 2022, the number of shares remaining available for grant pursuant to future awards under the Prior Plan and shares subject to outstanding awards as a percentage of total shares of common stock outstanding was 5.9%;

•	Internal share utilization forecasts justify adopting the 2022 LTIP with 104 million shares of Chevron common stock authorized for issuance pursuant to awards thereunder, which are expected to be sufficient to grant equity awards under the 2022 LTIP for approximately eight years. These forecasts included a number of assumptions regarding, among other things, award exercises and vesting under the Prior Plan, stock price volatility, and the number of eligible participants. We do not, as a matter of course, make these forecasts public due to the inherent unpredictability of the underlying assumptions; and

•	The 2022 LTIP contains provisions that promote good corporate governance.

Because it is not possible at this time to determine awards that will be made in the event the 2022 LTIP is approved by stockholders, it is not possible to calculate the amount of subsequent dilution that may ultimately result from such awards. However, in no event will the dilutive impact of the 2022 LTIP exceed the dilution occurring as a result of stockholder approval of this proposal, absent additional approval of stockholders.

Sound governance provisions

The 2022 LTIP includes a number of provisions that promote good corporate governance and reinforce the alignment of interests of eligible participants and stockholders. These provisions include the following:

•

Flexibility and performance ties. The variety of equity and cash awards permitted under the 2022 LTIP affords flexibility with respect to the design of long-term incentives that are responsive to evolving regulatory changes and compensation best practices and can incorporate tailored, performance-based measures.

•	No discounted options. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

•	No repurchases, repricings or exchanges without stockholder approval. Chevron will not, without the approval of stockholders, establish programs to (i) repurchase outstanding and unexercised stock options or stock appreciation rights, whether for a cash payment or otherwise, or (ii) amend outstanding awards to provide for a lower exercise price or surrender or cancellation in favor of awards with a different exercise price or terms.

•	No transferability. Awards generally may not be transferred, except as determined by the Board’s Management Compensation Committee, or upon the award recipient’s death to a designated beneficiary.

•	No “evergreen” provisions. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the 2022 LTIP can be automatically replenished.

•	No automatic grants. The 2022 LTIP does not provide for automatic grants to any participant.

•	No tax “gross-ups.” The 2022 LTIP does not provide for any tax “gross-ups” or similar payments or reimbursements to defray tax liability associated with the issuance of awards under the 2022 LTIP.

•	No dividend equivalents on unvested awards. The 2022 LTIP provides that dividend equivalents will only be paid when and if the underlying award vests.

•	Recoupment and clawback provision. The 2022 LTIP includes a clawback provision related to Misconduct, as defined in the 2022 LTIP, to protect Chevron’s interests.

•	Minimum vesting requirements. The 2022 LTIP provides that awards may not become exercisable, vest or settle prior to the one-year anniversary of the date of grant, or in the event of certain transactions. The foregoing is subject to a carve-out with respect to 5% of the aggregate number of shares authorized for issuance under the 2022 LTIP.

•	Management Compensation Committee oversight. The 2022 LTIP will be administered by the Board’s Management Compensation Committee, which is comprised solely of non-employee, independent directors (or such other committee comprised of non-employee, independent directors as the Board may designate).

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation

Key terms of the 2022 LTIP

Term	Ten years from the date approved by stockholders (unless terminated earlier by the Board).

Shares Authorized	104 million plus any shares subject to outstanding awards under the Prior Plan that, on or after May 25, 2022, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), reduced by the number of shares subject to awards granted under the Prior Plan after February 28, 2022.

As of February 28, 2022, approximately 62,053,607 shares remained available for grant of future awards from shares previously authorized for issuance under the Prior Plan and approximately 52,219,205 shares were subject to outstanding awards under the Prior Plan.

The maximum number of shares that may be issued under the 2022 LTIP subject to restricted stock, restricted stock units and other share-based awards is 48 million. We refer to such awards as “full-value awards.”

Eligible Participants	Any individual who is on Chevron’s payroll and for whom Chevron withholds employment taxes at the time awards are made under the 2022 LTIP, if eligibility is approved by the plan administrator. As of February 28, 2022, 1,910 individuals would have been eligible to participate in the 2022 LTIP.

Award Types	• Nonstatutory stock options

• Stock appreciation rights

• Restricted stock

• Restricted stock units

• Other share-based awards (e.g., performance shares)

• Nonstock awards

Historically, stock options, performance shares and restricted stock units are the types of awards most frequently granted under the Prior Plan.

Award Expiration	Stock options and stock appreciation rights expire no more than 10 years from the date of grant. The expiration terms of all other awards are determined at the discretion of the plan administrator.

Exercise Price

The exercise price of stock options or stock appreciation rights may not be less than 100% of the fair market value of Chevron’s common stock on the date of grant (except in connection with certain awards granted as a substitute or replacement award in connection with certain corporate transactions).

Key features of the 2022 LTIP

Share reserve

Subject to “Changes in Capitalization,” below, the maximum number of shares of Chevron common stock that may be issued pursuant to awards under the 2022 LTIP will be 104 million, plus any shares subject to outstanding awards under the Prior Plan that, on or after May 25, 2022, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), reduced by the number of shares subject to awards granted under the Prior Plan after February 28, 2022. The maximum number of shares that may be issued subject to full-value awards will be 48 million. If the 2022 LTIP is approved by stockholders, we intend to file with the SEC a registration statement on Form S-8 covering the shares authorized for issuance thereunder in the second half of 2022.

Under the 2022 LTIP, shares covered by an award are counted against the maximum number of shares authorized at the time the award is granted. However, awards denominated in shares but specified to be paid in cash will not be counted against the maximum number of shares authorized. Any shares covered by an award that is terminated by expiration, forfeiture or cancellation without issuance of the shares are credited back to the maximum number of shares authorized and may be made subject to new awards. In addition, the maximum number of shares authorized will not be reduced to reflect any dividends or dividend equivalents credited with respect to an outstanding award that are reinvested into additional shares or credited with respect to any award under the 2022 LTIP.

The following shares subject to awards will not be credited back to the maximum number of shares authorized and may not be made subject to new awards: (i) shares tendered by participants as full or partial payment of the exercise price of stock options, (ii) shares reserved for issuance upon grant of stock appreciation rights if the number of reserved shares exceeds the number of shares actually issued upon exercise of the rights, and (iii) shares withheld by or remitted to Chevron to satisfy a participant’s tax withholding obligations that may arise in connection with an award.

Common stock issued under the 2022 LTIP may be either authorized and unissued shares or issued shares that have been reacquired by Chevron.

Ten-year term

The 2022 LTIP will expire 10 years from the date it is approved by stockholders (unless earlier terminated by the Board).

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation

Minimum vesting requirement

Except for up to 5% of the aggregate shares authorized under the 2022 LTIP, awards cannot be exercisable, vest, or be settled, in whole or in part, before the completion of at least one year of continued employment with Chevron after the date the award is granted (except (i) with respect to awards granted in connection with a merger or other acquisition as a substitute or replacement awards, and (ii) upon a change in control where the participant qualifies for severance pay under a change in control severance pay program maintained by Chevron).

No dividends or dividend equivalents on unvested awards

Dividends and dividend equivalents will only be paid when and if the underlying award vests.

New plan benefits

It is not possible at this time to determine awards that will be made in the event the 2022 LTIP is approved by stockholders. However, it is anticipated that awards will be similar to those granted under the Prior Plan in prior years. You can learn more about the Prior Plan and awards granted under the Prior Plan to our named executive officers in the “Compensation Discussion and Analysis” in this Proxy Statement. As of March 30, 2022, the closing price of a share of Chevron common stock was $165.48.

Other material features of the 2022 LTIP

The following is a description of the material features of the 2022 LTIP not otherwise discussed above. This description is a summary only and does not purport to be complete, and it is subject to, and qualified in its entirety by, the full text of the 2022 LTIP, which is incorporated by reference to Appendix A to this Proxy Statement. A copy of the 2022 LTIP can also be obtained at no charge upon request from Chevron’s Corporate Secretary and Chief Governance Officer.

Purpose

The purpose of the 2022 LTIP is to encourage performance that drives stockholder value over the long-term, give participants a meaningful equity stake in our business, and align stockholder value and Chevron’s long-term employment model.

Administration

The 2022 LTIP will be administered by the Board’s Management Compensation Committee (the “Committee”).

Subject to the provisions of the 2022 LTIP, the Committee has the authority to, among other things, construe and interpret the 2022 LTIP; promulgate, amend, interpret and rescind rules relating to implementation of the 2022 LTIP; select which eligible participants shall be granted awards; determine the number of shares or share equivalents subject to awards; determine the award price, if any; determine the vesting or duration of awards; determine other terms and conditions of awards; and make all other determinations necessary or advisable for the administration of the 2022 LTIP.

Maximum awards under the 2022 LTIP

The value of all nonstock awards granted to any individual in a single calendar year may not exceed $4 million. The maximum number of shares that may be granted in the form of stock options, stock appreciation rights, restricted stock, performance shares, restricted stock units and other share-based awards under the 2022 LTIP to any individual in a single calendar year may not exceed 4 million shares, subject to adjustments for certain recapitalization events specified in the 2022 LTIP.

Types of awards

Awards to eligible employees under the 2022 LTIP can be in the form of nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other share-based awards (e.g., performance shares) and nonstock awards. Stock options, performance shares and restricted stock units are the types of awards historically granted most frequently under the 2022 LTIP. Participants may elect to defer receipt of awards, other than stock options and stock appreciation rights, subject to the terms of the Chevron Corporation Deferred Compensation Plan for Management Employees II (and any successor plan) and its rules.

Stock options

Grants

Only nonstatutory stock options may be granted under the 2022 LTIP. Subject to the limitations set forth in the 2022 LTIP, the Committee has discretion to determine the number and terms of the stock option awarded, including, without limitation, the vesting schedule to be in effect for the stock option and the maximum term for which any stock option is to remain outstanding.

Exercisability and term

The Committee will determine the time when any stock option becomes exercisable and the maximum term for any stock option, provided, however, that no stock option will be exercisable before the completion of not less than one year of continued employment with Chevron or a subsidiary from the date the stock option is granted, subject to certain limited exceptions. No stock option will be exercisable more than 10 years after the date it is granted.

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation

Termination of employment

Upon cessation of employment, an optionee has a limited period of time in which to exercise outstanding stock options for any shares in which the optionee is vested at that time. This period will be specified by the Committee, need not be uniform among all options issued under the 2022 LTIP, and may reflect distinctions based on the termination circumstances.

Exercise price and payment of exercise price

Each stock option will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant. Each stock option may be exercised, in whole or in part, by providing notice of exercise in the manner prescribed by Chevron. Payment shall accompany such notice and may be made in cash or in such other form as approved by the Committee, consistent with applicable laws, regulations and rules.

Assignability and transferability

A stock option may not be assigned or transferred except as otherwise determined by the Committee or upon the optionee’s death to a designated beneficiary.

Stock appreciation rights

Grants

In connection with the grant of any stock option under the 2022 LTIP, the Committee may also grant a stock appreciation right (SAR). A SAR gives a participant the right to surrender all or a part of the unexercised portion of a stock option, exercise the SAR, and obtain payment of an amount equal to (or less than, if the Committee so determines at the time of grant) the difference between the aggregate exercise price of the shares subject to the stock option and the market price of the shares on the date the stock option is surrendered.

The Committee may also grant SARs not in connection with the grant of a stock option. The value of the stand-alone SAR is the difference between the grant date price subject to the SAR and the market price of Chevron common stock on the date the SAR is exercised.

Exercisability and term

A SAR may be exercised only during the time specified by the Committee at the time the SAR is granted. No SAR will be exercisable before the completion of not less than one year of continued employment with Chevron or a subsidiary from the date the SAR is granted, subject to certain limited exceptions. When the SAR granted in connection with a stock option is exercised, the underlying stock option will be deemed to have been exercised. No SAR will be exercisable more than 10 years after the date it is granted.

Exercise price and payment of exercise price

Each SAR will have an exercise price per share equal to the fair market value of a share of common stock on the date of grant. The payment of a SAR may be made in shares of common stock or in cash or partly in cash and partly in shares, as determined by the Committee.

Restricted stock

Grants

The Committee may make restricted stock awards to eligible employees and has complete discretion to determine the number of shares subject to and the terms of such awards. The Committee may condition the grant of a restricted stock award upon the attainment of specified performance goals. Restricted stock may be granted alone or in combination with other awards under the 2022 LTIP.

Restriction period

The period of time commencing with the date of the award of restricted stock and ending with the date on which all shares of restricted stock in such award either vest or are forfeited is known as the restriction period. Except for certain limited exceptions, the restriction period on any awards of restricted stock may not lapse before the completion of a specified period of not less than one year of continued employment following the date of grant.

Stockholder rights

Holders of restricted stock awards will have the same voting, dividend and other rights as Chevron’s other stockholders; provided, however, that any dividends will be subject to the same terms, including vesting, as the underlying award.

Assignability and transferability

A restricted stock award may not be assigned or transferred except as otherwise determined by the Committee or upon the recipient’s death to a designated beneficiary.

Performance shares, restricted stock units and other share-based awards

Grants

The Committee may make awards of performance shares, restricted stock units and other share-based awards and has discretion to determine the number of shares subject to and the terms of such awards. At the time of grant, the Committee will determine the number of shares covered by the award, the restriction or performance period, and the performance goal or goals to be achieved, if any. The Committee may condition the grant of performance shares, restricted stock units and other share-based awards upon the attainment of specified performance goals. Awards of performance shares, restricted stock units and other share-based awards may be granted alone or in combination with

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation other awards under the 2022 LTIP. Subject to certain limited exceptions, such awards may not vest prior to the one-year anniversary of the date of grant. Any dividends or dividend equivalents with respect to such awards will be subject to the same terms as the underlying award, including vesting terms.

Assignability and transferability

An award of performance shares, restricted stock units and other share-based awards may not be assigned or transferred except as otherwise determined by the Committee or upon the recipient’s death to a designated beneficiary.

Performance goals in the 2022 LTIP

The Committee may condition the payment of awards under the 2022 LTIP upon achievement of certain performance goals or criteria that are specified by the Committee at or about the time the award is granted. These performance goals or criteria can include: (i) earnings or earnings per share, (ii) EBITDA, (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii) return on investment, (viii) return on capital employed, (ix) return on assets or net assets, (x) market capitalization, (xi) economic value added, (xii) debt leverage (debt to capital), (xiii) revenue, (xiv) income or net income, (xv) operating income, (xvi) operating profit or net operating profit, (xvii) operating margin or profit margin, (xviii) return on operating revenue, (ixx) cash from operations, (xx) operating ratio, (xxi) operating revenue, (xxii) operating expense, (xxiii) cash flow, each with respect to Chevron and/or one or more of its affiliates or operating units, and (xxiv) any other measure or metric the Committee deems appropriate.

Other 2022 LTIP provisions

Change-in-Control

Within 30 days following a “change-in-control,” as defined in the 2022 LTIP, the Committee will appoint an independent organization that shall thereafter administer the 2022 LTIP. Pursuant to Article VI of Chevron’s By-Laws (“Change in Control Benefit Protection”), in the event of a change in control, Chevron shall cause any surviving corporation (or any other successor to Chevron’s business and assets) to assume any outstanding and unvested obligations under the 2022 LTIP and make effective provision for such awards.

Changes in capitalization

In the event any change is made to the outstanding shares of common stock by reason of any stock dividend, stock split, or other subdivision or combination of shares, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2022 LTIP, (ii) the maximum number of securities that may be granted to an individual in a calendar year, and (iii) the number and/or class of securities and exercise price (if applicable) for which awards are outstanding under the 2022 LTIP.

Amendment and termination

The Board may amend or terminate the 2022 LTIP at any time, provided, however, that unless the Board specifically determines otherwise, any revision or amendment that would cause the 2022 LTIP to fail to comply with any requirement of applicable law or regulation if such amendment were not approved by the stockholders will not be effective unless and until approval of the stockholders is obtained. Rights under any award granted before amendment of the 2022 LTIP cannot be impaired without the consent of the affected participant.

Governing law

The 2022 LTIP is construed and enforced in accordance with the laws of the State of California without regard to the application of the principles of conflicts or choice of laws.

Federal income tax consequences

The following is only a brief summary of the effect of U.S. federal income taxation on the recipient of an award and on Chevron and does not discuss the income tax laws of any other jurisdiction (such as municipality or state) in which the recipient of the award may reside.

Stock options and stock appreciation rights

Only nonstatutory stock options may be granted under the 2022 LTIP. Generally, no taxable income is recognized by an optionee upon the grant of a nonstatutory option, nor will Chevron (and/or its subsidiaries) be entitled to a deduction at that time. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the option shares on the exercise date over the exercise price paid. The ordinary income from the option exercises will be subject to employment tax withholding, and no distribution will be made to the optionee until the withholding requirements are satisfied. Chevron (and/or its subsidiaries) will be entitled to an income tax deduction in the year of exercise equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonstatutory option. The taxation principles for stock appreciation rights granted in conjunction with stock options are analogous to those for the associated stock options.

Restricted stock awards

Generally, the grantee of a restricted stock award will not be deemed to have received any income subject to tax at the time of grant, nor will Chevron (and/or its subsidiaries) be entitled to a tax deduction at that time. The grantee, however, may elect under Section 83(b) of the U.S. Internal Revenue Code (Code Section 83(b)) to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If such an

Chevron Corporation – 2022 Proxy Statement

Board proposal to approve 2022 Long-Term Incentive Plan of Chevron Corporation election is made under Code Section 83(b), Chevron (and/or its subsidiaries) will be entitled to a deduction at the time equal to the amount of the ordinary income recognized by the grantee. If the grantee does not make such an election, the fair market value of the shares on the date on which the restrictions lapse will be treated as compensation income to the grantee. At that time, Chevron (and/or its subsidiaries) will be entitled to a deduction equal to the amount of the ordinary income recognized by the grantee. Compensation income from the restricted stock award will be subject to employment tax withholdings.

Performance shares, restricted stock units and other share-based awards

A participant will not be deemed to have received any income subject to federal income tax at the time of grant of performance shares, restricted stock units or other share-based awards, nor will Chevron (and/or its subsidiaries) be entitled to a deduction at that time. When shares or cash subject to performance shares or other share-based awards are issued and/or paid, the participant will be deemed to have received an amount of ordinary income equal to the amount of cash and/or the fair market value of the shares received. Chevron (and/or its subsidiaries) will be allowed a deduction in an amount equal to the ordinary income that the participant has been paid. Compensation income from the performance shares, restricted stock units or other share-based awards will be subject to employment tax withholdings.

Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code (Code Section 162(m)) limits a publicly traded company’s federal income tax deduction for compensation in excess of $1 million paid to certain executive officers that constitute “covered employees” under Code Section 162(m), and thus we expect that we will be unable to deduct all compensation in excess of $1 million paid to certain of our executive officers.

Vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on this proposal (whether by abstention or otherwise) will have no impact on this proposal. If you are a street name stockholder and do not vote your shares, your bank, broker or other holder of record cannot vote your shares at its discretion on this proposal.

Your board’s recommendation

Your Board recommends that you vote for the approval of the 2022 Long-Term Incentive Plan of Chevron Corporation (2022 LTIP).

Chevron Corporation – 2022 Proxy Statement

Rule 14a-8 stockholder proposals

(Items 5 through 10 on the proxy card)

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Sustainability Report, our Annual Report, this Proxy Statement and our Climate Change Resilience Report. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at www.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, the Annual Report Supplement, the Corporate Sustainability Report and the Climate Change Resilience Report, as well as the other information presented on Chevron’s website.

We will provide the name, address, and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

Vote required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Any shares not voted on these proposals (whether by abstention or otherwise) will have no impact on these proposals. If you are a street name stockholder and do not vote your shares, your bank, broker, or other holder of record cannot vote your shares at its discretion on these proposals.

Your board’s recommendation

Your Board recommends that you vote against items 5, 6, and 8–10 and for item 7 on the following pages.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Stockholder proposal to adopt medium- and long-term GHG reduction targets

(Item 5 on the proxy card)

WHEREAS: We, the shareholders, must protect our assets against devastating climate change, and we therefore support companies to substantially reduce greenhouse gas (GHG) emissions.

RESOLVED: Shareholders request the Company to set and publish medium- and long-term targets to reduce the greenhouse gas (GHG) emissions of the Company’s operations and energy products (Scope 1, 2, and 3) consistent with the goal of the Paris Climate Agreement: to limit global warming to well below 2°C above pre-industrial levels and to pursue efforts to limit the temperature increase to 1.5°C.

You have our support.

SUPPORTING STATEMENT:

The policies of energy companies—the largest greenhouse gas (GHG) emitters—are crucial to confronting the climate crisis. Therefore shareholders support oil and gas companies to substantially reduce their emissions.

We, the shareholders, understand this support to be essential in protecting all our assets in the global economy from devastating climate change.

We therefore support the Company to set emission reduction targets for all emissions: the emissions of the company’s operations and the emissions of its energy products (Scope 1, 2, and 3). Reducing Scope 3 emissions, the vast majority, is essential to limiting global heating.

Scientific consensus

The world’s leading international scientific bodies recently released reports which clearly state the need for deep cuts in emissions in order to limit global warming to safe levels.

Financial momentum

A growing international consensus has emerged among financial institutions that climate-related risks are a source of financial risk, and therefore limiting global warming is essential to risk management and responsible stewardship of the economy.

Backing from investors that insist on targets for all emissions continues to gain momentum: 2021 saw unprecedented investor support for climate resolutions. In the US, three of these climate resolutions passed with a historic majority. In Europe, support for these climate resolutions continued to build.

Legal risk

In 2021, a Dutch court ordered Shell to severely reduce their worldwide emissions (Scope 1, 2, and 3) by 2030. This indicates that oil majors and large investors have an individual legal responsibility to combat dangerous climate change by reducing emissions and confirms the risk of liability.

We believe that the Company could lead and thrive in the energy transition. We therefore encourage you to set targets that are inspirational for society, employees, shareholders, and the energy sector, allowing the company to meet an increasing demand for energy while reducing GHG emissions to levels consistent with curbing climate change.

You have our support.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Board of directors’ response

Your Board shares the interest of Chevron’s investors and stakeholders in addressing climate change and the role of greenhouse gas (“GHG”) emissions as a contributor to climate change. We are also mindful that the journey to a lower carbon future will still require oil and gas, particularly in areas where there are currently no effective substitutes, such as shipping and transportation.

An honest conversation

Climate change is a challenge for all of us, and we need to address it holistically. Chevron is committed to an honest conversation about the energy transition. We could reduce our GHG emissions by changing our portfolio and selling our emissions-producing assets, but that would not serve our stockholders, who benefit from our strong asset base. Moreover, it would not benefit the global effort to combat climate change if we were to sell such assets to another company, who would still operate the assets, but perhaps to a less carbon-efficient standard.

We have addressed Scope 3 with our Portfolio Carbon Intensity metric

We have heard our stockholders’ requests for relevant and comparable data to allow them to evaluate how we are performing on GHG management compared to others in our industry. Chevron has developed the Portfolio Carbon Intensity (“PCI”) methodology, which we believe addresses the interests of stakeholders wanting comparable metrics that address Scopes 1, 2 and 3 emissions. PCI covers the full value chain emissions of our products, from production to use by customers. PCI is transparent and replicable by leveraging information readily found in financial statements, emissions disclosures, and emission factors. We encourage you to learn more about PCI in our 2021 Climate Change Resilience Report, and we invite you to explore the PCI tool on www.chevron.com.

Accountability

Your Board is holding Chevron accountable by endorsing PCI reduction targets. Chevron intends to reach these goals through innovation and top-tier performance. As part of this, and as you will see from our support of Proxy Item 7, Chevron is committed to detecting and mitigating methane emissions. We ask that you support Chevron’s efforts and allow us to demonstrate that Chevron’s GHG reduction ambitions and metrics are a sound strategy for stockholders and for addressing climate change.

Therefore, your Board recommends that you vote against this proposal.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Stockholder proposal to report on impacts of net zero 2050 scenario

(Item 6 on the proxy card)

Whereas: Markets require information to operate and deploy capital effectively. In 2019 and 2020, global and U.S. accounting and auditing standard-setters reiterated that material climate-related risks should be accounted for in company financial statements and audits.1,2,3 Major investor groups, representing assets worth over $103 trillion, have also called on companies and auditors to fully reflect climate risks to companies’ financial results and position.4

These concerns reflect a converging consensus by policymakers, investors, and companies on growing climate risk, the need to limit global temperature increase to 1.5° C (net zero global greenhouse gas (GHG) emissions by 2050),5 and the impact of such actions to companies.

The International Energy Agency’s (IEA) Net Zero Scenario describes an energy sector pathway to achieve net zero emissions. The Scenario finds that no new investment in fossil supply projects is needed, and anticipates oil prices dropping as low as $36/ barrel in 2030 and $24/ barrel in 2050.6

Given these global climate imperatives, to best allocate investments, investors are calling for information to assess the financial impacts of climate-related physical and transition risks on companies and identify companies best positioned to thrive in a low carbon economy. Yet, more than 70% of listed companies, representing some of the world’s largest carbon-polluters, are not fully accounting for climate-related risks in their financial statements.7

Chevron continues to develop new fossil fuel resources while acknowledging climate related risks8 that could lead to increased future impairments. Despite the materiality of this issue, Chevron’s audited annual disclosures do not currently provide investors with sufficient insight into assumptions used to assess productive assets for impairment and stranded asset risk. Further, an independent 2021 analysis concluded that Chevron’s financial statements lack the requisite transparency about climate-related assumptions and estimates, and that the company does not appear to use Paris-aligned assumptions and estimates.9

In contrast, peers (Shell, bp, TotalEnergies) have released more transparent disclosures in their audited financial statements, articulating the extent of consideration of climate change contingencies and risks.10

Accurate accounting assists investors in understanding the drivers of risk and return. Investors seek additional information from Chevron to understand the impact of climate-related factors on its business model and current financial reporting.

RESOLVED: Shareholders request Chevron’s Board of Directors provide an audited report addressing how application of the assumptions of the IEA’s Net Zero by 2050 pathway would affect the assumptions and estimates underlying its financial statements, including its long-term commodity and carbon prices, remaining asset lives, existing and future asset retirement obligations, capital expenditures, and asset valuations (impairments). The report should be produced at reasonable cost and omitting proprietary information.

SUPPORTING STATEMENT:

Proponents recommend the report be supported with reasonable assurance from an independent auditor.

[1]	https://www.ifrs.org/news-and-events/news/2019/11/nick-anderson-ifrs-standards-and-climate-related-disclosures/
[2]

https://www.fasb.org/cs/BlobServer?blobkey=id&blobnocache=true&blobwhere=1175836268408&blobheader=application%2Fpdf& blobheadername2=Content-Length&blobheadername1=Content-Disposition&blobheadervalue2=333644&blobheadervalue1=filename%
3DFASB_Staff_ESG_Educational_Paper_FINAL.pdf&blob col=urldata&blobtable=MungoBlobs

[3]	https://www.iaasb.org/news-events/2020-10/iaasb-issues-staff-audit-practice-alert-climate-related-risks
[4]	https://www.unpri.org/download?ac=11558
[5]	See e.g. https://www.gfanzero.com/press/amount-of-finance-committed-to-achieving-1-5c-now-at-scale-needed-to-deliver- the-transition/
[6]	https://www.iea.org/reports/world-energy-outlook-2021 p. 101
[7]	https://carbontracker.org/reports/flying-blind-the-glaring-absence-of-climate-risks-in-financial-reporting/
[8]	executive-summary-climate-resiliency-report.pdf, p. 3
[9]	https://carbontracker.org/reports/flying-blind-the-glaring-absence-of-climate-risks-in-financial-reporting/
[10]	https://www.sec.gov/Archives/edgar/data/34088/000121465921004380/cg421210px14a6g.htm, p. 6

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Board of directors’ response

Your Board appreciates the focus of our investors and stakeholders on achieving the goals of the Paris Agreement. Chevron supports the goals of the Paris Agreement and is committed to lowering our portfolio carbon intensity, on a full-cycle basis, and to being transparent about our progress.

We have substantially addressed the request

Chevron received a similar proposal last year, seeking an audited report on how the energy sector pathway hypothesized in the IEA Net Zero 2050 scenario (NZE 2050) would affect Chevron’s financial position and underlying assumptions. Subsequent to that proposal, we tested our portfolio using NZE 2050 demand and commodity price projections. We reported on the results of this scenario test in our updated Climate Change Resilience Report in October 2021. That report discusses how our portfolio would fare from a financial viability perspective and also the changes we would need to make under the NZE 2050 assumptions. Chevron’s Corporate Audit department, which performs the internal audit function at Chevron, conducted a non-rated assurance review of the NZE 2050 scenario analysis, and determined that the analysis was conducted in accordance with established internal process and emerging external guidance.

We report in accordance with established standards

We regularly analyze alternative scenarios to stress-test our portfolio, and we integrate those learnings to help us remain competitive and resilient in any environment. This information is confidential and competitively sensitive. We do not report audited outcomes on these scenarios. Rather, we report and disclose in accordance with U.S. GAAP and are audited in accordance with the standards of the Public Company Accounting Oversight Board. With this oversight framework, our strategic plans reflect management’s best assessment of the longer-term outlook on supply, demand and commodity prices and its judgment in deploying the Company’s strategy in that environment. We consider the likelihood of the IEA’s NZE 2050 scenario to be remote and do not rely on the NZE 2050 scenario for our business planning. Your Board believes it would not be a responsible use of Company resources to produce a further report to address a speculative scenario, as the Proposal requests.

Therefore, your Board recommends that you vote against this proposal.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Stockholder proposal to report on reliability of methane emission disclosures

(Item 7 on the proxy card)

Whereas, at least a quarter of today’s global warming is caused by methane emissions from human sources.1 Methane is 86 times more potent than carbon dioxide over a 20-year period, meaning reducing emissions now can buy valuable time to address the climate crisis.

In 2019, 30% of U.S. methane emissions from human activities came from natural gas and petroleum systems, from venting, flaring, and leaking.2

Methane emissions can be quantified directly through measurement (e.g., by detector, drone or satellite), or indirectly through calculations and modelling. However, the Environmental Protection Agency (EPA) formula used to estimate methane emissions is not a good foundation for a corporate mitigation strategy, failing to capture many major leaks, wasting valuable product (worth $2 billion per year) and substantially underestimating emissions.3 Studies have found actual emissions to be between 50 and 90% higher than estimated emissions reported using the formula.4 In certain basins, studies have found emissions to be more than 10 times higher than industry disclosed figures.5 As a result, oil and gas industry Scope 1 emissions may be significantly higher than currently reported.

Companies that do not manage methane emissions jeopardize other industry decarbonization efforts, and risk their reputation and license to operate, as investors, regulators and civil society are setting expectations to address this issue.

In 2021, investors managing more than $5.35 trillion supported strong federal methane regulations.6 The U.S. joined the Global Methane Pledge, committing to using best available inventory methodologies to quantify methane emissions.7 Companies, including U.S. companies EQT and Jonah Energy, have joined the Oil and Gas Methane Partnership, committing to improving methane data quality and consistency.8

According to EPA data, Chevron ranks 73d of U.S. top 100 oil and gas producers, with a methane intensity of 0.08%.9 However, given the limitations of EPA’s methodology this ranking lacks credibility.

Resolved, shareholders request that the Board oversee the preparation of a report analyzing a critical climate change concern, the reliability of Chevron’s methane emission disclosures. The report should:

•	summarize the outcome of any efforts to directly measure methane emissions by the Company;

•	provide investors with insight as to whether there is likely to be a material difference between direct measurement results and the Company’s published estimates of methane emissions;

•	assess the degree to which any differences would alter estimates of the Company’s Scope 1 emissions.

The report should be made public, omit proprietary information and be prepared expeditiously at reasonable cost.

Supporting statement

At management’s discretion, we recommend that the report:

•	Provide a narrative explanation of the difference between the Company’s estimated methane emissions and the
Company’s, own direct measurements, or any third party measurements, by site or region,

•	Describe any efforts to validate emissions estimates and disclosure through a third-party audit or evaluation.

[1]	https://www.unep.org/news-and-stories/press-release/methane-observatory-launched-boost-action-powerful-climate-warming
[2]	https://www.epa.gov/ghgemissions/overview-greenhouse-gases
[3]	https://www.edf.org/climate/methane-studies
[4]	https://www.science.org/doi/full/10.1126/science.aar7204, https://www.seas.harvard.edu/news/2021/03/oil-and-natural-gas-production-emit-more-methane-previously-thought
[5]	https://business.edf.org/files/Investors-Guide-to-the-OGMP_09.17.21_FINAL.pdf
[6]	https://www.ceres.org/news-center/press-releases/major-investors-demand-ambitious-methane-regulations-us
[7]	https://ec.europa.eu/commission/presscorner/detail/en/IP_21_4785
[8]	http://ogmpartnership.com/partners
[9]	https://www.ceres.org/sites/default/files/reports/2021-06/OilandGas_BenchmarkingReport_FINAL.pdf

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Board of directors’ response

Your Board agrees that reducing methane emission intensity across all sectors is important to advancing a lower carbon future. Chevron is proud of its progress in managing methane emissions. Although we disagree with some of the statements in the Proposal, we recommend stockholders support the Proposal because we are committed to continuing to advance the accuracy and reliability of methane emission reporting, as further described below.

Current state

Today, methane emissions are generally estimated (which is consistent with EPA protocols) by multiplying an activity or equipment count (e.g., number of pneumatic controllers) by an emissions factor for a particular source or activity (e.g., emissions per controller). These emissions factors are developed based on research, engineering designs, and field studies. We believe the EPA reporting protocol is a sound basis for shaping a corporate reporting program and that it has enabled development of consistent and comparable data, which has helped operators understand methane reduction opportunities. Moreover, Chevron is required to follow the EPA reporting protocol in the United States.

Chevron’s actions to address methane measurement improvement

We are committed to further improving methane detection and direct measurement. We are doing this through our Global Methane Detection Campaign, which focuses on scaling up proven and emerging detection technologies and modes of deployment, such as satellites, aircraft, and drones, with the goal of improving detection of methane emission sources. We also partner with industry, academic and environmental organizations to improve the technology and protocols for direct measurement of methane.

Through these efforts, we have identified encouraging progress in methane detection technology, but also current limitations in quantifying direct measurements of emissions. Direct measurement faces uncertainties and challenges related to modeling wind conditions and plumes, accounting for changing conditions at a site over different time periods, and also challenges with scalability and ability to provide timely data.

Chevron has demonstrated success in reducing methane emissions and deploying technology, and we regularly update stakeholders on our progress through voluntary reporting. Chevron views the assessment of direct methane emissions measurement discussed in the “Resolved” section of the Proposal as largely consistent with our current and ongoing efforts to address Scope 1 emissions. We plan to release a Methane Strategy Update (“Update”) later this year, which will address methane detection, direct measurement quantification, and disclosure. Without disclosing confidential information and to the extent reasonably feasible, subject to the limitations of current direct measurement technology discussed above, we intend to include information referenced in the “Resolved” section of the Proposal in the Update, including how detection technologies have advanced, how they can inform emission reduction strategies, and the challenges and uncertainties of current direct measurement technology.

Therefore, your Board recommends that you vote for this proposal.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Stockholder proposal to report on business with conflict-complicit governments

(Item 8 on the proxy card)

WHEREAS: Chevron, in partnership with Total, PTT, and Myanmar Oil and Gas Enterprise (MOGE), holds equity in one of the largest investment projects in Myanmar (Burma): the Yadana gas field and pipeline that has generated billions of dollars for the Myanmar military junta. Together, Total and Chevron have a majority controlling interest in Yadana project.

In Myanmar, foreign participation in the energy sector takes place through joint ventures with the MOGE, which is a department of the Myanmar government. Since it seized power in the February 1st, 2021, coup d’etat, the Myanmar military now holds total control over MOGE.

The United States and United Kingdom have imposed sanctions against Myanmar military-owned companies. A bipartisan group of senators have urged the U.S. administration to place sanctions on MOGE.

The Myanmar military has a long history of egregious human rights abuses, particularly against ethnic minorities. In August 2017, a military crackdown caused an estimated more than 700,000 Rohingya to flee to neighboring Bangladesh where they remain to this day. The U.S. Holocaust Memorial Museum has reported that the Rohingya remain “at grave risk of additional mass atrocities and even genocide.”

Nicholas Koumjian, head of the United Nations Independent Investigative Mechanism for Myanmar, stated in November 2021, that preliminary evidence collected since the military coup shows a widespread and systematic attack on civilians “amounting to crimes against humanity.”

The National Unity Government of Myanmar, made up of elected officials and civil society leaders, has called on the oil companies operating in Myanmar to withhold from the military junta and place in escrow any payments due to the Myanmar government.

Since the February 2021 military coup, the “Blood Money Campaign” by Myanmar and international civil society organizations has organized protests, consumer boycotts, and media pressure against companies, including Chevron, that provide financial support to the military junta. In addition, dozens of oil workers in Myanmar have petitioned oil companies to suspend payments to the ruling junta.

The International Coalition for the Responsibility to Protect (ICRtoP) monitors countries worldwide for instances of serious crimes under international law including genocide, war crimes, ethnic cleansing, and crimes against humanity. ICRtoP lists several countries, cited by the United Nations and civil society organizations, in which Chevron is currently producing oil and gas: Burma (Myanmar), Democratic Republic of Congo, and Nigeria.

BE IT RESOLVED: The shareholders request the Board to publish a report six months following the 2022 annual general meeting, omitting proprietary information, and prepared at reasonable cost, evaluating the feasibility of adopting a policy of not doing business with governments that are complicit in genocide and/or crimes against humanity as defined in international law.

Supporting statement

As shareholders, we believe that our company has the duty to avoid the moral, legal, financial, reputational, and operational risks posed by doing business with governments complicit in genocide and/or crimes against humanity. It is incumbent that our board adopts policies that protect shareholder value from these risks.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Board of directors’ response

Chevron and your Board share the proponent’s concern for human rights, and we condemn the violence and human rights abuses occurring in Myanmar. On January 21, 2022, Chevron released a statement announcing our intention to exit Myanmar. We intend to conduct our exit in a planned and orderly manner, and while doing so, we will continue to meet our commitments and support the humanitarian needs of local communities.

Chevron’s commitment to human rights

Our commitment to human rights is reflected throughout our business and in how we conduct ourselves, including in our Human Rights Policy, our Operational Excellence Management System, and our Business Conduct and Ethics Code, all of which are on our website. At times locations where we operate experience civil unrest and challenging conditions. Our approach to human rights is consistent. Wherever we operate, we work to support local communities with basic human needs, including healthcare, education, and energy.

We believe we have the right processes and governance to ensure that we make the right decisions about where and how we conduct our business. Accordingly, your Board does not believe the report requested in the Proposal is necessary.

Therefore, your Board recommends that you vote against this proposal.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Stockholder proposal to report on racial equity audit

(Item 9 on the proxy card)

Resolved: Shareholders request that the Board of Directors commission and publicly disclose the findings of an independent racial equity audit, analyzing if, and how, Chevron’s policies and practices discriminate against or disparately impact communities of color. The report should clearly identify, and recommend steps to eliminate, business activities that further systemic racism, environmental injustice, threaten civil rights, or present barriers to diversity, equity, and inclusion (DEI). Input from impacted workers, community members, customers, or other relevant stakeholders should inform the audit and report. The report should exclude confidential and proprietary information, as well as information relevant to any pending legal proceeding or threatened proceeding of which Chevron has notice.

Whereas: Racial inequity and environmental racism are systemic risks that threaten society and the economy.1 Companies that fail to correct policies and practices deemed to be racist, discriminatory, or furthering inequities face legal, financial, reputational, and human capital management risks. Companies that commit to holistically advance racial justice and foster DEI benefit from stronger performance, employee satisfaction, innovation, and positive social impact. 2

Chevron is one of the highest greenhouse gas emitting companies in the world.3 Its emissions contribute to the climate crisis, which disparately impacts people of color and furthers systemic racism.4 Chevron’s operations, discharges, and leaks disproportionately burden communities of color with pollution and human health risks.5

For example, 80% of residents living adjacent to Chevron’s Richmond, CA refinery are people of color, and they experience higher rates of cardiovascular disease, cancer, and asthma.6 Chevron’s Richmond facility is the city’s largest polluter and the company has spent millions of dollars to influence city politics and funding.7 Chevron also finances the Richmond police,8 which has been linked to police brutality.9 Beyond Richmond, Chevron finances police groups in major U.S. cities and Chevron representatives serve on the boards of Houston and Salt Lake City police foundations.10. Additionally, Chevron faces scrutiny for financing United States politicians with failing civil rights grades issued by the NAACP.11.

Chevron’s business disparately impacts Indigenous Peoples. Over 60% of publicly reported abuses from Chevron’s operations impacted Indigenous Peoples, including violation of land rights, allegations of genocide, violence against Indigenous women,12 and widespread environmental damage and human rights violations in Ecuador13., Indonesia14., Nigeria15, and the United States16.

While Chevron has made DEI and philanthropic commitments to support Black employees and communities, its practices have historically exacerbated racial inequities.17 An independent 2021 report documented dozens of outstanding legal cases against Chevron for alleged environmental damage and human rights violations, noting that the company has only paid .006% of associated fines, court judgements, and settlements.18 A racial equity audit would help Chevron identify, prioritize, remedy, and avoid adverse impacts on people of color while reducing reputational risk and liabilities.

[1]	https://www.spglobal.com/marketintelligence/en/news-insights/latest-news-headlines/racial-inequity-a-systemic-risk-8211-state-street- global-advisors-ceo-62047105
[2]	https://www.forbes.com/sites/forbeshumanresourcescouncil/2021/05/19/15-key-benefits-of-dei-to-communicate-with-team- members/?sh=78cbb835195c
[3]	https://b8f65cb373b1b7b15feb-c70d8ead6ced550b4d987d7c03fcdd1d.ssl.cf3.rackcdn.com/cms/reports/documents/000/002/327/original/Carbon-Majors-Report- 2017.pdf?1499691240
[4]

https://e360.yale.edu/features/unequal-impact-the-deep-links-between-inequality-and-climate-change; https://blog.ucsusa.org/kathy- mulvey/six-ways-chevron-imperils-climate-human-rights-and-racial-justice/

[5]	https://www.scientificamerican.com/article/pollution-poverty-people-color-living-industry/
[6]	https://www.theguardian.com/environment/2019/oct/09/richmond-chevron-california-city-polluter-fossil-fuel; https://ej4all.org/life-at- the-fenceline
[7]	https://www.eastbaytimes.com/2014/10/10/chevron-unleashes-campaign-spending-to-influence-richmond-election/
[8]	https://stopthemoneypipeline.com/wall-street-and-fossil-fuel-companies-are-funding-police-violence/
[9]

https://www.mercurynews.com/2021/02/15/richmond-pays-135k-to-settle-brutality-lawsuit-against-controversial-cop-officer- involved-is-on-admin-leave-for-an-unrelated-investigation/; https://eastbayexpress.com/more-questions-than-answers-in-richmond-police- shooting-1/

[10]	https://www.theguardian.com/us-news/2020/jul/27/fossil-fuels-oil-gas-industry-police-foundations
[11]	https://www.globalwitness.org/en/campaigns/oil-gas-and-mining/chevron-stop-funding-racism/
[12]	https://chevronsglobaldestruction.com/chevrons_global_destruction_report.pdf
[13]	https://www.business-humanrights.org/en/latest-news/the-case-of-chevron-in-the-ecuadorian-amazon-the-ruling-of-the- supreme- court-of-canada-closes-the-doors-to-end-impunity/
[14]	https://ejatlas.org/print/indonesia-against-chevron
[15]	https://sustainable-economy.org/wp-content/uploads/2018/02/Chevron-HR-in-Niger-Delta-Chad-Cam.pdf
[16]	https://www.npr.org/templates/story/story.php?storyId=121853115
[17]	https://insideclimatenews.org/news/20062020/chevron-black-lives-matter-twitter/
[18]	https://chevronsglobaldestruction.com/chevrons_global_destruction_report.pdf

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Board of directors’ response

Your Board shares the proponent’s commitment to addressing racial injustice. Chevron strives to empower people to improve their lives and meet their full potential. This commitment is reflected throughout our business and in how we conduct ourselves around the world. We demonstrate this commitment through promoting diversity and inclusion, fostering prosperity, respecting human rights, and contributing to the U.N. Sustainable Development Goals in the communities where we operate around the world.

Extensive disclosures and actions

Chevron’s actions in support of racial equity are described in detail in numerous publications:

•

The Chevron Way explains our beliefs, vision, purpose, and values. It guides how we work and establishes a common understanding of our culture and aspirations. Diversity and inclusion are the first among our Chevron Way values.

•	Chevron’s Business Conduct and Ethics Code underscores our commitment to diversity and inclusion, as well as our respect for human rights.

•	Chevron’s Human Rights Policy reinforces our commitment to respecting human rights, including nondiscrimination, in accordance with the U.N. Guiding Principles on Business and Human Rights.

•	Chevron’s Operational Excellence Management System describes how we integrate community engagement and support into how we conduct our business.

•	Chevron’s Corporate Sustainability Report describes how we are living up to our commitments to diversity and inclusion, human rights, creating prosperity and sustainable development goals.

Proposal refers to unsubstantiated and inaccurate allegations

While your Board shares the proponent’s concern for racial equity, the proponent’s supporting statement cites unsubstantiated and inaccurate allegations and statistics.

Your Board believes that the vision and values of The Chevron Way, along with Chevron’s Business Conduct and Ethics Code, Human Rights Policy, OEMS, Enterprise Risk Management process, and Corporate Sustainability Report all provide robust information and documentation of Chevron’s approach and actions on racial equity and related issues. Chevron is committed to periodic re-evaluation and assessment to continue to identify additional business practices to enhance diversity, equity and inclusion.

Therefore, your Board recommends that you vote against this proposal.

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Stockholder proposal regarding special meetings

(Item 10 on the proxy card)

RESOLVED: Shareowners request that the Board of Chevron Corporation take the steps necessary to amend Company bylaws and appropriate governing documents to give holders of 10% of outstanding common stock the power to call a special shareowners meeting. To the fullest extent permitted, such bylaw shall not contain exceptions or excluding conditions that apply to shareowners but not to the management or Board.

SUPPORTING STATEMENT

Management’s handling of a range of issues has increased both risk and cost to shareholders, which necessitates lowering the threshold to call a special meeting.

A recent report, Chevron’s Global Destruction,1 documents legal actions filed against Chevron and its subsidiaries around the world – providing evidence that Chevron is liable for $50+ billion in legal judgments and seizure claims globally. This report was the topic of a House Oversight Committee hearing entitled: Fueling the Climate Crisis: Exposing Big Oil’s Disinformation Campaign to Prevent Climate Action.

Perhaps the most pressing issue is the ongoing effort by Ecuadorian communities to enforce a $9.5 billion judgment against Chevron for devastating oil pollution (the “Ecuadorian Judgment”).

Chevron asserts that “several international courts have determined the Ecuadorian Judgment to be fraudulent.” In reality, no court since the Ecuadorian Judgment was rendered has reviewed the facts of the case de novo. In fact, evidence regarding destruction of the Amazon has been entirely absent from every subsequent case – including Judge Kaplan’s RICO declarations. Neither the arbitration held in the Netherlands under a bilateral investment treaty, nor any court since has ruled on Chevron’s assertion that the Ecuadorian Judgment resulted from fraud.

Therefore, enforcement of the Ecuadorian Judgment remains a serious and ongoing financial risk.

CEO/board chair Michael Wirth’s statements regarding the Ecuador Judgment were challenged in a House Oversight Committee where a Member observed that Wirth told shareholders “[there] was no scientific evidence of contamination.” In subsequent questioning Wirth was asked: “[if there was] no scientific evidence... why did Texaco spend $40 million to...remediate?” He has not yet responded, and has also demurred on the question of how much Chevron has spent on litigation and PR regarding the Ecuador matter.

Alberto Guerra was the principal witness in the Chevron RICO trial. He later recanted essential portions of his testimony and admitted receiving payment from Chevron, and that Chevron’s law firm – Gibson Dunn & Crutcher – had coached him before testifying in 50+ meetings. Mr. Wirth has so far not responded to the House Oversight Committee whether he approved the use of Company funds to pay Guerra – including more than $432,000 in monthly payments and $48,000 in exchange for evidence.

The Ecuadorian Judgment represents a serious liability: under oath, Deputy Controller Rex Mitchell testified that such a seizure: “would cause significant, irreparable damage to Chevron.”

In light of these serious matters – which evidence a lack of accountability in Chevron’s C-suite and board room – shareholders need strengthened capacity to call a special meeting.

THEREFORE: Please vote FOR this sound, Special Meeting proposal.

[1]	https://docs.house.gov/meetings/GO/GO00/20211028/114185/HHRG-117-GO00-20211028-SD018.pdf

Chevron Corporation – 2022 Proxy Statement

Stockholder proposals

Board of directors’ response

Chevron has adequate existing special meeting rules

Chevron’s By-Laws permit stockholders owning 15% of Chevron’s outstanding common stock to call for a special meeting. Your Board continues to believe that Chevron’s 15% threshold ensures that a reasonable number of stockholders consider a matter important enough to merit a special meeting. Preparing for and holding a special meeting is time-consuming and expensive. The 15% threshold helps avoid waste of Company and stockholder resources to address narrow or special interests.

In addition to an appropriate ownership threshold, Chevron’s By-Laws include reasonable limitations that the proposal would eliminate. Under the By-Laws, a special meeting cannot be called:

1.	If the Board has already called or will call an Annual Meeting of Stockholders for the same purpose specified in the special meeting request, or

2.	If an annual or special meeting was held not more than 12 months before the request for a special meeting was received and included the purpose specified in the special meeting request.

Given the time and cost associated with special meetings, your Board believes that these are appropriate and reasonable limitations.

Stockholders’ rights are protected

Stockholders can be assured that their right to be apprised of and vote on significant matters is protected not only by their existing right to call for special meetings and participate in Chevron’s Annual Meeting, but also by state law and other regulations. Chevron is incorporated in Delaware, which requires that major corporate actions, such as a merger or a sale of all or substantially all of Chevron’s assets, be approved by stockholders. Also, Chevron is listed on the New York Stock Exchange, which requires, among other things, that listed companies obtain stockholder approval for equity compensation plans and significant issuances of equity securities to related parties and for when such issuances represent more than 20% of an issuer’s voting power.

Chevron has robust corporate governance practices to protect stockholder interests, including a declassified Board; proxy access; no supermajority voting provisions in its By-Laws and Certificate of Incorporation, and a strong independent Board structure.

Proposal is a vehicle for tired and baseless allegations

Finally, although the proposal purports to relate to special meetings, its supporting statement shows that this is a vehicle to discuss the fraudulent Ecuador litigation and various frivolous allegations against Chevron. The “report” referenced in the supporting statement is riddled with falsehoods–including the allegation that “Chevron is liable for $50+ billion in legal judgments”–which have no basis in fact.

Your Board continues to believe its current By-Law is in stockholders’ best interests and provides appropriate reasonable limitations on the right to call special meetings.

Therefore, your Board recommends that you vote against this proposal.

Chevron Corporation – 2022 Proxy Statement

Voting and additional information

Vote results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the SEC.

Appointment of proxy holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

Record date; who can vote

Stockholders owning Chevron common stock at the close of business on Monday, March 28, 2022, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,964,862,059 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

Quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. In the case of broker nonvotes, and if you indicate an abstention as your voting preference in any matter, your shares will be counted toward a quorum, but will have no impact on the vote on any such matter.

Chevron Corporation – 2022 Proxy Statement

Voting and additional information

How to vote

Stockholders can vote by mail, telephone, Internet, or in person at the Annual Meeting.

Stockholders of record	Street name stockholders	Employee plan participants

•  If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Shareowner Services LLC, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your proxy card.

•  If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 24, 2022.

•  You can vote virtually at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2022 and using your 16-digit control number.

•  If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions on your voting instruction form.

•  If you vote by telephone or on the Internet, you do not need to return your voting instruction form. Telephone and Internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 24, 2022.

•  If your shares are held in street name and your voting instruction form or Notice Regarding the Availability of Proxy Materials indicates that you may vote those shares through the www.proxyvote.com website, then you may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/CVX2022 and using the 16-digit control number indicated on that voting instruction form or Notice Regarding the Availability of Proxy Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

•  If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, Internet, or mail. Please review the voting instructions contained in the email sent to your work address or in the materials you receive through the mail.

•  All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Sunday, May 22, 2022, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or Internet. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

Revoking your proxy or voting instructions

Stockholders can revoke their proxy or voting instructions as follows.

Stockholders of record	Street name stockholders	Employee plan participants

•  Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 6001 Bollinger Canyon Road, San Ramon, CA
94583-2324;

•  Submit a proxy card with a later date
and signed as your name appears on your account;

•  Vote at a later time by telephone or the Internet; or

•  Vote virtually at the Annual Meeting.

	• Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.	• Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.

Chevron Corporation – 2022 Proxy Statement

Voting and additional information

Confidential voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

Notice and access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 25, 2022:

The Notice of 2022 Annual Meeting, 2022 Proxy Statement, and 2021 Annual Report are available at www.proxyvote.com.

This year, we are again furnishing Proxy Materials over the Internet to a number of our stockholders under the SEC’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (“Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2021 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the Internet at www.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2021 Annual Report. At www.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

If you would like an additional copy of the 2021 Annual Report or the 2022 Proxy Statement, with exhibits, these documents are available on the Company’s website, https://www.chevron.com/investors/corporate-governance. These documents are also available without charge to any stockholder, upon request, by writing to: Chevron Corporation, Attn: Corporate Governance Department, 6001 Bollinger Canyon Road, T3189, San Ramon, CA 94583-2324.

Method and cost of soliciting and tabulating votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” above), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $30,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $3 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

Chevron Corporation – 2022 Proxy Statement

Voting and additional information

Householding information

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy, unless we are notified that one or more of these stockholders wish to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

Email delivery of future proxy materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at www.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

Stockholder of record account maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at www.computershare.com/investor. You may also address correspondence to Computershare at

P.O. Box 505000, Louisville, KY 40233-5000 or, if by overnight delivery, 462 South Fourth Street, Suite 1600, Louisville, KY 40202. The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at www.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

Chevron Corporation – 2022 Proxy Statement

Voting and additional information

Submission of stockholder proposals for 2023 annual meeting

Proposals for inclusion in next year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

•

When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business (6:00 p.m. Pacific Standard Time) on December 8, 2022.

•

Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director nominees for inclusion in next year’s Proxy Statement (proxy access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least 3% of Chevron common stock for at least three years to submit director nominees (up to the greater of two nominees or 20% of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Notices of director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 8, 2022, and no later than the close of business on December 8, 2022.

•

Where to send these proposals. Notices should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Other proposals or nominees for presentation at next year’s Annual Meeting (advance notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including Director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2023 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business on the 90th day prior to the first anniversary of the 2022 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at www.chevron.com/investors/corporate-governance.

•

When to send these proposals. Proposals and Director nominations submitted pursuant to our advance notice By-Laws must be received no earlier than January 25, 2023, and no later than the close of business on February 24, 2023. In addition to satisfying the deadlines in our advance notice By-Laws, a stockholder who intends to solicit proxies in support of Director nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary and Chief Governance Officer no later than March 26, 2023.

•

Where to send these proposals. Proposals and Director nominations should be submitted by overnight mail and addressed to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324.

•	What to include. Proposals and Director nominations must include the information required by our advance notice By-Laws.

Chevron Corporation – 2022 Proxy Statement

Voting and additional information

Rules for admission for the virtual annual meeting

You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on March 28, 2022, or if you are a valid legal proxy holder for the Annual Meeting. If you plan to attend the Virtual Annual Meeting, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Virtual Annual Meeting, you will not be able to participate in the annual meeting.

•	Stockholders of record will need to use their control number available in their proxy materials to log into www.virtualshareholdermeeting.com/CVX2022.

•

Beneficial stockholders who do not have a control number may access the meeting by logging into their bank or brokerage firm’s website and selecting the stockholder communications mailbox to link through to the annual meeting. Instructions are also available on the voting instruction card provided by the bank or broker.

See the “Attending the Virtual Annual Meeting–We Encourage Participation” section below for additional information.

Attending the virtual annual meeting

The Annual Meeting will be held on Wednesday, May 25, 2022, online by live audio webcast. The meeting will begin promptly at 8:00 a.m. PDT.

Important notice regarding admission to the 2022 annual meeting

Virtual Annual Meeting

We are pleased to announce that the Company will conduct its 2022 Annual Meeting of Stockholders (“Annual Meeting”) on the above date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the internet. In addition, this meeting format should eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 28, 2022, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2022, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the annual meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 25, 2022. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2022. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501.

In the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Chair will convene the Annual Meeting at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

Chevron Corporation – 2022 Proxy Statement

Appendix A

2022 LONG-TERM INCENTIVE PLAN OF CHEVRON CORPORATION

(Effective May 25, 2022)

2022 LONG-TERM INCENTIVE PLAN OF CHEVRON CORPORATION

(Effective May 25, 2022)

SECTION I. PURPOSE OF THE PLAN.

The purpose of the 2022 Long-Term Incentive Plan of Chevron Corporation (“Plan”) is to promote and advance the interests of Chevron Corporation and its stockholders by strengthening the ability of the Corporation to attract, motivate and retain managerial and other employees, and to strengthen the mutuality of interests between such employees and the Corporation’s stockholders. The Plan will be effective upon approval by the stockholders of the Corporation at the 2022 annual meeting of stockholders. Upon its approval by stockholders of the Corporation, the Plan will replace the existing Long-Term Incentive Plan of Chevron Corporation with respect to future awards.

SECTION II. DEFINITIONS.

For purposes of the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” means a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, or Non-Stock Awards.

(b)

“Benefit Protection Period” means the period commencing on the date six months prior to the public announcement of a proposed transaction which, when effected, is a Change in Control and ending on the date which is two years after the date of a Change in Control.

(c)	“Board” means the Board of Directors of the Corporation.

(d)	“Business in Competition” means any person, organization or enterprise which is engaged in or is about to be engaged in any line of business engaged in by the Corporation at such time.

(e)	“Change in Control” means a “change in control” of the Corporation as defined in Article VI. of the bylaws of the Corporation, as such bylaws may be amended from time to time.

(f)	“Code” means the Internal Revenue Code of 1986, as amended.

(g)	“Commission” means the U.S. Securities and Exchange Commission.

(h)

“Committee” means the committee of the Board that it appoints to administer the Plan. In the absence of specific action by the Board, the Board shall be deemed to have appointed the Board’s Management Compensation Committee.

(i)	“Common Stock” means the $0.75 par value common stock of the Corporation or any security of the Corporation identified by the Committee as having been issued in substitution, exchange or lieu thereof.

(j)	“Corporation” means Chevron Corporation, a Delaware corporation, or any Successors or Assigns. Where the context shall permit, “Corporation” shall include the Subsidiaries of Chevron Corporation.

(k)	“Corporation Confidential Information” includes:

(1)	Information embodied in inventions, discoveries and improvements, whether patentable or unpatentable, including trade secrets;

(2)

Geological and geophysical data and analyses thereof, well information, discoveries, development initiatives, reserves, offshore bidding strategies, potential value of unleased offshore acreage, exploration and other business strategies and investment plans, business methods, current and planned technology, processes and practices relating to the existence of, exploration for, or the development of oil, gas, or other potentially valuable raw material, product, mineral or natural resource of any kind;

(3)	Confidential personnel or Human Resources data;

(4)	Customer lists, pricing, supplier lists, and Corporation processes;

(5)	Any other information having present or potential commercial value; and

(6)

Confidential information of any kind in possession of the Corporation, whether developed for or by the Corporation (including information developed by the Participant), received from a third party in confidence, or belonging to others and licensed or disclosed to the Corporation in confidence for use in any aspect of its business and without regard to whether it is designated or marked as such through use of such words as “classified,” “confidential” or “restricted;

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

Provided, however, that Corporation Confidential Information shall not include any information that is or becomes generally known to the public through no wrongful act or omission of the Participant. However, information shall not fail to be Corporation Confidential Information solely because it is embraced by more general information available on a non-confidential basis.

(l)	“Director” means a member of the Board.

(m)

“Dividend Equivalent” means an amount equal to the dividends that would have been payable with respect to the Shares of Common Stock underlying such Award. Dividend Equivalents, if any, will be paid only when and if the underlying Award vests.

(n)

“Document” means any devices, records, data, notes, reports, abstracts, proposals, lists, correspondence (including e-mails), specifications, drawings, blueprints, sketches, materials, equipment, reproductions of any kind made from or about such documents or information contained therein, recordings, or similar items.

(o)	“Eligible Employee” means any individual who is an employee on the Payroll of the Corporation.

(p)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

(q)

“Exchange Program” means a program established by the Committee (i) providing for the repurchase of outstanding and unexercised Stock Options or Stock Appreciation Rights by the Corporation whether in the form of a cash payment or otherwise or (ii) under which outstanding Awards are amended to provide for a lower exercise price or surrendered or cancelled in exchange for (a) Awards with a lower exercise price, (b) a different type of Award or awards under a different equity incentive plan, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any action described in Section XII.(a) or any action taken in connection with a Change in Control. For the purpose of clarity, each of the actions described in the prior sentence, none of which constitute an Exchange Program, may be undertaken (or authorized) by the Committee in its sole discretion without the approval of the Corporation’s stockholders.

(r)

“Fair Market Value” of a Share as of a specified date means a price that is based on the opening, closing, actual, high, low or average selling prices of Shares on the New York Stock Exchange (or other established exchange or exchanges), on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days as determined by the Committee in its discretion.

(s)

“Full Value Award” means an Award other than in the form of a Stock Option, Stock Appreciation Right or Non-Stock Award, and which does not provide for full payment in cash or property for Shares underlying such Award by the Award recipient.

(t)	“Grant Eligible Employee” means an Eligible Employee that is employed (at the time of an Award or grant) by the Corporation.

(u)	“Independent Director” means a member of the Board that is independent of the Corporation within the meaning of the rules of the New York Stock Exchange.

(v)	“Misconduct” of a Participant means:

(1)

The Corporation has been required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined in its sole discretion that the Participant:

(A)

Had knowledge of the material noncompliance or circumstances giving rise to such noncompliance and willfully failed to take reasonable steps to bring it to the attention of appropriate individuals within the Corporation; or

(B)	Knowingly engaged in practices which materially contributed to the circumstances that enabled such material noncompliance to occur;

(2)

A Participant commits an act of embezzlement, fraud or theft with respect to the property of the Corporation, materially violates the Corporation’s conflict of interest policy, or breaches his or her fiduciary duty to the Corporation;

(3)	A Participant, while still employed by the Corporation:

(A)

Willfully misappropriates or discloses to any person, firm or corporation any Corporation Confidential Information, unless the Participant is expressly authorized by the Corporation’s management to disclose such Corporation Confidential Information, pursuant to a written non-disclosure agreement that sufficiently protects it;

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(B)

Directly or indirectly engages in, commences employment with, or materially renders services, advice or assistance to any Business in Competition with the Corporation other than on behalf of the Corporation;

(C)

Induces or attempts to induce, directly or indirectly, any of the Corporation’s customers, employees, representatives or consultants to terminate, discontinue or cease working with or for the Corporation, or to breach any contract with the Corporation, in order to work with or for, or enter into a contract with, the Participant or any third party other than when such action is taken on behalf of the Corporation;

(4)

A Participant willfully fails to promptly return all Documents and other tangible items belonging to the Corporation that are in his or her possession or control upon termination of employment, whether pursuant to retirement or otherwise;

(5)

A Participant willfully commits an act which, under applicable law, constitutes the misappropriation of a Corporation trade secret or otherwise violates the law of unfair competition with respect to the Corporation; including, but not limited to, unlawfully:

(A)	Using or disclosing Corporation Confidential Information; or

(B)	Soliciting (or contributing to the soliciting of) the Corporation’s customers, employees, representatives, or consultants to:

(i)	Terminate, discontinue or cease working with or for the Corporation; or

(ii)	To breach any contract with the Corporation, in order to work with or for, or enter into a contract with, the Participant or any third party;

(6)

A Participant willfully fails to inform any new employer of the Participant’s continuing obligation to maintain the confidentiality of the trade secrets and other Corporation Confidential Information obtained by the Participant during the term of his or her employment with the Corporation;

The Committee shall determine in its sole discretion whether the Participant has engaged in any of the acts set forth in subsections (1) through (6) above, and its determination shall be conclusive and binding on all interested persons.

(w)	“Non-Employee Director” means a Director who is not an employee of the Corporation as provided in Rule 16b-3.

(x)	“Non-Stock Award” means an Award under the Plan, for which the amount, value and denomination are not determined with reference to, or expressed in, Shares.

(y)	“Non-Stock Award Agreement” means the agreement between the Corporation and the recipient of a Non-Stock Award that contains the terms and conditions pertaining to the Non-Stock Award.

(z)	“Optionee” means an Eligible Employee who has received the grant of a Stock Option. An Optionee shall also be a Participant.

(aa)	“Other Share-Based Award” means an Award granted pursuant to Section X. of the Plan.

(bb)

“Other Share-Based Award Agreement” means the agreement between the Corporation and the recipient of an Other Share-Based Award that contains the terms and conditions pertaining to the Other Share-Based Award.

(cc)	“Participant” means an Eligible Employee who is granted an Award under the Plan.

(dd)

“Payroll” means the system used by the Corporation to pay those individuals it regards as Corporation employees for their services and to withhold employment taxes from the compensation it pays to such employees. “Payroll” does not include any system the Corporation uses to pay individuals whom it does not regard as Corporation employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it regards as independent contractors) for their services.

(ee)

“Performance Goals” mean one or more performance factors as determined by the Committee with respect to each Performance Period based upon one or more of the following factors: (i) earnings or earnings per share (ii) EBITDA, (iii) stock price, (iv) return on equity, (v) total shareholder return, (vi) return on capital, (vii) return on investment, (viii) return on capital employed, (ix) return on assets or net assets, (x) market capitalization, (xi) economic value added, (xii) debt leverage (debt to capital), (xiii) revenue, (xiv) income or net income, (xv) operating income, (xvi) operating profit or net operating profit, (xvii) operating margin or profit margin, (xviii) return on operating revenue, (ixx) cash from operations, (xx) operating ratio, (xxi) operating revenue, (xxii) operating expense, (xxiii) cash flow each with respect to the Corporation and/or one or more of its affiliates or operating units, (xxiv) any other measure or metric the Committee deems appropriate.

(ff)	“Performance Share” means a unit granted by the Committee as described in Section X. of the Plan.

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(gg)	“Plan” means the 2022 Long-Term Incentive Plan of Chevron Corporation, as amended from time to time.

(hh)	“Prior Plan” means the Long-Term Incentive Plan of Chevron Corporation, as amended from time to time.

(ii)	“Restricted Stock” means Shares granted pursuant to Section IX. of the Plan.

(jj)	“Restricted Stock Agreement” means the agreement between the Corporation and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

(kk)	“Restricted Stock Award” means an Award granted pursuant to the provisions of Section IX. of the Plan.

(ll)	“Restricted Stock Unit” means a bookkeeping entry unit granted by the Committee that is measurable with respect to Shares, and that is forfeitable and restricted as provided in Section X. of the Plan.

(mm)

“Restriction Period” means with respect to a Restricted Stock Share or a Restricted Stock Unit, the period from grant until the earlier of the date that the restrictions lapse or the Share or Unit is forfeited.

(nn)	“Rule 16b-3” means Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act, or any successor or replacement rule adopted by the Commission.

(oo)	“Rules” means regulations and rules adopted from time to time by the Committee.

(pp)	“Share” means one share of Common Stock, adjusted in accordance with Section XII. (if applicable).

(qq)	“Stock Appreciation Right” or “SAR” means a right to the payment of the appreciation in Share price as described in Sections VIII. and X. of the Plan.

(rr)	“Stock Option” means a non-statutory stock option granted pursuant to Section VIII. of the Plan.

(ss)	“Stock Option Agreement” means the agreement between the Corporation and the Optionee that contains the terms and conditions pertaining to a Stock Option.

(tt)

“Subsidiary” means any corporation or entity with respect to which the Corporation, one or more Subsidiaries, or the Corporation together with one or more Subsidiaries, owns not less than eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote, or not less than eighty percent (80%) of the total value of all shares of all classes of stock.

(uu)	“Stock Unit” means a bookkeeping entry unit granted by the Committee that is measurable with respect to Shares as provided in Section X. of the Plan.

(vv)

“Successors or Assigns” means a corporation or other entity acquiring all or substantially all the assets and business of the Corporation (including the Plan) whether by operation of law or otherwise, including any corporation or other entity effectuating a Change in Control of the Corporation.

(ww)	“Termination”, “Terminated”, or “Terminate” means that a Participant’s formal employment relationship with the Corporation has ended, including by reason of death.

(1)	A formal employment relationship with the Corporation cannot exist unless an individual is on the Payroll.

(2)	A Participant shall be deemed to have Terminated upon the earlier of

(A)	Twenty-nine (29) months after the commencement of long-term disability benefits under a plan or program sponsored by the Corporation; or

(B)

The date the Participant either fails to qualify or no longer qualifies for such long-term disability benefits, provided that he or she does not return to active employment with the Corporation at that time.

SECTION III. ADMINISTRATION.

The Plan shall be administered by the Committee.

(a)	Composition of the Committee.

(1)

The Committee shall consist of not less than a sufficient number of Non-Employee Directors so as to qualify the Committee to administer the Plan as contemplated by Rule 16b-3 and each of whom shall be an Independent Director.

(2)	The Board shall appoint one (1) of the members of the Committee as chair.

(3)	The Board may, from time to time, remove members from, add members to, or fill vacancies on the Committee.

(4)	In the event that the Committee will not satisfy the requirements of Rule 16b-3, the Board shall appoint another committee that shall satisfy such requirements.

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(b)

Actions by the Committee. The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)	Powers of the Committee.

(1)	The Committee’s authority includes the rights to:

(A)	Construe and interpret the Plan;

(B)	Promulgate, amend, interpret, and rescind Rules relating to the implementation of the Plan;

(C)	Select which Grant Eligible Employees shall be granted Awards;

(D)	Determine the number of Shares or Share equivalents to be subject to each Award;

(E)	Determine the Award price, if any;

(F)	Determine the vesting or duration of Awards;

(G)	Determine other terms and conditions of Awards;

(H)	Adopt procedures for the disposition of Awards in the event of a Participant’s divorce or dissolution of marriage; and

(I)	Make all other determinations necessary or advisable for the administration of the Plan.

(2)	Notwithstanding Section III.(c)(1) of the Plan:

(A)	No provision in the Plan referencing the Committee’s discretion shall be construed as granting the Committee the authority to exercise discretion in a manner that is inconsistent with the Plan; and

(B)

Adoption of Rules by the Committee is an exercise of the Committee’s discretion. Once adopted, the Committee may not exercise additional discretion that is inconsistent with the Rules without amending the Rules.

(C)	The Committee shall not, without the approval of the Corporation’s stockholders, implement an Exchange Program.

(3)

Subject to the requirements of applicable law, the Committee may designate other persons to carry out its responsibilities and may prescribe such conditions and limitations as it may determine in its sole discretion, except that the Committee may not delegate its authority with regard to:

(A)	The selection for participation or the granting of Awards to persons subject to Section 16 of the Exchange Act or

(B)	The administration of such Awards to the extent required to comply with Rule 16b-3 or such exception.

(4)

Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.

(d)

Liability of Committee Members. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

(e)

Administration of the Plan Following a Change in Control. Within thirty (30) days after the occurrence of a Change in Control, the Committee shall appoint an independent organization which shall, except to the extent inconsistent with applicable law or exchange listing requirements, thereafter administer the Plan and have all of the powers and duties formerly held and exercised by the Committee with respect to the Plan as provided in Section III.(c). Upon such appointment, the Committee shall cease to have any responsibility with respect to the administration of the Plan.

SECTION IV. DURATION OF THE PLAN.

The Plan shall terminate on the earlier of the date it is terminated by the Board or the tenth (10th) anniversary of the date it is approved by the stockholders of the Corporation at the 2022 annual meeting of stockholders.

SECTION V. SHARES SUBJECT TO THE PLAN.

(a)

Maximum Number of Shares. The maximum number of Shares authorized for issuance under the Plan, as adjusted as provided in Section XII, is one hundred and four million (104,000,000) Shares, plus any shares subject to outstanding awards under the Prior Plan that, on or after May 25, 2022, cease for any reason to be subject to such awards (other

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), reduced by the number of shares subject to awards granted under the Prior Plan after February 28, 2022. The maximum number of Shares which may be issued under the Plan subject to Full Value Awards shall be forty eight million (48,000,000) Shares. The limitations set forth in this Section V.(a) have been adjusted and shall be subject to adjustment as provided in Section XII.

(b)	Accounting for Number of Shares.

(1)	Shares covered by an Award shall be counted against the limit set forth in Section V.(a) at the time the Award is granted;

(2)

Any Shares related to Awards which terminate by expiration, forfeiture, or cancellation without the issuance of such Shares, cash or other benefit in lieu of Shares shall be available again for grant under the Plan;

(3)

The maximum number of Shares available for issuance under the Plan under Section V.(a) shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional Shares or credited with respect to any Award outstanding under the Plan;

(4)	Notwithstanding the Section V.(b)(1), (2) and (3), Awards specified in the grant agreements that will be paid in cash shall not be counted against the limit set forth in Section V(a).

(5)	The following Shares shall not become available for issuance under the Plan:

(A)	Shares tendered by Participants as full or partial payment to the Company upon exercise of Options granted under this Plan;

(B)	Shares reserved for issuance upon grant of SARs, to the extent the number of reserved Shares exceeds the number of Shares actually issued upon exercise of the SARs; and

(C)

Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of Shares under the Plan.

(c)

Source of Stock Issued Under the Plan. Common Stock issued under the Plan may be either authorized and unissued Shares or issued Shares that have been reacquired by the Corporation, as determined in the sole discretion of the Committee. No fractional Shares of Common Stock shall be issued under the Plan.

SECTION VI. PERSONS ELIGIBLE FOR AWARDS.

Grant Eligible Employees (including officers, whether or not they are directors) are eligible to receive Awards under the Plan within the sole discretion of the Committee. In its sole discretion, the Committee may award a Grant Eligible Employee more than one Award, including Awards of the same type.

SECTION VII. AGGREGATE LIMITS ON AWARDS.

The following aggregate limits shall apply to grants of Awards under the Plan:

(a)

Stock Options, Stock Appreciation Rights, Restricted Stock and Other Share-Based Awards. The aggregate number of Shares that may be granted in the form of Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Share-Based Awards in any one calendar year to any Participant shall not exceed four million (4,000,000) Shares. This limitation shall be subject to adjustment as provided in Section XII.

(b)

Non-stock Awards. The value of all Non-Stock Awards granted in any single calendar year to any Participant shall not exceed four million dollars ($4,000,000). For this purpose, the value of a Non-Stock Award shall be determined on the grant date at maximum payout without regard to any conditions imposed on the Non-Stock Award.

SECTION VIII. STOCK OPTIONS.

(a)

Limitation to Non-Statutory Stock Options. All Stock Options granted under the Plan shall be in the form of non-statutory stock options, i.e. options that are not incentive stock options within the meaning of Section 422 of the Code. All Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall determine in its sole discretion.

(b)

Awards of Stock Options. The Committee shall have authority in its sole discretion to determine the Grant Eligible Employees to whom and the time or times at which grants of Stock Options shall be made. The terms of each Stock Option shall be set forth in a Stock Option Agreement, including, without limitation, restrictions upon the exercise of

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

the Stock Option or restrictions on the transferability of Shares issued upon the exercise of a Stock Option, as the Committee shall determine in its sole discretion. Stock Options may be granted alone, in addition to, or in tandem with other Awards under the Plan.

(c)

Number of Shares. Each Stock Option Agreement shall state the number of Shares to which the Stock Option Agreement pertains and shall provide for the adjustment thereof in accordance with the provisions of Section XII. No fractional Shares shall be issued pursuant to the exercise of a Stock Option.

(d)

Exercise Price. Each Stock Option Agreement shall state the exercise price per Share, which shall be determined by the Committee in its sole discretion; provided, however, that the exercise price shall never be less than one hundred percent (100%) of the Share’s Fair Market Value on the grant date. Notwithstanding the foregoing, the exercise price per Share with respect to a Stock Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Stock Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of Section 409A of the Code.

(e)

Method of Payment. A Stock Option may be exercised, in whole or in part, by giving notice of exercise in the manner prescribed by the Corporation specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion:

(1)	In Shares already owned by the Participant (including, without limitation, by attestation to the ownership of such Shares);

(2)	By the withholding and surrender of the Shares subject to the Stock Option;

(3)

By delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker approved by the Committee to sell Shares and to deliver all or part of the sales proceeds to the Corporation in payment of all or part of the purchase price and any withholding taxes; or

(4)	In any other form acceptable to the Committee that is consistent with applicable law.

(f)	Term and Exercise of Stock Options; Non-Transferability of Stock Options.

(1)

Each Stock Option Agreement shall state the time or times when the Stock Options become exercisable and the time or times when any Stock Appreciation Right granted with it may be exercised, which shall be determined by the Committee in its sole discretion subject to the following:

(A)

No Stock Option or Stock Appreciation Right shall be exercisable, vest, or be settled, in whole or in part, before the completion of a specified period of not less than one (1) year of continued employment with the Corporation after the date the Award is granted (except (i) with respect to a Stock Option or Stock Appreciation Right that is granted in connection with a merger or other acquisition as a substitute or replacement award for options or stock appreciation rights held by optionees of the acquired business, and (ii) upon a Change in Control where the Participant qualifies for severance pay under a Change in Control severance pay program maintained by the Corporation). Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section V.(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate.

(B)	No Stock Option shall be exercisable for more than ten (10) years from the date of grant.

(2)

Except as determined by the Committee in its sole discretion, the Participant shall not be permitted to sell, transfer, pledge, assign or encumber Stock Options during the lifetime of the Optionee. Notwithstanding the foregoing, any Stock Option may be transferred or assigned after the Optionee’s death to his or her beneficiary designated pursuant to procedures adopted by the Committee.

(g)

Termination of Employment. The Rules and/or individual Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Stock Option following Termination. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Stock Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for Termination.

(h)

Rights as a Stockholder. An Optionee or a transferee of an Optionee shall have no rights as a stockholder with respect to any Shares covered by his or her Stock Option until the date such interest is recorded as a book entry on the records of the Corporation. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such interest is recorded as a book entry in the records of the Corporation. Stock Options are subject to adjustment as provided in Section XII.

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(i)

Stock Appreciation Rights. In connection with the grant of any Stock Option pursuant to the Plan, the Committee, in its sole discretion, may also grant a Stock Appreciation Right pursuant to which the Optionee shall have the right to surrender all or part of the unexercised portion of such Stock Option, exercise the Stock Appreciation Right, and thereby obtain payment of an amount equal to (or less than, if the Committee shall so determine in its sole discretion at the time of grant) the difference obtained by subtracting the aggregate exercise price of the Shares subject to the Stock Option (or the portion thereof) so surrendered from the market price (as determined under the Rules) of such Shares on the date of such surrender. The exercise of such Stock Appreciation Right shall be subject to such limitations (including, but not limited to, limitations as to time and amount) as the Committee shall determine in its sole discretion. The payment for Stock Appreciation Rights may be made in Shares (determined with reference to its Fair Market Value on the date of exercise), or in cash, or partly in cash and in Shares, as determined in the sole discretion of the Committee. In the event of the exercise of a Stock Appreciation Right, the underlying Stock Option shall be deemed to have been exercised for all purposes under the Plan, including Section V. Stock Appreciation Rights are subject to adjustment as provided in Section XII. No Stock Appreciation Rights shall be exercisable for more than ten (10) years from the date of grant. The exercise price shall never be less than one hundred percent (100%) of the Share’s Fair Market Value on the grant date.

SECTION IX. RESTRICTED STOCK.

(a)

Restricted Stock Awards. The Committee shall have authority in its sole discretion to determine the Grant Eligible Employees to whom, and the time or times at which, grants of Restricted Stock shall be made; the number of Shares of Restricted Stock to be awarded; the price (if any) to be paid by the recipient of Restricted Stock; the time or times within which such Awards may be subject to forfeiture; the time or times when restrictions shall lapse; and all other terms and conditions of the Awards.

(1)

For any Restricted Stock Award, the Corporation shall receive consideration in an amount at least equal to any amount required to be received by the Corporation under Delaware law for the valid issuance of fully paid and non-assessable stock.

(2)	The Committee may condition the grant of a Restricted Stock Award upon the attainment of specified Performance Goals or such other factors as the Committee may determine in its sole discretion.

(3)	Restricted Stock Awards may be granted alone, in addition to, or in tandem with, other Awards under the Plan.

(4)

Each Participant receiving a Restricted Stock Award shall have his or her interest in the Restricted Stock recorded as a book entry on the records of the Corporation, subject to adjustment as provided in Section XII.

(b)	Terms, Conditions, and Restrictions. The terms of each Restricted Stock Award shall be set forth within the sole discretion of the Committee in the Restricted Stock Agreement.

(1)	The Committee shall specify the terms, conditions and restrictions (including any Performance Goal) applicable to Shares of Restricted Stock.

(2)

These terms, conditions and restrictions must include continued employment with the Corporation for a specified period of time following the grant date, provided that they may also provide for the lapse of such restrictions upon Termination or taxation (other than through an election under Section 83(b) of the Code or similar provision) prior to the completion of a specified period or the attainment of designated performance objectives.

(A)

With respect to the Restricted Stock during the Restriction Period; the Committee may provide for the lapse of any such term, condition or restriction in installments (subject to the minimum vesting requirement in Section IX.(c)(1)) and may accelerate or waive such term, condition or restriction in whole or in part, based on service, performance, and/or such other factors or criteria as the Committee may determine in its sole discretion.

(B)

Except as provided by the Committee, the Participant shall not be permitted to sell, transfer, pledge, assign or encumber Restricted Stock awarded under the Plan during the Restriction Period. Notwithstanding the foregoing, any Restricted Stock may be transferred after the Participant’s death to his or her beneficiary designated pursuant to procedures adopted by the Committee.

(c)	Limitations. Notwithstanding Section IX.(b)(1);

(1)

No Restricted Stock or Restricted Stock Unit shall vest or be settled, in whole or in part, before the completion of a specified period of not less than one (1) year of continued employment with the Corporation after the date the Award is granted (except (i) with respect to an Award of Restricted Stock or Restricted Stock Units that is granted in connection with a merger or other acquisition as a substitute or replacement award for restricted stock or restricted stock units held by grantees of the acquired business, and (ii) upon a Change in Control where the Participant qualifies for severance pay under a Change in Control severance pay program maintained by the Corporation). Notwithstanding

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section V.(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate.

(2)	The Restricted Stock may be forfeited as provided in Section XIII.

(d)	Rights as a Stockholder. Except as otherwise inconsistent with the provisions of this Section IX.:

(1)

The Participant shall have all of the rights of a stockholder of the Corporation with respect to the Shares of Restricted Stock, including the right to vote the Shares and the right to receive any cash or stock dividends, provided that such cash dividends shall be invested in additional Shares of Restricted Stock and, along with any such stock dividends, shall be deemed part of the original Restricted Stock Award and subject to the same terms, conditions, and restrictions, including for avoidance of doubt, vesting terms, as the Shares of Restricted Stock with respect to which such dividends were paid; and

(2)	Credit of dividends, which are to be converted into additional Shares of Restricted Stock, shall be made at a time consistent with that of other shareholders.

(e)

Recording of the Participant’s Interest. If and when the Restriction Period applicable to Shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, an appropriate book entry recording the Participant’s interest in the unrestricted Shares shall be entered on the records of the Company, subject to adjustment as provided in Section XII.

SECTION X. OTHER SHARE-BASED AWARDS.

(a)	Grants.

(1)	Other Share-Based Awards may include, but are not limited to:

(A)	Performance Shares;

(B)	Stock Units;

(C)	Restricted Stock Units;

(D)

Stock Appreciation Rights not granted in connection with the grant of Stock Options pursuant to Section VIII. No Stock Appreciation Rights shall be exercisable for more than ten (10) years from the date of grant. The exercise price shall never be less than one hundred percent (100%) of the Share’s Fair Market Value on the grant date;

(E)	Dividend Equivalents;

(F)	The grant of Shares conditioned upon

(i)	Some specified event; or

(ii)	The lapse of restrictions on Restricted Stock;

(G)	The payment of cash based upon the performance of the Shares; or

(H)	The grant of securities convertible into Shares.

(2)	The Committee shall have sole discretion to determine:

(A)	The Grant Eligible Employees to whom to grant Other Share-Based Awards;

(B)	When to grant Other Share-Based Awards;

(C)	The number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards; and

(D)

all other conditions of the Other Share-Based Awards, including, without limitation, whether Stock Appreciation Rights not granted in connection with the grant of any Stock Option shall be settled in cash or in Shares.

(b)

Terms, Conditions, and Restrictions. The terms of each Other Share-Based Award shall be set forth in the Other Share-Based Award Agreement. Such terms shall be within the sole discretion of the Committee.

(1)	The Committee shall specify the terms, conditions and restrictions governing the vesting, forfeiture or lapse of restrictions for the Other Share-Based Awards.

(A)

These terms, conditions and restrictions must include continued employment with the Corporation for a specified period of time (as determined under the Rules) following the grant date; but may also provide for vesting upon Termination prior to the completion of a specified period or the attainment of designated performance objectives (including, without limitation, the Performance Goals).

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(B)

The Committee may provide for the lapse of any such term, condition or restriction in installments (subject to the minimum vesting requirement in Section X.(c)(1)) and may accelerate or waive such term, condition or restriction, in whole or in part; based on service, performance, and/or such other factors or criteria as the Committee may determine in its sole discretion.

(C)	The Committee may condition the grant of an Other Share-Based Award upon the attainment of specified Performance Goals or such other factors as the Committee may determine, in its sole discretion.

(2)

In making an Other Share-Based Award, the Committee may determine that a Participant shall be entitled to receive (currently or on a deferred basis) interest, dividends, or Dividend Equivalents with respect to the Shares or other securities covered by the Award. Any such dividends or Dividend Equivalents shall be deemed to have been reinvested in additional Shares as part of the original grant subject to the same terms, conditions, and restrictions, including for avoidance of doubt, vesting terms, as the original award.

(3)

Except as otherwise provided in the Rules or in an Other Share-Based Award Agreement, any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period expires or lapses. Notwithstanding the foregoing, Other Share Based Awards may be transferred after the Participant’s death, to his or her beneficiary designated pursuant to procedures adopted by the Committee.

(4)

The Rules or Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of a termination of the Participant’s employment prior to the exercise, realization or payment of such Award.

(c)	Limitations. Notwithstanding Section X.(b)(1):

(1)

No Other Share-Based Award may vest, become exercisable or be settled, in whole or in part, before the completion of a specified period of not less than one (1) year of continued employment with the Corporation after the date the Award is granted (except (i) with respect to an Other Share-Based Award that is granted in connection with a merger or other acquisition as a substitute or replacement for an award held by grantees of the acquired business, and (ii) upon a Change in Control where the Participant qualifies for severance pay under a Change in Control severance pay program maintained by the Corporation). Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section V.(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate.

(2)	The Other Share-Based Award may be forfeited as provided in Section XIII.

SECTION XI. NON-STOCK AWARDS.

(a)	Grants.

(1)

Non-Stock Awards may be granted to Grant Eligible Employees either alone or in addition to or in conjunction with other Awards under the Plan. Awards under this Section XI. may take any form that the Committee shall determine in its sole discretion.

(2)

The Committee shall have sole and complete authority to determine the Grant Eligible Employees to whom and the time or times at which Non-Stock Awards shall be made, the amount of any Non-Stock Award and all other conditions of the Non-Stock Awards. The Committee may condition the grant of a Non-Stock Award upon the attainment of specified Performance Goals or such other factors as the Committee may determine, in its sole discretion.

(b)	Terms and Conditions.

(1)	The terms of any Non-Stock Award shall be set forth in Non-Stock Award Agreement between the Corporation and the Eligible Employee, which shall contain provisions:

(A)	Dealing with the disposition of such Award in the event of a Termination prior to the exercise, realization or payment of such Award; and

(B)	Such other provisions as the Committee determines to be necessary or appropriate within its sole discretion.

(2)

Non-Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Award becomes payable, or, if later, the date on which the requirements of any applicable restriction, condition, Performance Goal or deferral period is met or lapses. Notwithstanding the foregoing, Non-Stock Awards may be transferred:

(i)	As otherwise provided in the Non-Stock Award Agreement; and

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(ii)	After the Participant’s death, to his or her beneficiary designated pursuant to procedures adopted by the Committee.

(3)	Notwithstanding any provision of this Section XI, Non-Stock Awards may be forfeited as provided in Section XIII.

SECTION XII. RECAPITALIZATION.

(a)

Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section V., the maximum number of Shares that may be granted to any one individual in any calendar year as provided in Section VII., the number of Shares covered by or referred to in each outstanding Award (other than an Award of Restricted Stock that is outstanding at the time of the event described in this paragraph), and the exercise price of each outstanding Stock Option and any price required to be paid for Restricted Stock not yet outstanding at the time of the event described in this paragraph or Other Share-Based Award shall be proportionately adjusted for:

(1)	Any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares;

(2)	The payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Corporation; or

(3)	The declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

(b)

Subject to any required action by the stockholders, if the Corporation is the surviving corporation in any merger, consolidation or other reorganization, each outstanding Award (other than an Award of Restricted Stock that is outstanding at such time) shall pertain and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled.

(c)

In the event of a dissolution or liquidation of the corporation or a merger, consolidation or other reorganization in which the Corporation is not the surviving corporation, each outstanding Stock Option, each unvested Restricted Stock Award or Other Share-Based Award and each Non-Stock Award shall be assumed and substituted by the surviving corporation and each Stock Option, unvested Restricted Stock Award and Other Share-Based Award shall pertain to an equivalent number of shares in the surviving corporation, unless the terms of the agreement of merger, consolidation or reorganization call for the full vesting and cash out of such Awards.

(d)

In the event of a change in the Common Stock, which is limited to a change of all of the Corporation’s authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(e)

The Committee shall make equitable adjustments in the number of Shares covered by the Plan and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Corporation assets to stockholders.

(f)

To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Committee, and the action in that respect shall be final, binding and conclusive.

(g)

Except as expressly provided in this Section XII., a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Stock Option.

(h)

The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

(i)

The Committee shall prescribe rules governing the adjustment of the number of shares covered by the Plan as provided in Section V. and of Awards outstanding under the Plan in the event that the preferred stock purchase rights issued pursuant to the Corporation’s stockholder rights plan or any successor rights plan detach from the Common Stock and become exercisable.

SECTION XIII. FORFEITURE FOR MISCONDUCT.

(a)	Notwithstanding any other provision of this Plan to the contrary, if a Participant engages in Misconduct the Committee (or its delegate) may:

(1)

Rescind the exercise of any Stock Option granted on or after June 29, 2005 and exercised on or after the date the Participant’s Misconduct occurred and cancel all Awards granted on or after June 29, 2005 and outstanding on the date of discovery of the Participant’s Misconduct; and

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(2)

Demand that the Participant repay any cash distributed to the Participant in respect of any Award granted on or after June 29, 2005 or pay over to the Corporation the proceeds (less the Participant’s purchase price, if any) received by the Participant upon the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Stock Option granted on or after June 29, 2005 and exercised on or after the date the Participant’s Misconduct occurred or upon the vesting of any Award granted on or after June 29, 2005 and vested after the date of the Participant’s Misconduct, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Corporation or its affiliates may have, the Corporation shall be entitled to set-off against the amount of any such proceeds any amount owed the Participant by the Corporation or its affiliates to the fullest extent permitted by law;

Provided that, following a Change in Control, this Section XIII. shall apply only in the event of Misconduct as defined in Section II.(v)(1) and (2) of the Plan.

(b)

Notwithstanding any other provision of the Plan to the contrary, until any Award that does not constitute non-qualified deferred compensation within the meaning of Section 409A of the Code is delivered or distributed, such Award is subject to forfeiture if the Participant is indebted to the Corporation at the time when the Award becomes payable or distributable. In such case, such Award (to the extent that the amount thereof does not exceed such indebtedness determined as of the date payment is scheduled to be made) shall be forfeited and the Participant’s indebtedness to the Corporation shall be extinguished to the extent of such forfeiture.

(c)

Any provision of this Section XIII. which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section XIII.

SECTION XIV. SECURITIES LAW REQUIREMENTS.

No Shares shall be issued and no Stock Options shall become exercisable pursuant to the Plan unless and until the Corporation has determined that:

(a)	It and the Participant have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or perfect an exemption from the registration requirements thereof;

(b)	Any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

(c)	Any other applicable provision of state or federal law has been satisfied.

SECTION XV. AMENDMENTS OF THE PLAN OR AWARDS.

(a)	Amendment of the Plan. The Board may, at any time, alter, amend or terminate the Plan; provided:

(1)

The Board may, insofar as permitted by law, from time to time, with respect to any Shares at the time not already subject to Awards, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. However, unless the Board specifically otherwise provides, any revision or amendment that would cause the Plan to fail to comply with either Rule 16b-3 or any other requirement of applicable law or regulation if such amendment were not approved by the holders of the Common Stock of the Corporation shall not be effective unless and until the approval of the holders of Common Stock of the Corporation is obtained.

(2)

No amendment, revision, suspension or discontinuation of the Plan (including any amendment to this Section XV.) approved by the Board during the Benefit Protection Period under Change in Control shall be valid or effective if such amendment, revision, suspension or discontinuation would alter the provisions of this Section XV. or adversely affect an Award outstanding under the Plan; provided, however, any amendment, revision, suspension or discontinuation may be effected, even if so approved after the public announcement of the proposed transaction which effected, would have constituted a Change in Control, if:

(A)

The amendment or revision is approved after any plans have been abandoned to effect the transaction which, if effected, would have constituted a Change in Control and the event which would have constituted the Change in Control has not occurred; and

(B)

Within a period of six (6) months after such approval, no other event constituting a Change in Control shall have occurred, and no public announcement of a proposed event which would constitute a Change in Control shall have been made, unless thereafter any plans to effect the Change in Control have been abandoned and the event which would have constituted the Change in Control has not occurred.

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(3)

Any amendment, revision, suspension or discontinuation of the Plan which is approved by the Board prior to a Change in Control at the request of a third party who effectuates a Change in Control shall be deemed to be an amendment, revision, suspension or discontinuation of the Plan so approved during the Benefit Protection Period.

(b)

Amendments of Awards. Subject to the terms of the Plan, the Committee may amend, cancel, modify, extend or renew outstanding Awards granted under the Plan; provided, however, that the post-Termination exercise of an outstanding Stock Option shall not be extended to a date later than the date the Stock Option is originally scheduled to expire. Notwithstanding the foregoing, no Stock Option or, as applicable, any other Award shall be repriced under this Plan.

(c)

Rights of Participant. Notwithstanding any other provision of this Section XV., no amendment, suspension or termination of the Plan nor any amendment, cancellation or modification of any Award outstanding under it that would adversely affect the right of any Participant in an Award previously granted under the Plan shall be effective without the written consent of the affected Participant except to the extent necessary to comply with applicable law (including compliance with any provision of law concerning favorable taxation).

SECTION XVI. GENERAL PROVISIONS.

(a)

Authority to Satisfy Obligations. The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Corporation, including, without limitation, any plans or arrangements of any employer acquired by the Corporation.

(b)

Participants’ Stockholder Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the date such interest is recorded as a book entry on the records of the Corporation. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such interest is recorded.

(c)

Participant’s Rights Unsecured. A holder of an Other Share-Based Award or a Non-Stock Award shall have no rights other than those of a general creditor of the Corporation. Other Share-Based Awards and Non-Stock Awards shall represent unfunded and unsecured obligations against the general assets of the Corporation, subject to the terms and conditions of the applicable Other Share-Based Award Agreement and of the Non-Stock Award Agreement.

(d)

Authority to Establish a Grantor Trust. The Committee is authorized in its sole discretion to establish a grantor trust for the purpose of providing security for the payment of Awards under the Plan; provided, however, that no Participant shall be considered to have a beneficial ownership interest (or any other sort of interest) in any specific asset of the Corporation as a result of the creation of such trust or the transfer of funds or other property to such trust.

(e)	No Obligation to Exercise Stock Option. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

(f)

Participant’s Beneficiary. The Rules may provide that in the case of an Award that is not forfeitable by its terms upon the death of the Participant, the Participant may designate a beneficiary with respect to such Award in the event of death of a Participant.

(g)

Deferral Elections. Grants under the Plan other than Stock Options and Stock Appreciation Rights may be deferred, if so provided in the Award agreement, to the extent permitted under the terms of the Chevron Corporation Deferred Compensation Plan for Management Employees II (or any successor plan) and in compliance with the requirements of Section 409A of the Code.

(h)

Awards in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures and sub plans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Corporation may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

(i)	Withholding Taxes.

(1)

General. To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

(2)

Stock Withholding. The Committee in its sole discretion may permit a Participant to satisfy all or part of his or her withholding tax obligations incident to the grant, exercise, vesting or settlement of an Award by having the Corporation withhold a portion of the Shares that otherwise would be issued to him or her. The payment of withholding taxes by surrendering Shares to the Corporation, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Commission due to adverse accounting considerations.

Chevron Corporation – 2022 Proxy Statement

2022 Long-term Incentive Plan of Chevron Corporation

(j)

Other Corporation Benefit and Compensation Programs. Payments and other benefits received by a Participant under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country, state or political subdivision thereof and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Corporation unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award is necessary to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any Corporation plans. The Plan notwithstanding, the Corporation may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward Eligible Employees for their service with the Corporation.

(k)

Application of Funds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of a Stock Option or the grant of Restricted Stock shall be used for general corporate purposes.

(l)	Costs of the Plan. The costs and expenses of administering the Plan shall be borne by the Corporation.

(m)

Binding Effect of Plan. The Plan shall be binding upon and shall inure to the benefit of the Corporation, its Successors or Assigns and the Corporation shall require any Successor or Assign to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Corporation would be required to perform it if no such Succession or Assignment had taken place.

(n)

No Waiver of Breach. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of the Plan to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same or at any prior or subsequent time.

(o)

No Right to Employment. Neither the Plan, the Rules, or any Award granted under the Plan shall be deemed to give any employee any right to remain in the employ of the Corporation or to impair the Corporation’s right to Terminate any employee at any time, with or without cause, which right is hereby reserved.

(p)

Choice of Law. The Plan shall be administered, construed and governed in accordance with the Code, and the laws of the State of California, but without regard to its conflict of law rules. Notwithstanding the foregoing, the Section II.(v) definition of Misconduct shall be subject to the jurisdiction’s law that would otherwise be applicable, but without regard to that particular jurisdiction’s conflict of laws rules.

(q)	Severability. The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

SECTION XVII. APPROVAL OF STOCKHOLDERS.

Material amendments to the Plan shall be subject to approval by affirmative vote of the stockholders of the Corporation in accordance with applicable law and the listing requirements of the New York Stock Exchange.

Chevron Corporation – 2022 Proxy Statement

The Chevron Way

Getting results the right way

The Chevron Way explains our beliefs, vision, purpose and values. It guides how we work and establishes a common understanding of our culture and aspirations.

The human energy company

Human ingenuity has the power to solve any challenge and overcome any obstacle. Meeting the world’s growing energy needs demands pursuit of innovations and advancements that deliver a better future for all.

This is our past, our present and our future.

Our vision

To be the global energy company most admired for its people, partnership and performance.

Our beliefs

Energy is essential to modern life

We work to provide the energy that enables human progress around the world. We live this purpose every day.

Human energy fuels innovation

The imagination and perseverance of people will deliver solutions to energy’s greatest challenges.

The future is lower carbon

Our actions will make energy and global supply chains more sustainable, helping industries and customers who use our products advance a lower carbon world.

Leadership carries great responsibility

Meeting rising expectations demands performance and accountability at the highest level. We aim to deliver industry-leading results.

Our purpose

We develop the affordable reliable, ever-cleaner energy that enables human progress.

Our values

Diversity and inclusion

We learn from and respect the cultures in which we operate. We have an inclusive work environment that values the uniqueness and diversity of individual talents, experiences and ideas.

Leading performance

We develop leaders and collaborate as one team to deliver industry-leading performance. We continually raise the bar on actions and outcomes that meet the high expectations of our stakeholders.

Partnership

We build trusting, mutually beneficial relationships. We work together – and with our partners – to achieve solutions and breakthroughs that benefit our shareholders and society.

Protect people and the environment

We aim to lead our industry in health, safety and environmental performance. The protection of people, assets, communities and the environment is our highest priority.

Trust and integrity

We earn trust and respect by acting with integrity and operating with the highest ethical standards. Our culture and reputation are built upon these principles.

For more information on The Chevron Way:

www.chevron.com/about/the-chevron-way

© 2022 Chevron. All rights reserved.

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CHEVRON CORPORATION

If you wish to vote in accordance with the Board of Directors’ recommendations on all matters, you need only sign, date, and return this proxy card.

Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1l:
		For	Against	Abstain

1a.	Wanda M. Austin	☐	☐	☐

1b.	John B. Frank	☐	☐	☐

1c.	Alice P. Gast	☐	☐	☐

1d.	Enrique Hernandez, Jr.	☐	☐	☐

1e.	Marillyn A. Hewson	☐	☐	☐

1f.	Jon M. Huntsman Jr.	☐	☐	☐

1g.	Charles W. Moorman	☐	☐	☐

1h.	Dambisa F. Moyo	☐	☐	☐

1i.	Debra Reed-Klages	☐	☐	☐

1j.	Ronald D. Sugar	☐	☐	☐

1k.	D. James Umpleby III	☐	☐	☐

1l.	Michael K. Wirth	☐	☐	☐

Your Board recommends you vote FOR Board proposals 2 through 4:		For	Against	Abstain

2.	Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm	☐	☐	☐

3.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

4.	Approve the 2022 Long-Term Incentive Plan of Chevron Corporation	☐	☐	☐

Your Board recommends you vote AGAINST items 5, 6, and 8-10 and FOR item 7:		For	Against	Abstain
5.	Adopt Medium- and Long-Term GHG Reduction Targets	☐	☐	☐

6.	Report on Impacts of Net Zero 2050 Scenario	☐	☐	☐

7.	Report on Reliability of Methane Emission Disclosures	☐	☐	☐

8.	Report on Business with Conflict-Complicit Governments	☐	☐	☐

9.	Report on Racial Equity Audit	☐	☐	☐

10.	Special Meetings	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Dear Stockholder:

The lower portion of this form is your proxy card for voting at Chevron Corporation’s 2022 Annual Meeting of Stockholders. It is important that you vote. You may vote by telephone, Internet, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You must sign, date, and return the proxy card for your vote to be counted.

Important Notice Regarding Admission to the 2022 Annual Meeting

Virtual Annual Meeting

We are pleased to announce that the Company will conduct its 2022 Annual Meeting of Stockholders (“Annual Meeting”) on the below date and time solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the Internet. In addition, this meeting format should eliminate public health concerns around the COVID-19 pandemic and the significant costs associated with holding an in-person meeting. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

We encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 28, 2022, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the record date during the meeting, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2022, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. PDT on May 25, 2022. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

We welcome questions from stockholders

Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2022. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/stockholder-services.

Technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com or by telephone by calling 1-877-259-1501. In the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the Chair will convene the Annual Meeting at 8:30 a.m. PDT on the date specified above at the Company’s headquarters in San Ramon, California, solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investor relations page of the Company’s website at www.chevron.com/investors/stockholder-services.

Sincerely,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

Annual Meeting of Stockholders

• Meeting Date:	Wednesday, May 25, 2022

• Meeting Time:	8:00 a.m. PDT (open for access beginning at 7:45 a.m.)

• Meeting Location:	Online by live audio webcast (www.virtualshareholdermeeting.com/CVX2022)

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 25, 2022:

The Notice of the 2022 Annual Meeting, 2022 Proxy Statement, and 2021 Annual Report are available at www.proxyvote.com.

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D74800-P68458-Z81983

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION

The undersigned stockholder of Chevron Corporation hereby appoints Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on Monday, March 28, 2022, at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 25, 2022, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.

If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 p.m. EDT, Sunday, May 22, 2022, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting.

Your telephone or Internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.